As filed with the Securities and Exchange Commission on February __, 2023

Registration No. 333-267598

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7900	20-1568059
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

15515 Lemon Fish Drive

Lakewood Ranch, Florida 34202

(847) 924-4332

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank Murtha

Chief Executive Officer

Major League Football, Inc.

15515 Lemon Fish Drive

Lakewood Ranch, Florida 34202

(847) 924-4332

(Name, address and telephone number of agent for service)

With copies to:

Eric Newlan, Esq.

Newlan Law Firm, PLLC

2201 Long Prairie Road, Suite 107-762

Flower Mound, Texas 75022

Phone: (940) 367-6154

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an “emerging growth company”. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act of 1933. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (File No. 333-267598) (the “Registration Statement”) declared effective by the SEC on December 28, 2022, is filed to add 200,000,000 shares to the Registration Statement, which shares are issuable under the Alumni Equity Line (as defined).

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until this registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Registration No. 333-267598

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED FEBRAURY 27, 2023

Major League Football, Inc.

512,703,970 Shares of Common Stock

This Prospectus relates to the offer and sale of up to 512,703,970 shares of common stock (the “Shares”) of Major League Football, Inc., a Delaware corporation, by the selling stockholders listed on page  13 of this Prospectus (the “Selling Stockholders”). See “Selling Stockholders.”

The resale of the 512,703,970 Shares by the Selling Stockholders pursuant to this Prospectus is referred to as the “Offering.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell their Shares from time to time at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the Shares offered by this Prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of the Registration Statement of which this Prospectus forms a part (the “Registration Statement”).

140,726,985 of the Shares are issuable under an equity line (the “JanBella Equity Line”) established by the Common Stock Purchase Agreement (the “JanBella Agreement”) entered into on August 31, 2022, between our company and JanBella Group, LLC (“JanBella”), one of the Selling Stockholders. As of the date of this Prospectus, no Shares have been issued under the JanBella Equity Line. We may draw on the JanBella Equity Line from time to time, as and when we determine appropriate, in accordance with the terms and conditions of the JanBella Agreement. For a more complete discussion of the terms and conditions of the JanBella Equity Line, see “Prospectus Summary—Equity Lines” and “Plan of Distribution—Equity Lines.”

340,726,985 of the Shares are issuable under an equity line (the “Alumni Equity Line”) established by the Common Stock Purchase Agreement (the “Alumni Agreement”) entered into on September 1, 2022, between our company and Alumni Capital LP (“Alumni”), one of the Selling Stockholders. As of the date of this Prospectus, we have sold a total of 125,000,000 Shares to Alumni under the Alumni Equity Line, for a total of $61,875 in cash proceeds. 215,726,985 Shares remain issuable under the Alumni Equity Line. We may draw on the Alumni Equity Line from time to time, as and when we determine appropriate, in accordance with the terms and conditions of the Alumni Agreement. For a more complete discussion of the terms and conditions of the Alumni Equity Line, see “Prospectus Summary—Equity Lines” and “Plan of Distribution—Equity Lines.”

31,250,000 of the Shares are owned by Alumni and were issued to Alumni as a commitment fee under the Alumni Agreement. These shares will be offered by Alumni at a price of $0.001 per share until our common stock is listed on a national securities exchange or quoted on the OTCQX or OTCQB, and, thereafter, at prevailing market prices or privately negotiated prices.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

The Selling Stockholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholders may sell the Shares described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholders may sell the Shares being offered pursuant to this Prospectus.

We will pay the expenses incurred in registering the Shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTC Market Group, Inc.’s OTC PINK tier under the symbol “MLFB.” On  February 24, 2023, the last reported sale price of our Common Stock was $0.0006.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _________, 2023

You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information that is different from that contained in this Prospectus. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate only as of the date on the front cover regardless of the time of delivery of this Prospectus or of any sale of our securities.

________________________________________________

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PROSPECTUS SUMMARY

This summary highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus and the information incorporated by reference into this prospectus, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

In this Prospectus, unless the context indicates otherwise, the terms “Major League Football,” “MLFB,” “Company,” “we,” “us,” “our,” and “ours” refer and relate to Major League Football, Inc., a Delaware corporation.

Our Company

Our company was incorporated on August 16, 2004, in the State of Delaware as Universal Capital Management, Inc. On July 14, 2014, our company entered into and closed a definitive Asset Purchase Agreement with Major League Football, LLC, a company formed in 2009, to establish, develop and operate a professional spring/summer football league to be known as “Major League Football” (“MLFB”). Pursuant to the terms of the Asset Purchase Agreement, we issued Major League Football, LLC 8,000,000 shares of our common stock in exchange for assets of Major League Football, LLC, primarily comprised of business plans and related proprietary documents, trademarks and other related intellectual property related to the development of the league. Also, our Board of Directors was expanded, a new management team was appointed, and several league consultants were retained by us.

Effective November 24, 2014, we changed our corporate name to Major League Football, Inc.

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Risk Factors

There are numerous risks and uncertainties associated with an investment in our Common Stock, including those presented under “Risk Factors” herein. These risks and uncertainties include, but are not limited to, the following:

•	our history of losses;
•	we have not yet commenced football operations;
•	we face significant competition within the professional sports league market, the NFL, Canadian Football League and NCAA football teams.
•	we are highly dependent upon our current management team;
•	we may seek capital that would result in shareholder dilution or that would result in our issuing securities having rights senior to those of our Common Stock; and
•	our Common Stock is a “penny stock,” which may impair trading liquidity.

In addition, the report of our independent registered public accounting firm for the years ended April 30, 2022 and 2021, contains a statement with respect to substantial doubt as to our ability to continue as a going concern as a result of our accumulated deficit, net losses, and negative cash flows from operations.

Equity Lines

JanBella Group, LLC. On August 31, 2022, we entered into a Common Stock Purchase Agreement (the JanBella Agreement), with JanBella Group, LLC (JanBella), pursuant to which, and upon the terms and subject to the conditions thereof, JanBella is committed to purchase, on an unconditional basis, up to $2,500,000 of our common stock (the “JanBella Purchase Shares”) over the course of its term. The term of the JanBella Agreement will end on the earlier of (a) the date on which JanBella has purchased all of the Shares pursuant to the JanBella Agreement, (b) June 30, 2023, (c) written notice of termination by us, (d) the date the Registration Statement is no longer effective, or (e) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of creditors.

From time to time over the term of the JanBella Agreement, commencing on the date the Registration Statement registering the Shares becomes effective, we may, in our sole discretion, provide JanBella with a purchase notice (each a “JanBella Purchase Notice”) to purchase a specified number of JanBella Purchase Shares (each a “JanBella Purchase Amount Requested”) subject to the limitations discussed below and contained in the JanBella Agreement. Upon delivery of a JanBella Purchase Notice, we must deliver the JanBella Purchase Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to JanBella within one trading day.

As of the date of this Prospectus, no Shares have been issued under the JanBella Equity Line.

The actual amount of proceeds we receive pursuant to each JanBella Purchase Notice (each, the “JanBella Purchase Amount”) is determined by multiplying the JanBella Purchase Amount Requested by the applicable purchase price. The JanBella Purchase Price for each of the JanBella Put Shares equals 75% of the lowest traded price of our common stock during the JanBella Valuation Period. The JanBella Valuation Period is the ten (10) consecutive business days immediately preceding, but not including, the date an JanBella Purchase Notice is delivered, subject to a floor of $0.001, per share (subject to adjustments for stock splits, dividends, and similar occurrences), below which we shall not deliver an JanBella Purchase Notice. JanBella will deliver the JanBella Purchase Amount to us on the JanBella Settlement Date. The JanBella Settlement Date is the date on which the JanBella Purchase Shares are confirmed as being received by JanBella’s broker, against the payment of the JanBella Purchase Price by JanBella, which date will be five (5) business days following the JanBella Valuation Period.

The JanBella Purchase Amount requested pursuant to any JanBella Purchase Notice must have an aggregate value of at least $25,000 and cannot exceed the greater of (1) $250,000 or (2) 110% of the average daily volume traded for our common stock during the relevant JanBella Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences).

In order to deliver a JanBella Purchase Notice, certain conditions set forth in the JanBella Agreement must be met. In addition, we are prohibited from delivering a JanBella Purchase Notice if the sale of JanBella Purchase Shares pursuant to such JanBella Purchase Notice would cause us to issue and sell to JanBella, or JanBella to acquire or purchase, a number of shares of our common stock that would result in JanBella beneficially owning more than 9.99% of the issued and outstanding shares of our common stock.

By the terms of the JanBella Agreement, we agreed to file a registration statement to register the resale of the JanBella Purchase Shares. We agreed to (A) file the Registration Statement, (B) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (C) use our reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the Shares have been sold thereunder or pursuant to Rule 144.

Alumni Capital LP. On September 1, 2022, we entered into a Common Stock Purchase Agreement (the Alumni Agreement), with Alumni Capital LP (Alumni), pursuant to which, and upon the terms and subject to the conditions thereof, Alumni is committed to purchase, on an unconditional basis, up to $2,500,000 of our common stock (the “Alumni Purchase Shares”) over the course of its term. The term of the Alumni Agreement will end on the earlier of (a) the date on which Alumni has purchased all of the Shares pursuant to the Alumni Agreement, (b) June 30, 2023, (c) written notice of termination by us, (d) the date the Registration Statement is no longer effective, or (e) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of creditors.

From time to time over the term of the Alumni Agreement, commencing on the date the Registration Statement registering the Shares becomes effective, we may, in our sole discretion, provide Alumni with a purchase notice (each an “Alumni Purchase Notice”) to purchase a specified number of Alumni Purchase Shares (each an “Alumni Purchase Amount Requested”) subject to the limitations discussed below and contained in the Alumni Agreement. Upon delivery of a Alumni Purchase Notice, we must deliver the Alumni Purchase Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Alumni within one trading day.

As of the date of this Prospectus, we have sold a total of 125,000,000 Shares to Alumni under the Alumni Equity Line, for a total of $61,875 in cash proceeds. 215,726,985 Shares remain issuable under the Alumni Equity Line.

The actual amount of proceeds we receive pursuant to each Alumni Purchase Notice (each, the “Alumni Purchase Amount”) is determined by multiplying the Alumni Purchase Amount Requested by the applicable purchase price. The Alumni Purchase Price for each of the Alumni Put Shares equals 75% of the lowest traded price of our common stock during the Alumni Valuation Period. The Alumni Valuation Period is the ten (10) consecutive business days immediately preceding, but not including, the date an Alumni Purchase Notice is delivered, subject to a floor of $0.001, per share (subject to adjustments for stock splits, dividends, and similar occurrences), below which we shall not deliver an Alumni Purchase Notice. Alumni will deliver the Alumni Purchase Amount to us on the Alumni Settlement Date. The Alumni Settlement Date is the date on which the Alumni Purchase Shares are confirmed as being received by Alumni’s broker, against the payment of the Alumni Purchase Price by Alumni, which date will be five (5) business days following the Alumni Valuation Period.

The Alumni Purchase Amount requested pursuant to any Alumni Purchase Notice must have an aggregate value of at least $25,000 and cannot exceed the greater of (1) $250,000 or (2) 110% of the average daily volume traded for our common stock during the relevant Alumni Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences).

In order to deliver an Alunmi Purchase Notice, certain conditions set forth in the Alumni Agreement must be met. In addition, we are prohibited from delivering an Alumni Purchase Notice if the sale of Alumni Purchase Shares pursuant to such Alunmi Purchase Notice would cause us to issue and sell to Alumni, or Alumni to acquire or purchase, a number of shares of our common stock that would result in Alumni beneficially owning more than 9.99% of the issued and outstanding shares of our common stock.

By the terms of the Alumni Agreement, we agreed to file a registration statement to register the resale of the Alumni Purchase Shares. We agreed to (A) file the Registration Statement, (B) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (C) use our reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the Shares have been sold thereunder or pursuant to Rule 144.

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Use of Proceeds

We intend to use the proceeds, if any, from the JanBella Equity Line and the Alumni Equity Line for marketing and advertising, repayment of indebtedness, equipment purchases, stadium deposits, payroll, general corporate purposes and working capital requirements. (See “Use of Proceeds”).

In the future, we intend to raise additional capital through equity and debt financings as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

Corporate Information

Our principal executive offices are located at 15515 Lemon Fish Drive, Lakewood Ranch, Florida 34202; our telephone number is (847) 924-4332; our corporate website is located at www.mlfb.com. No information found on, or connected to, our company’s website is incorporated by reference into, any you must not consider the information to a part of, this Prospectus.

The Offering

Securities Offered by the Selling Shareholders

512,703,970 shares of common stock (the Shares), 140,726,985 of which are issuable pursuant to the JanBella Agreement, 340,726,985 of which are issuable pursuant to the Alumni Agreement and 31,250,000 of which are owned by Alumni. As of the date of this Prospectus, we have sold a total of 125,000,000 Shares to Alumni under the Alumni Equity Line, for a total of $61,875 in cash proceeds. 215,726,985 Shares remain issuable under the Alumni Equity Line. The 31,250,000 shares owned by Alumni will be offered by Alumni at a price of $0.001 per share until our common stock is listed on a national securities exchange or quoted on the OTCQX or OTCQB, and, thereafter, at prevailing market prices or privately negotiated prices. (See “Selling Stockholders”).

Common Stock Outstanding Before Offering	1,446,783,678 shares of common stock.
Common Stock Outstanding After Offering

1,803,237,648 shares of common stock, assuming all 140,726,985 Shares are sold to JanBella under the JanBella Equity Line and all 215,726,985 of the remaining unsold Shares are sold to Alumni under the Alumni Equity Line.

Use of Proceeds

We will not receive any of the proceeds from the sale of the Common Stock registered hereunder. We will, however, receive proceeds from our sales of Common Stock to JanBella and Alumni under their respective Equity Lines. We intend to use such proceeds, if any, for marketing and advertising, repayment of indebtedness, equipment purchases, stadium deposits, payroll, general corporate purposes and working capital requirements.

Risk Factors

An investment in our Common Stock involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholders of a significant amount of shares being registered in the Registration Statement of which this Prospectus forms a part at any given time could cause the market price of our Common Stock to decline and to be highly volatile and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this Prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 6.

Trading Symbol	MLFB

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before you invest in our securities, you should give careful consideration to the following risk factors, in addition to the other information included in this prospectus, including our financial statements and related notes, before deciding whether to invest in our securities. The occurrence of any of the adverse developments described in the following risk factors could materially and adversely harm our business, financial condition, results of operations or prospects. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

The report of our independent auditors on our financial statements for the year ended April 30, 2022, indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business. In its opinion on our financial statements for the year ended April 30, 2022, our independent auditors raised substantial doubt about our ability to continue as a going concern. We cannot assure you that this will not impair our ability to raise capital on attractive terms. Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The obtainment of additional financing, the successful development of our contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about our ability to continue as a going concern.

We have incurred significant losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. To date, we have generated only minimal revenues from our operations, and we have incurred significant losses in prior periods. For the six months ended October 31, 2022, we incurred a net loss available to common stockholders of $7,555,467 and, as of such date, we had an accumulated deficit of $38,217,948. For the years ended April 30, 2022 and 2021, we incurred a net loss of $1,669,699 and $185,381, respectively, and, as of such dates, we had an accumulated deficit of $30,662,481 and $28,992,782, respectively.

Additionally, we had net cash used in operating activities of $1,996,576 for the six months ended October 31, 2022. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

At October 31, 2022, and as of the date of this Prospectus, we do not have sufficient cash resources or current assets to pay our obligations. This circumstance represents a significant risk to our business and shareholders and results in: (1) making it more difficult for us to satisfy our obligations; (2) impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and (3) making us more vulnerable to a downturn in our business and limits our flexibility to plan for, or react to, changes in our business.

The time required for us to become profitable under our MLFB business structure is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We intend to seek interim short-term financing to continue our current level of operations, as we seek additional capital with which to conduct our inaugural season in 2023. There is, of course, no assurance that we will be able to obtain such level of funding. Our working capital needs will be met largely from the sale of debt and public equity securities, including in this offering, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements. The accompanying financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should our company be unable to continue as a going concern.

We were forced recently to cancel our scheduled inaugural season, due to a lack of operating capital. In July 2022, we opened our first training camp in preparation for our scheduled inaugural season. However, during training camp, we were forced to suspend all football operations, due to a lack of operating capital with which to pay certain operating expenses associated with the training camp. Subsequently, we cancelled the planned 2022 season and are now focused on obtaining sufficient capital with which to conduct our inaugural season in 2023. There is no assurance that we will be able to obtain sufficient capital. Without such capital, we will not be able to derive revenues or earn a profit from our operations.

We will require additional capital to fund our operations and if we do not obtain additional capital, we may be required to substantially limit our operations and/or to delay launching MLFB. Our business does not presently generate the cash needed to finance our current and anticipated operations and we need to obtain additional financing to finance our operations, until such time that we are able to conduct profitable revenue-generating activities.

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Anticipated, but as yet unproven, revenue from sponsorships, television, licensing, special events and market reservations are expected to provide sufficient working capital for on-going operations. Our capital requirement in connection with our growth plans requires substantial working capital to fund our business.

We require short-term financing, as well as financing over the next 12 months, to satisfy our anticipated capital needs. However, the impact of the COVID-19 pandemic has had, and may continue to have, material and adverse effects on our ability to successfully obtain the required capital.

Our management has been engaged with several high net-worth individuals and funds who have expressed an interest in being part of MFLB as investors. However, to date, the funds available to us have not been adequate to permit us to launch our MFLB league game operations.

Through the date of this Prospectus, smaller investments have been obtained to meet certain ongoing expenses. We cannot assure you that adequate financing will be available on acceptable terms, if at all. Our failure to raise additional financing, including through this offering, in a timely manner would adversely affect our ability to pursue our business plan and could cause us to delay launching our league and our proposed business plan.

Our quarter-to-quarter performance may vary substantially, and this variance, as well as general market conditions, may cause our stock price to fluctuate greatly and even potentially expose us to litigation. We have been unable to generate revenues under our MLFB business plan and we cannot accurately estimate future revenue and operating expenses based on historical performance. Our quarterly operating results may vary significantly based on many factors, including:

•	Fluctuating demand for our potential products;
•	Announcements or implementation by our competitors of new products;
•	Amount and timing of our costs related to our marketing efforts or other initiatives;
•	Timing and amounts relating to the expansion of our operations;
•	Our ability to enter into, renegotiate or renew key agreements;
•	Timing and amounts relating to the expansion of our operations; or
•	Economic conditions specific to our industry, as well as general economic conditions.

Our current and future expense estimates are based, in large part, on estimates of future revenue, which is difficult to predict. We expect to make significant operating and capital expenditures in connection with the development of our plan of business. We may be unable to, or may elect not to, adjust spending quickly enough to offset any unexpected revenue shortfall. If our increased expenses were not accompanied by increased revenue in the same quarter, our quarterly operating results would be harmed.

If we fail to effectively manage our growth, and effectively develop MLFB, our business will be harmed. Failure to manage growth of operations could harm our business. To date, a significant amount of activities and resources have been directed at developing our business plan and potential related products. The building of MLFB requires effective planning and management. In order to effectively manage growth, we must:

•	Continue to develop an effective planning and management process to implement our business strategy
•	Hire, train and integrate new personnel in all areas of our business, and
•	Increase capital investments

We cannot assure you that we will be able to accomplish these tasks or effectively manage our growth.

We are dependent upon our key executives for future success. Our future success to a significant extent depends on the continued services of Frank Murtha, our Contract President and Chief Executive Officer and John JJ Coyne, our Contract Executive Vice President. Additionally, we have been relying on the volunteer efforts of several professionals who strongly believe in the business plan and wish for it to succeed. The departure of Frank Murtha, John JJ Coyne, or the loss of any of its professional volunteers could materially adversely affect our ability to implement our business strategy. Currently, we do not maintain for our benefit, any key-man life insurance on our key executives. Upon sufficient funding, we have had discussions with several highly qualified and experienced football individuals to join our company. Additionally, we have been contacted by several highly qualified individuals formerly employed by either the NFL, AAF or the XFL, seeking a position with MLFB.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

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Our business plan is not based on independent market studies. We have not commissioned any independent market studies concerning our plans for the MLFB business. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in our business operations.

Our plan to develop relationships with strategic partners may not be successful. Part of our business strategy is to maintain and develop strategic relationships with various third parties, such as broadcast networks and sports arenas. For these efforts to be successful, we must enter into agreements with these third parties on terms that are attractive to us and coordinate their resources and capabilities with our own. We may be unsuccessful in entering into agreements with acceptable partners or negotiating favorable terms. Also, we may be unsuccessful in integrating the resources or capabilities of these partners. If we are unsuccessful in these efforts, our ability to develop and market our league could be severely limited.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We are subject to the risks frequently experienced by smaller reporting companies. The likelihood of our success must be considered in light of the risks frequently encountered by smaller reporting companies. These risks include our potential inability to:

•	Establish MLFB as a viable sports league
•	Establish product sales, marketing capabilities and establish and maintain markets for our league
•	Identify, attract, retain, and motivate qualified personnel
•	Maintain our reputation and build trust with fans
•	Attract sufficient capital resources to develop its business.

Our company has a limited operating history under its Major League Football business structure. Our company’s principal business operations are comprised of our planned Major League Football operations. We are subject to risks and difficulties frequently encountered by early-stage companies, such as our company. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business, along with developing new products and services. We may not be successful in addressing some or all of those risks, in which case there could be a material negative effect on our business and the value of our common stock that could also cause our company to reduce, curtail or cease operations. Our company may never become profitable if revenue is lower and operating expenses are higher than anticipated.

Our limited operating history makes it difficult for you to evaluate our prospects and future performance. Our business operations have only a limited history upon which an evaluation of our prospects and future performance can be made. Our company’s operations are subject to all business risks associated with development stage enterprises. The likelihood of our company’s success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment and expansion of a business, operation in a competitive industry and the continued development of advertising, promotions and fan base. We believe it is likely that we will continue to sustain losses throughout the next twelve months. We cannot assure you that we will ever operate profitably.

Our limited operating history makes it difficult for us to estimate correctly our future operating expenses and anticipated revenue sources, which could lead to cash shortfalls. We have a limited operating history, and as a result our historical financial and other operating data may be of limited value in estimating future operating revenue, revenue sources and expenses. Our budgeted expense levels are based in part on our expectations concerning future revenue and future revenue sources. The amount and sources of these revenues will depend on the success of the league, its teams, our marketing efforts, our ability to secure new sponsorships, our perception by fans, the general public, and other factors that are difficult to forecast accurately.

We encounter substantial competition from various sources. We face significant competition within the professional sports league market. In order to attract fans and market league-related merchandise and other products and services offered by our company and the league, we must successfully compete with the 32 NFL, 8 USFL, 9 Canadian Football League, 627 NCAA, 91 NAIA, 142 JUCO’s, 27 Canadian Universities and thousands of high school and collegiate institution teams. The USFL completed its inaugural season in July 2022. The AAF has ceased operations and the XFL  has begun its  2023 relaunch  season , after being purchased out of bankruptcy for $15 million in August 2020. We believe that these leagues proved the concept of fan interest for Spring football. While the USFL has Fox Sports as its business partner, we believe that the lack of financial success for the AAF and the XFL was in their financial model. Finally, we must compete with other sporting and non-sporting sources of entertainment. Given the established nature of many of those competitors, there can be no guarantee that we will attract enough revenue from fans and other sources to be profitable.

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Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions. We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent directors. Thus, there is a potential conflict in that the board members are also engaged in management and participate in decisions concerning management compensation and audit issues that may affect management performance.

Our Certificate of Incorporation and Bylaws and certain provisions of Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest. Our Certificate of Incorporation and Bylaws and certain provisions of Delaware State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company, even when these attempts may be in the best interests of our stockholders. For example, we are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years, did own, fifteen percent (15%) or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Limitations of director liability and indemnification of directors, officers and employees. Our Certificate of Incorporation limit the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our corporate bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks Related to a Purchase of Our Common Stock

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

We have approximately $1,800,000 in currently convertible debt instruments, the existence and/or conversion of which could cause a reduction in the market price for our common stock. As of the date of this Prospectus, we have approximately $1,800,000 in currently convertible debt instruments, the conversion terms of which require share issuances at below-market prices. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The exercise of options and warrants and other issuances of common stock or securities convertible into common stock will dilute your interest. From time to time, our company has granted options and stock awards to our employees, in accordance with our company’s 2014 Employee Stock Plan. Additionally, we have granted shares or warrants to our consultants and other service providers. If we issue options or warrants in the future that are exercised, shareholders may experience further dilution. Holders of shares of our common stock have no pre-emptive rights that entitle them to purchase their pro rata share of any offering, including this offering, of shares of any class or series. The exercise of options and warrants at prices below market of our common stock could adversely affect the price of shares of our common stock.

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Our failure to reserve sufficient shares of common stock could be considered an event of default. We have existing convertible promissory notes with a covenant to reserve sufficient shares of common stock with our transfer agent for the potential conversion of these securities. As of the date of this Prospectus, the calculated shares issuable under the assumed conversion of the promissory notes is greater than the amount of shares that we have reserved with respect to such convertible promissory notes. As a result, the holders of such convertible promissory notes could declare an event of default and the principal and accrued interest would become immediately due and payable. Additionally, the holders of such convertible promissory notes have additional remedies, including penalties against our company.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders. In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Because our common stock is considered a “penny stock,” any investment in our common stock is considered to be a high-risk investment and is subject to restrictions on marketability. Our common stock is considered a “penny stock” because it is quoted on the OTC PINK and it trades for less than $5.00 per share. The OTC PINK is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange. The SEC has rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock. Since our common stock is subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future. We can provide no assurance that our common stock will be quoted or listed on any trading platform of higher quality than the OTC PINK, including the OTCQB, NASDAQ or any exchange, even if eligible, in the future.

It is possible that our common stock will continue to experience volatility in its trading volume and its market price. Our common stock is quoted in the over-the-counter market under the symbol “MLFB” on the OTC PINK marketplace. For over the past five years, our common stock has experienced both volume and price volatility. The market for low-priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon.

The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new products by us or our competitors;

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•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	third-party announcements of claims or proceedings against us or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

Our future results may vary significantly which may adversely affect the price of our common stock. It is possible that our quarterly revenues, if any, and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues, if any, and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of our company;
•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of our company are being made only in accordance with authorizations of management and/or directors of our company; and
•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

The costs of being a public company could result in us being unable to continue as a going concern. As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be approximately $75,000 per year and may be higher if our business volume or business activity increases significantly.

If our revenues are insufficient or non-existent and/or we cannot satisfy many of these costs through the issuance of equity or debt securities, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our current shareholders, including our management, hold shares of our restricted common stock, but will be able to sell their shares in the market. In general, our officers and directors and 10% shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

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As of the date of this Prospectus, there is a total of 553,216,322 shares of our common stock reserved for issuance upon the exercise of outstanding convertible instruments. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Risks Relating to This Offering

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock. The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus. If you purchase shares of our common stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, our common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for our common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his, her or its investment.

USE OF PROCEEDS

This Prospectus relates to up to the 512,703,970 Shares that may be offered and sold from time to time by the Selling Stockholders. We will receive no proceeds from the sale of the Shares by the Selling Stockholders in this offering. The proceeds from the sales will belong to the Selling Stockholders. However, we will receive proceeds from the sale of the JanBella Purchase Shares to JanBella pursuant to the JanBella Agreement and from the sale of the Alumni Purchase Shares to Alumni pursuant to the Alumni Agreement.

As of the date of this Prospectus, we have sold a total of 125,000,000 Shares to Alumni under the Alumni Equity Line, for a total of $61,875 in cash proceeds. Such proceeds were used to pay ongoing operating expenses of our company. 215,726,985 Shares remain issuable under the Alumni Equity Line.

We intend to use future proceeds, if any, for marketing and advertising, repayment of indebtedness, equipment purchases, stadium deposits, payroll, general corporate purposes and working capital requirements. There can be no assurance that we will sell any of the JanBella Purchase Shares or the Alumni Purchase Shares.

We cannot provide any assurance that we will be able to sell any of the Purchase Shares, such that the proceeds received would be a source of financing for us.

We intend to raise additional capital through equity and debt financing, as needed, though there cannot be any assurance that such funds will be available to us on acceptable terms, on an acceptable schedule, or at all.

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DETERMINATION OF THE OFFERING PRICE

The Selling Stockholders will offer the Shares at the prevailing market prices or privately negotiated prices. The offering price of the Shares does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our common stock may not trade at the market prices in excess of the offering prices for the Shares in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC PINK tier of the OTC Markets under the symbol “MLFB.” Trading in OTC PINK stocks can be volatile, sporadic and risky, as thinly traded stocks tend to move more rapidly in price than more liquid securities. Such trading may also depress the market price of our common stock and make it difficult for our stockholders to resell their common stock.

The following table reflects the high and low closing price for our common stock for the periods indicated. The information was obtained from the OTC Markets Group, Inc. and reflects inter-dealer prices, without retail mark-up, markdown or commission, and may not necessarily represent actual transactions.

Year Ending April 30, 2023	High	Low
July 31, 2022	$0.03	$0.00
October 31, 2022	$0.00	$0.00
January 31, 2023	$0.001304	$0.000798
Year Ended April 30, 2022
July 31, 2021	$0.02	$0.00
October 31, 2021	$0.01	$0.00
January 31, 2022	$0.03	$0.01
April 30, 2022	$0.03	$0.02
Year Ended April 30, 2021
July 31, 2020	$0.02	$0.00
October 31, 2020	$0.01	$0.00
January 31, 2021	$0.03	$0.00
April 30, 2021	$0.07	$0.02

On February 24, 2023, the closing price of our Common Stock was $0.0006.

Shareholders of Record

As of February 24, 2023, we had 1,446,783,678 outstanding shares of common stock and there were approximately 589 record holders of our common stock. The number of record holders does not include persons who hold our common stock in nominee or “street name” accounts through brokers.

Dividends

We have never declared or paid a cash dividend. At this time, we do not anticipate paying dividends in the future. We are under no legal or contractual obligation to declare or to pay dividends, and the timing and amount of any future cash dividends and distributions is at the discretion of our Board of Directors and will depend, among other things, on our future after-tax earnings, operations, capital requirements, borrowing capacity, financial condition and general business conditions. We plan to retain any earnings for use in the operation of our business and to fund future growth. You should not purchase our common stock on the expectation of future dividends.

SELLING STOCKHOLDERS

JanBella Group, LLC

On August 31, 2022, we entered into a Common Stock Purchase Agreement (the JanBella Agreement), with JanBella Group, LLC (JanBella), pursuant to which, and upon the terms and subject to the conditions thereof, JanBella is committed to purchase, on an unconditional basis, up to $2,500,000 of our common stock (the “JanBella Purchase Shares”) over the course of its term. The term of the JanBella Agreement will end on the earlier of (a) the date on which JanBella has purchased all of the Shares pursuant to the JanBella Agreement, (b) June 30, 2023, (c) written notice of termination by us, (d) the date the Registration Statement is no longer effective, or (e) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of creditors.

From time to time over the term of the JanBella Agreement, commencing on the date the Registration Statement registering the Shares becomes effective, we may, in our sole discretion, provide JanBella with a purchase notice (each a “JanBella Purchase Notice”) to purchase a specified number of JanBella Purchase Shares (each a “JanBella Purchase Amount Requested”) subject to the limitations discussed below and contained in the JanBella Agreement. Upon delivery of a JanBella Purchase Notice, we must deliver the JanBella Purchase Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to JanBella within one trading day.

As of the date of this Prospectus, no Shares have been issued under the JanBella Equity Line.

The actual amount of proceeds we receive pursuant to each JanBella Purchase Notice (each, the “JanBella Purchase Amount”) is determined by multiplying the JanBella Purchase Amount Requested by the applicable purchase price. The JanBella Purchase Price for each of the JanBella Put Shares equals 75% of the lowest traded price of our common stock during the JanBella Valuation Period. The JanBella Valuation Period is the ten (10) consecutive business days immediately preceding, but not including, the date a JanBella Purchase Notice is delivered, subject to a floor of $0.001, per share (subject to adjustments for stock splits, dividends, and similar occurrences), below which we shall not deliver a JanBella Purchase Notice. JanBella will deliver the JanBella Purchase Amount to us on the JanBella Settlement Date. The JanBella Settlement Date is the date on which the JanBella Purchase Shares are confirmed as being received by JanBella’s broker, against the payment of the JanBella Purchase Price by JanBella, which date will be five (5) business days following the JanBella Valuation Period.

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The JanBella Purchase Amount requested pursuant to any JanBella Purchase Notice must have an aggregate value of at least $25,000 and cannot exceed the greater of (1) $250,000 or (2) 110% of the average daily volume traded for our common stock during the relevant JanBella Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences).

In order to deliver a JanBella Purchase Notice, certain conditions set forth in the JanBella Agreement must be met. In addition, we are prohibited from delivering a JanBella Purchase Notice if the sale of JanBella Purchase Shares pursuant to such JanBella Purchase Notice would cause us to issue and sell to JanBella, or JanBella to acquire or purchase, a number of shares of our common stock that would result in JanBella beneficially owning more than 9.99% of the issued and outstanding shares of our common stock.

By the terms of the JanBella Agreement, we agreed to file a registration statement to register the resale of the JanBella Purchase Shares. We agreed to (A) file the Registration Statement, (B) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (C) use our reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the Shares have been sold thereunder or pursuant to Rule 144.

                In addition to the JanBella Agreement, we have issued restricted securities to, will be required to issue restricted securities to and have entered into agreements with, JanBella, as follows:

-	7,812,500 shares of our common stock have been issued to JanBella under the JanBella Agreement as a commitment fee.

-

23,437,500 shares of our common stock  have been  issued to JanBella under the JanBella Agreement as a further commitment fee upon the filing of the Registration Statement of which the Prospectus forms a part.

-

Warrant (the “JanBella Warrant”) dated August 31, 2022, has been issued to JanBella, pursuant to which JanBella has the right to purchase 83,333,333 shares of our common stock at an initial exercise price of $.003 per share. The JanBella Warrant may be exercised on a cashless basis, in certain circumstances.

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Promissory Note (the “JanBella Note”) dated July 13, 2022, as amended September 7, 2022, in the principal amount of $100,000, with a one-time interest charge of 10%. The JanBella Note was funded on July 13, 2022, and is due January 13, 2023. We have the right to repay the JanBella Note prior to the 45th day following July 13, 2022, at a premium of 125% of the face amount. After the 45th day following July 13, 2022, we have no right of repayment. The JanBella Note is convertible into shares of our common stock at a conversion price equal to 50% of the market price of the our common stock on the date of conversion, any time after the date that is 45 days after July 13, 2022; provided, however, that JanBella may not convert the JanBella Note to the extent that such conversion would result in the investor’s beneficial ownership of our common stock being in excess of 4.99% of our then-issued and outstanding common stock. In addition, pursuant to the JanBella Note, we are required to apply 50% of all proceeds derived from any equity line of credit or similar equity purchase facility towards repayment of the JanBella Note until paid. Further, until the JanBella Note shall have been repaid, we are required to effect a reverse stock split ratio of at least 10:1, if the trading price of our common stock is below $0.001 per share for more than 10 trading days.

Alumni Capital LP

On September 1, 2022, we entered into a Common Stock Purchase Agreement (the Alumni Agreement), with Alumni Capital LP (Alumni), pursuant to which, and upon the terms and subject to the conditions thereof, Alumni is committed to purchase, on an unconditional basis, up to $2,500,000 of our common stock (the “Alumni Purchase Shares”) over the course of its term. The term of the Alumni Agreement will end on the earlier of (a) the date on which Alumni has purchased all of the Shares pursuant to the Alumni Agreement, (b) June 30, 2023, (c) written notice of termination by us, (d) the date the Registration Statement is no longer effective, or (e) the date that, pursuant to or within the meaning of any Bankruptcy Law, we commence a voluntary case or any person commences a proceeding against us, a custodian is appointed for us or for all or substantially all of our property or we make a general assignment for the benefit of creditors.

From time to time over the term of the Alumni Agreement, commencing on the date the Registration Statement registering the Shares becomes effective, we may, in our sole discretion, provide Alumni with a purchase notice (each an “Alumni Purchase Notice”) to purchase a specified number of Alumni Purchase Shares (each an “Alumni Purchase Amount Requested”) subject to the limitations discussed below and contained in the Alumni Agreement. Upon delivery of a Alumni Purchase Notice, we must deliver the Alumni Purchase Amount Requested as Deposit Withdrawal at Custodian (DWAC) shares to Alumni within one trading day.

As of the date of this Prospectus, we have sold a total of 125,000,000 Shares to Alumni under the Alumni Equity Line, for a total of $61,875 in cash proceeds. 215,726,985 Shares remain issuable under the Alumni Equity Line.

The actual amount of proceeds we receive pursuant to each Alumni Purchase Notice (each, the “Alumni Purchase Amount”) is determined by multiplying the Alumni Purchase Amount Requested by the applicable purchase price. The Alumni Purchase Price for each of the Alumni Put Shares equals 75% of the lowest traded price of our common stock during the Alumni Valuation Period. The Alumni Valuation Period is the ten (10) consecutive business days immediately preceding, but not including, the date an Alumni Purchase Notice is delivered, subject to a floor of $0.001, per share (subject to adjustments for stock splits, dividends, and similar occurrences), below which we shall not deliver an Alumni Purchase Notice. Alumni will deliver the Alumni Purchase Amount to us on the Alumni Settlement Date. The Alumni Settlement Date is the date on which the Alumni Purchase Shares are confirmed as being received by Alumni’s broker, against the payment of the Alumni Purchase Price by Alumni, which date will be five (5) business days following the Alumni Valuation Period.

The Alumni Purchase Amount requested pursuant to any Alumni Purchase Notice must have an aggregate value of at least $25,000 and cannot exceed the greater of (1) $250,000 or (2) 110% of the average daily volume traded for our common stock during the relevant Alumni Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences).

In order to deliver an Alunmi Purchase Notice, certain conditions set forth in the Alumni Agreement must be met. In addition, we are prohibited from delivering an Alumni Purchase Notice if the sale of Alumni Purchase Shares pursuant to such Alunmi Purchase Notice would cause us to issue and sell to Alumni, or Alumni to acquire or purchase, a number of shares of our common stock that would result in Alumni beneficially owning more than 9.99% of the issued and outstanding shares of our common stock.

By the terms of the Alumni Agreement, we agreed to file a registration statement to register the resale of the Alumni Purchase Shares. We agreed to (A) file the Registration Statement, (B) use reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended, as promptly as possible after the filing thereof, and (C) use our reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until all of the Shares have been sold thereunder or pursuant to Rule 144.

In addition to the Alumni Agreement, we have issued restricted securities to, will be required to issue restricted securities to and have entered into agreements with, Alumni, as follows:

-	7,812,500 shares of our common stock have been issued to Alumni under the Alumni Agreement as a commitment fee.

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23,437,500 shares of our common stock  have been  issued to Alumni under the Alumni Agreement as a further commitment fee upon the filing of the Registration Statement of which the Prospectus forms a part.

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Warrant (the “Alumni Warrant”) dated September 1, 2022, has been issued to Alumni, pursuant to which Alumni has the right to purchase 83,333,333 shares of our common stock at an initial exercise price of $.003 per share. The Alumni Warrant may be exercised on a cashless basis, in certain circumstances.

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Securities Purchase Agreement (the “Alumni SPA”) dated September 1, 2022, pursuant to which we agreed to issue to Alumni a 10% promissory note (the “Alumni Note”), dated September 1, 2022, in the principal amount of $30,000. The Alumni SPA includes customary representations, warranties and covenants by us and customary closing conditions.

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Promissory Note (the Alumni Note) dated September 1, 2022, in the principal amount of $30,000, with interest at 10% per annum. The Alumni Note was funded on September 1, 2022, with our company receiving funding of $25,000, net of OID of $5,000, and is due January 13, 2022. The Alumni Note is convertible into shares of our common stock at a conversion price equal to $.0001 per share, upon the occurrence of an event of default under the Alumni Note; provided, however, that Alumni may not convert the Alumni Note to the extent that such conversion would result in the investor’s beneficial ownership of our common stock being in excess of 9.99% of our then-issued and outstanding common stock.

J.H. Darbie & Co.

J.H. Darbie & Co., a FINRA-registered broker, acted as a finder in connection with the execution and delivery of the JanBella Agreement. We will pay J.H. Darbie & Co. a finder’s fee equal to 6% of the gross proceeds from sales of Purchase Shares under the JanBella Agreement. In addition, we issued J.H. Darbie & Co. 540,000 common stock purchase warrants exercisable at $0.042 per share and 1,008,000 common stock purchase warrants exercisable at $0.03 per share.

Other Information

The issuance and sale of the Shares by us to JanBella under the JanBella Agreement, to Alumni under the Alumni Agreement and pursuant to the common stock purchase warrants to JanBella, Alumni and J.H. Darbie & Co. were made without registration under the Securities Act, or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to three investors, the lack of any general solicitation or advertising in connection with such issuance, the representations of JanBella, Alumni and J.H. Darbie & Co. to us that, among others, each was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that each was purchasing the securities for its own account and without a view to distribute them.

The Selling Stockholders may dispose of the Shares covered by this Prospectus from time to time at such prices as they may choose, except for the 31,250,000 Shares issued to, and held by, Alumni, which will be offered by Alumni at a price of $0.001 per share until our common stock is listed on a national securities exchange or quoted on the OTCQX or OTCQB, and, thereafter, at prevailing market prices or privately negotiated prices. The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by the Selling Stockholders and the percentage owned by the Selling Stockholders. Assuming all of the Shares are sold by the Selling Stockholders, neither of the Selling Stockholders will not own one percent or more or our common stock.

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Selling Stockholder	Beneficial Ownership Before the Offering(1)		Number of Shares Being Offered		Beneficial Ownership After the Offering		Percentage of Ownership After the Offering
JanBella Group, LLC(2)	114,583,333	(3)	140,726,985	(4)	114,583,333	(5)	0%
Alumni Capital LP(6)	114,583,333	(7)	246,976,985	(8)	83,333,333	(9)	0%

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)

William Alessi, the managing member of JanBella Group, LLC, has sole voting and dispositive power over the shares of our common stock held by, or issuable to, JanBella Group, LLC. The principal business address of JanBella Group, LLC is 20311 Chartwell Center Drive, Unit 1469, Cornelius, North Carolina 28031.

(3)

31,250,000 of these shares are owned by this Selling Stockholder; 83,333,333 of these shares have not been issued but underlie currently exercisable common stock purchase warrants held by this Selling Stockholder.

(4)	These shares of our common stock are to be sold by this Selling Stockholder pursuant to the JanBella Agreement.
(5)

Because this Selling Stockholder may offer and sell all or only some portion of the 140,726,985 shares of our common stock being offered by it pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that this Selling Stockholder will hold upon termination of this offering.

(6)

Ashkan Mapar, the Portfolio Manager of Alumni Capital LP, has dispositive power over the shares of our common stock held by, or issuable to, Alumni Capital LP. The principal business address of Alumni Capital LP is 405 Lexington Avenue, 9th Floor, New York New York 10174.

(7)

31,250,000 of these shares are owned by this Selling Stockholder; 83,333,333 of these shares have not been issued but underlie currently exercisable common stock purchase warrants held by this Selling Stockholder.

(8)	215,726,985 of these shares of our common stock are to be sold by this Selling Stockholder pursuant to the Alumni Agreement.
(9)

Because this Selling Stockholder may offer and sell all or only some portion of the 246,976,985 shares of our common stock being offered by it pursuant to this Prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that this Selling Stockholder will hold upon termination of this offering.

None of the Selling Stockholders has had a material relationship with us or any of our affiliates, other than as a stockholder, at any time within the past three years, except that we entered into a finder’s fee agreement with J.H. Darbie & Co., on October 19, 2021. We have issued a total of 1,548,000 common stock purchase warrants pursuant to such agreement, which currently represent 75,672,000 warrants due to anti-dilution provisions contained in the warrant agreements.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on any trading market, stock exchange or other trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

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Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell our common stock short and deliver the Shares to close out its short positions, or loan or pledge the securities to broker-dealers that, in turn, may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this Prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Stockholders inform us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any of the Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. We are requesting that the Selling Stockholders confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale Shares by the Selling Stockholders.

We intend to keep this Prospectus effective until the earlier of (a) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (b) all of the Shares have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Shares by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL PROCEEDINGS

John M. McDonnell, as Chapter 7 Trustee for the Estate of H&J Ventures, LLC v. Major League Football. This is an adversary proceeding arising out of a contract for ticketing services between the Debtor in Bankruptcy, H&J Ventures d/b/a Turnstiles, and Major League Football. A mediation took place on August 24, 2017, whereby a settlement agreement was entered into in which the Company agreed to pay $50,000 in full and final settlement. Jerry Craig, then CEO, authorized the settlement and personally issued a draft to the Trustee in that amount. On September 15, 2017, the Trustee advised that the draft tendered by Mr. Craig was returned due to insufficient funds. Mr. Craig was given an opportunity to substitute a new, valid, draft in settlement of the case but failed to do so. The case remains pending. On December 29. 2017 the Trustee in Bankruptcy filed a second suit against MLFB and Jerry Craig, Case number 17- 1709-MBK. This second suit arose out of the aforementioned bad check issued by Mr. Craig. The suit seeks payment of the outstanding debt represented by the $50,000 settlement, and damages under New Jersey state statute 2A:32-1 pertaining to bad checks. The statute allows for a judgment in the amount of the check, $500 in statutory damages, and attorney’s fees and costs. MLFB filed a timely answer to the second lawsuit; Mr. Craig did not, and the Trustee filed a Motion for Default Judgment and scheduled a hearing to assess damages against Mr. Craig only for May 2, 2018. At that time, the Court dismissed the entirety of the second suit finding that Craig could not be individually liable for the dishonored draft when he signed it in a representative capacity.

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The Court also found that the claims against MLFB for the dishonored draft could be brought in the original suit and as such, there was no need for the second suit. On May 16, 2018, the Court held a scheduling conference. The court extended the time for discovery to August 31, 2018 and granted leave for the Trustee to amend its pleadings to assert claims for the dishonored check. A trial was set for October 3, 2018. On August 13, 2018, the Company and the Trustee executed a Stipulation and Consent Order specifying that the Company would pay the Trustee $50,000 by August 31, 2018. If payment were not made timely by the Company and was not cured within three (3) days of the August 31, 2018, date, a consent judgment in the amount of $70,000 would be entered against the Company. The Company did not make the required payment within the timeframe and as a result, a judgment in the amount of $70,000 was entered against the Company. The Company received notice on December 18, 2019 that the judgement had been purchased by Pier House Capital, LLC, who extended a 10-day offer to compromise and settle the judgment for $25,000. The Company rejected the offer, and the judgment remains unpaid.

Interactive Liquid, LLC v. Major League Football, Inc. This is an action for breach of contract, account payable, and Quantum Meruit arising out of a contract between the Plaintiff and the Company for logo design and website development services. On December 18, 2017, MLFB received a settlement demand for payment of consideration with a total value of $153,016, consisting of stock valued at $26,016 and periodic cash payments to be completed on or before June 1, 2018, totaling $127,000. Further negotiations ensued and ultimately the case was settled on or about March 5, 2018. The settlement called for MLFB to make payment to the Plaintiff in the sum of $10,000 immediately upon receipt of an initial tranche of funding. MLFB was to then make an additional payment of $30,000 on or before June 1, 2018.

MLFB’s failure to make the payments as outlined would result in the entry of a judgment in favor of the plaintiff and against MLFB in the sum of $153,016 (less payment of $10,000 if made before June 1.), said sum representing the full amount of Plaintiff’s claimed damages. The Company failed to make the payment on June 1, 2018, due to lack of funding and effective June 2, 2018, Interactive was free to file the stipulated judgment. On June 4, 2018, Interactive filed the stipulated judgment with the court. Effective July 27, 2022, the Company executed a settlement related to a stipulated judgment against the Company in the amount of $153,016 from June 4, 2018, for unpaid invoices for logo design and website development services provided. The settlement was a cash payment by the Company of $70,000 within ten (10) days of the settlement date and the issuance of one million (1,000,000) shares of the Company’s $0.001 par value common stock. The 1,000,000 shares were issued by the Company’s transfer agent on August 8, 2022. However, the Company did not make the $70,000 cash payment within the required timeframe and, as a result, the vendor may resume collection under the judgment.

Stradley Ronon Stevens & Young, LLP. On May 9, 2009, Stradley Ronon Stevens & Young, LLP, filed a lawsuit against the Company in the U.S. District Court for the District of Delaware for failure to pay legal fees owed in the amount of $166,129. The Company negotiated with Stradley and in July 2014, issued Stradley 100,000 shares of common stock valued at $0.05 per share, the quoted market price on the date of grant, as a sign of good faith towards a resolution. On April 2, 2009, to avoid the cost of litigation, the Company agreed to a Consent of Judgment against it in the amount of $166,129. The Company previously recorded $173,821 related to the dispute and is classified as accounts payable. The judgment amount remains unpaid, and the Company has had no further contact related to the judgment.

David M. Bovi, P.A. Attorney Lien. Mr. Bovi, the Company’s former Securities attorney, has asserted an attorney lien in the sum of $243,034, which included $19,243 of interest for unpaid invoices. The Company has recorded $132,006 of interest in accordance with the retainer agreement with Mr. Bovi and the total amount owed to Mr. Bovi is $375,041 at April 30, 2022. No further demands have been made and the Company disputes the claim.

Lamnia International/John Matteo. The Company entered into a contract with Lamnia International for investor relations services. On December 7, 2017, the Company received a demand for payment in the sum of $153,000. Per the demand letter, the sum was to be paid on or before December 15, 2017, and if not paid, collections and or legal actions would be instituted. No subsequent demands or contact have been received. The Company has recorded $124,968 of accounts payable to Lamnia and the difference in amounts is that the Company terminated the agreement in writing whereas Lamnia continued to charge for services after the date of termination for which the Company disagrees.

BodyHype. In 2016, the Company entered into an agreement with BodyHype of Canada to be the Company’s official uniform supplier and paid a $125,000 deposit related to football equipment including practice uniforms, jerseys, and shorts. BodyHype has made a claim with the Company for an additional $140,000 payment for which the Company disputes and has recorded $140,000 as accounts payable.

BUSINESS

History

Our company was incorporated on August 16, 2004, in the State of Delaware as Universal Capital Management, Inc. On July 14, 2014, our company entered into and closed a definitive Asset Purchase Agreement with Major League Football, LLC, a company formed in 2009, to establish, develop and operate a professional spring/summer football league to be known as “Major League Football” (“MLFB”). Pursuant to the terms of the Asset Purchase Agreement, we issued Major League Football, LLC 8,000,000 shares of our common stock in exchange for assets of Major League Football, LLC, primarily comprised of business plans and related proprietary documents, trademarks and other related intellectual property related to the development of the league. Also, our Board of Directors was expanded, a new management team was appointed, and several league consultants were retained by us.

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Effective November 24, 2014, we changed our corporate name to Major League Football, Inc.

Our principal executive offices are located at 15515 Lemon Fish Drive, Lakewood Ranch, Florida 34202; our telephone number is (847) 924-4332; our corporate website is located at www.mlfb.com. No information found on our company’s website is part of this Offering Circular.

Our Plan of Business

We plan to establish, develop, and operate Major League Football as a professional Spring/Summer football League with 4 initial Franchises located in cities overlooked in large part by existing professional sports leagues and provide fans with high quality players and competition in the NFL’s off-season. Our plan is that initial teams will be located in Ohio, Virginia, Arkansas and Alabama. Our spring playing schedule avoids all competition with the NFL and colleges. Our search committee has located multiple cities with both a passion for sports and football as well as stadium venues whose size will provide our fans an excellent viewing experience at a reasonable rental expense to MLFB. All potential venues are equipped for high quality multi-platform media transmission allowing us the broadcast all our games in multi-levels of today’s technology. We have commenced the process of leasing these venues and have acquired all the necessary football and related equipment to fully outfit our teams, including some of the latest technology for use by our coaches and players.

MLFB plans to serve as a pipeline to develop players, coaches, officials, scouts, trainers, and all other areas of the game that the NFL needs today. We will also give NFL representatives the opportunity to view our team practices, game footage, practice tapes and confer with league coaches, team officials and staff. We believe this will provide our league with recognition and demonstrate our economic model and the market’s desire for spring football.

MLFB has recently hired several well-known and experienced employees, coaches, scouts, and trainers as well as individuals looking to improve their skills in these areas. We believe this will provide MLFB with the recognition and credibility to demonstrate the viability of our economic model as well as the market’s desire for spring/summer football. The Company recently announced the cities of Mobile, Alabama, Little Rock, Arkansas, Canton, Ohio and Virginia Beach, Virginia as home markets for its inaugural season which was scheduled to begin August 9, 2022. However, as more fully described under “Recent Events” below, the inaugural season has been cancelled.  The Company hopes to build towards a full football season in the Spring of 2023, providing MLFB as America’s home for professional spring football. However, there is no assurance that it will be successful in this regard, due to a lack of capital. (See “Risk Factors-Risks Related to Our Business”).

The Alliance of American Football (“AAF”), whose equipment we acquired, has ceased operations and the XFL, which played five games in 2020 before filing for bankruptcy re-organization,  has begun its  2023  season . The Spring League is not considered a football league, as the players pay its ownership to play in it, hoping for NFL or other teams recognition. We believe because the Spring League has no player payroll costs, quality players will jump at a chance to be paid a salary in MLFB. The USFL returned in 2022 after a 37-year hiatus with an eight-team two division league structure. The top two teams from each division will play in the semifinals on the weekend of June 25, with the USFL Championship Game taking place on Sunday, July 3, 2022.

The AAF, XFL and USFL have validated MLFB’s concept that there was a demand for football in the spring/summer. We believe that there are thousands of quality football players available to MLFB and the NFL releases over 1,000 players every September. We believe that the lack of financial success by the AAF and perhaps the XFL is directly attributable to excessive payroll, stadium, and other overhead related expenses and not the concept itself. MLFB will serve as a pipeline to further develop players skills, on and off the field, as well as a training ground for young coaches, officials and all associated with the industry. NFL Europe did just this during its existence.

Recent Events

During the first half of 2022, we took significant steps in anticipation of the opening of our inaugural season, including entering into stadium leases in Mobile, Alabama, Little Rock, Arkansas, Canton, Ohio, and Virginia Beach, Virginia, announcing a game schedule for 2022, opening game ticket sales (we have been advised that the immaterial amount of proceeds from ticket sales has been refunded by our third-party ticketing agencies) and holding our first training camp. However, during training camp, we were forced to suspend all football operations, due to a lack of operating capital with which to pay certain operating expenses associated with the training camp. Subsequently, we cancelled the planned 2022 season and are now focused on obtaining sufficient capital with which to conduct our inaugural season in 2023. However, there is no assurance that it will be successful in this regard. (See “Risk Factors-Risks Related to Our Business”).

Capital Requirements

We require short-term financing as well as financing over the next 12 months and we have been pursuing, and will continue to pursue, short-term financing, with the intention of securing larger, more permanent financing facilities. Since February 2022, we have obtained $2,975,000 in proceeds from sales of our common stock pursuant to Regulation A (SEC File No. 024-11786). However, we require approximately $20 million of additional capital, in order to open and complete our inaugural season, which we currently have scheduled for 2023. We intend to obtain additional funds through private offerings of our securities or by borrowing funds. There is no assurance that we will be successful in this regard. Should we fail to obtain necessary funding, we could be forced to cease operations.

Single Entity Structure

We intend to operate the league as a single entity owned, stand alone, independent sports league. The single entity structure will be based on the design of Major League Soccer (MLS), where a single entity sports league owns and operates all of its teams. This corporate structure provides several compelling benefits, including:

•	Centralized contracting for ‘players’ services for controlled payrolls without violating antitrust laws;
•	Greater parity among teams;
•	Focus on the bottom line; and
•	Controlled costs.

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Management believes that this structure will also promote efficiency by depoliticizing decisions on league policies and allowing decisions to be made with consistency and in a timely fashion. Economies of scale will be achieved through centralizing contract negotiations and handling business affairs in the league office to ensure that individual teams are unified in their decision-making. Further, under this structure, we expect teams will operate in the best interest of the league.

MLFB Market Opportunity

MLFB intends to establish a brand that is fan-friendly, exciting, affordable, and interactive, but most importantly provides consumers real value for their sports dollars. MLFB will underscore the fans’ access to team members, coaches, league officials and other fans. Although MLFB’s ticket pricing will be a fraction of that of the established professional leagues (NBA, MLB, NHL, and NFL), its ultimate goal will be to offer its fans an incomparable value-added experience for their entertainment dollar.

Additionally, as a result of a carefully crafted study, we will not locate teams in any established NFL cities and more importantly in any Major League Baseball cities, thus avoiding direct in-season competition with an established sports entity. By positioning teams in prime emerging and under-represented markets throughout the contiguous 48 states (including placing teams in well respected and football fan friendly metropolitan markets in the country), our research suggests that an exciting sports entity like Major League Football will be viewed in a positive light by sports fans throughout the US. Of equal or greater importance to Major League Football is the fact that both established and peripheral football fans in these exciting new markets will finally be afforded the opportunity of establishing their own personal sports identity while at the same time fostering strong community pride.

Lastly, although MLFB’s long-range vision is to maintain a positive working relationship with the NFL, its ultimate intent is to function as an independent, stand-alone entity that captures sports content needed during off season. Although its economic model was, we believe, flawed, the professional AAF teams drew a League wide average attendance of 15,000 fans per game and television ratings comparable to the NBA. The XFL had similar positive attendance in its five-game season. The USFL did not allow fans into its games, operating as a television-only league.

MLFB intends to disseminate its message using a comprehensive marketing strategy that employs both traditional and new media marketing channels. MLFB’s marketing plans are anticipated to create multiple revenue streams and engage sports fans over a variety of mediums. Specifically, MLFB intends to develop a far-reaching Internet and mobile strategy that will serve as the backbone of its marketing strategy. This will include developing a mobile initiative, where fans can interact with the league, its players, its coaches, and other fans using their mobile phones all while taking advantage of the player name recognition that comes with fantasy football.

MLFB also intends to utilize its interactive website that includes a social networking aspect, podcasts, live video, and more. Along with this new media strategy, cross promotions will also be an important part of the MLFB’s marketing strategy. MLFB plans to work with businesses involved in video, television, print media and the Internet to promote its business.

We intend to review their qualifications and believe that the cumulative effect of this work will help it achieve its early objectives, which include the following:

•	Establish itself as a recognized professional football league;
•	Build a base of teams and fans broad enough to sustain business over the critical first five years of operation;
•	Generate enough revenue to expand its operations in years three through six;
•	Build successful teams located in regions where there are no existing MLB franchises;
•	Adopt a spring schedule to avoid competing with NFL, collegiate and prep football;
•	Provide year-round cash flow from multi-functioning revenue streams; and
•	Build a positive image for the league through year-round community relations campaigns.

Professional Sports Market

MLFB recognizes the NFL is the dominant professional sports league in the United States. Although it clearly respects the success of the NFL business model, MLFB’s defined objective is to position itself as an independent, non-adversarial football league. MLFB believes that its own business model encompasses innovations that will be viewed positively by NFL officials, resulting in a strong working relationship between the two leagues. MLFB staff have held meetings with high-ranking NFL officials to discuss our plans.

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MLFB will endeavor to maximize ticket vendor technology and enhance its services to patrons with innovative ticketing procedures that include:

•	Average ticket prices targeted at approximately 25% of the prices of NFL, NBA, NHL & MLB tickets.
•	Year-round cash flow from multiple revenue streams utilizing new technologies.
•	A highly developed marketing strategy that uses both traditional and new media to attract existing football fans as well as an entirely untapped market of potential new fans.
•	A more interactive website in professional sports using cutting edge technologies to preserve fan loyalty.
•	Proven executive staff members with considerable practical experience in professional football.
•	Player and coaching costs projected significantly less than those of the NFL, NBA, NHL, or MLB.

Initially, teams will operate in either existing collegiate or municipal stadiums during the spring and early summer season. We believe that our business model and long-range vision possess many innovations that will be viewed in a positive light by NFL owners and league officials and will also lend itself to the potential of establishing a strong working relationship with our venture by positioning ourselves in a 100% non-adversarial position to the established NFL.

Audience

MLFB believes that today’s market demands a controlled deliverable to a targeted viewing audience as well as controlled advertising deliverables to specific targeted demographic audiences as well. Other sports attract audiences that are only a fraction of that number, in producing the sponsor and advertiser concerns. Therefore, retaining the mass appeal needed to attract such an audience is an over-arching consideration that shapes much of what we do and what concerns the Company.

Merchandising and Licensing Overview

The thrust of our licensing and co-branding strategy is to create an increase in brand value for MLFB and the partners we align with. In order for the league to have a robust licensing and co-branding business, we have created a 3-tier approach that focuses on generating strong revenue streams for the league and initiating value based collaborative efforts that further enhance the MLFB brand.

The main benefits of the program are:

•	Fans will find quality items at more favorable price points.
•	Teams will have higher profit on items and stop tying up money on inventory they cannot’ properly sell.
•	More fans will be wearing and supporting the team and league branded merchandise.

We plan to develop private label products where we will feature products that are fan favorites (hats, shirts, popular novelties, and gifts, etc.) all manufactured at the highest level, and priced below traditional licensed sports merchandise programs. All merchandise, when league sanctioned, will be pre- ticketed and priced.

Properties

Our company leases a 9,000 sq. ft. warehouse facility in San Antonio, Texas, to store approximately 30,000 items of football equipment that we purchased from a lender for $500,000. The lease has a one-year term through March 2023, payable at $7,412 monthly. Additionally, the resident of our contract President, CEO and a Director, Frank Murtha, which is located at 15515 Lemon Fish Drive, Lakewood Ranch, Florida 34202, serves as our corporate headquarters. We believe this office space is adequate to serve our present needs, until such time as we receive interim funding.

Employees

Currently, we have no employees other than two of our executive officers, Frank Murtha, our President, and John JJ Coyne, our Executive Vice President. Rather, we retain persons who perform services on our behalf as consultants, including our other executive officers.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

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Forward-looking Statements

There are “forward-looking statements” contained herein. All statements that express expectations, estimates, forecasts or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this quarterly report to conform forward-looking statements to actual results. Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to, uncertainties associated with the following:

•	Inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement our business plans;
•	Our failure to earn revenues or profits;
•	Inadequate capital to continue business;
•	Volatility or decline of our stock price;
•	Potential fluctuation in quarterly results;
•	Rapid and significant changes in markets;

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•	Litigation with or legal claims and allegations by outside parties; and
•	Insufficient revenues to cover operating costs.

The following discussion should be read in conjunction with the financial statements and the notes thereto which are included elsewhere herein. This discussion contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors.

Effects of COVID-19

The COVID-19 pandemic had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business. While these limitations have eased, we are unable to predict when such limitations will be entirely resolved.

Overall, our company is not of a size that required us to implement “company-wide” policies in response to the COVID-19 pandemic.

For purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Plan of Operation

We plan to establish, develop, and operate Major League Football as a professional Spring/Summer football League with 4 initial Franchises located in cities overlooked in large part by existing professional sports leagues and provide fans with high quality players and competition in the NFL’s off-season. Our plan is that initial teams will be located in Ohio, Virginia, Arkansas and Alabama. Our spring playing schedule avoids all competition with the NFL and colleges. Our search committee has located multiple cities with both a passion for sports and football as well as stadium venues whose size will provide our fans an excellent viewing experience at a reasonable rental expense to MLFB. All potential venues are equipped for high quality multi-platform media transmission allowing us the broadcast all our games in multi-levels of today’s technology. We have commenced the process of leasing these venues and have acquired all the necessary football and related equipment to fully outfit our teams, including some of the latest technology for use by our coaches and players.

MLFB plans to serve as a pipeline to develop players, coaches, officials, scouts, trainers, and all other areas of the game that the NFL needs today. We will also give NFL representatives the opportunity to view our team practices, game footage, practice tapes and confer with league coaches, team officials and staff. We believe this will provide our league with recognition and demonstrate our economic model and the market’s desire for spring football.

MLFB has recently hired several well-known and experienced employees, coaches, scouts, and trainers as well as individuals looking to improve their skills in these areas. We believe this will provide MLFB with the recognition and credibility to demonstrate the viability of our economic model as well as the market’s desire for spring/summer football. The Company recently announced the cities of Mobile, Alabama, Little Rock, Arkansas, Canton, Ohio and Virginia Beach, Virginia as home markets for its inaugural season which was scheduled to begin August 9, 2022. However, as more fully described under “Recent Events” below, the inaugural season has been cancelled.  The Company hopes to build towards a full football season in the Spring of 2023, providing MLFB as America’s home for professional spring football. However, there is no assurance that it will be successful in this regard, due to a lack of capital. (See “Risk Factors-Risks Related to Our Business”).

The Alliance of American Football (“AAF”), whose equipment we acquired, has ceased operations and the XFL, which played five games in 2020 before filing for bankruptcy re-organization, has begun its  2023  season . The Spring League is not considered a football league, as the players pay its ownership to play in it, hoping for NFL or other teams recognition. We believe because the Spring League has no player payroll costs, quality players will jump at a chance to be paid a salary in MLFB. The USFL returned in 2022 after a 37-year hiatus with an eight-team two division league structure. The top two teams from each division will play in the semifinals on the weekend of June 25, with the USFL Championship Game taking place on Sunday, July 3, 2022.

The AAF, XFL and USFL have validated MLFB’s concept that there was a demand for football in the spring/summer. We believe that there are thousands of quality football players available to MLFB and the NFL releases over 1,000 players every September. We believe that the lack of financial success by the AAF and perhaps the XFL is directly attributable to excessive payroll, stadium, and other overhead related expenses and not the concept itself. MLFB will serve as a pipeline to further develop players skills, on and off the field, as well as a training ground for young coaches, officials and all associated with the industry. NFL Europe did just this during its existence.

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Recent Events

During the first half of 2022, we took significant steps in anticipation of the opening of our inaugural season, including entering into stadium leases in Mobile, Alabama, Little Rock, Arkansas, Canton, Ohio, and Virginia Beach, Virginia, announcing a game schedule for 2022, opening game ticket sales (we have been advised that the immaterial amount of proceeds from ticket sales has been refunded by our third-party ticketing agencies) and holding our first training camp. However, during training camp, we were forced to suspend all football operations, due to a lack of operating capital with which to pay certain operating expenses associated with the training camp. Subsequently, we cancelled the planned 2022 season and are now focused on obtaining sufficient capital with which to conduct our inaugural season in 2023. However, there is no assurance that it will be successful in this regard. (See “Risk Factors-Risks Related to Our Business”).

Capital Requirements

We require short-term financing as well as financing over the next 12 months and we have been pursuing, and will continue to pursue, short-term financing, with the intention of securing larger, more permanent financing facilities. Since February 2022, we have obtained $2,875,000 in proceeds from sales of our common stock pursuant to Regulation A (SEC File No. 024-11786). However, we require approximately $20 million of additional capital, in order to open and complete our inaugural season, which we currently have scheduled for 2023. We intend to obtain additional funds through private offerings of our securities or by borrowing funds. There is no assurance that we will be successful in this regard. Should we fail to obtain necessary funding, we could be forced to cease operations.

Financial Condition

We have had limited revenues and had a net income (loss) of $1,554,594 and $(2,167,000) for the three and six months ended October 31, 2022, respectively. Additionally, the Company had net cash used in operating activities of $1,996,576 for the six months ended October 31, 2022. At October 31, 2022, the Company has a working capital deficit of $12,426,060, an accumulated deficit of $38,217,948 and a stockholders’ deficit of $11,596,090, which could have a material impact on the Company’s financial condition and operations.

We had a net loss of $1,669,699 and $185,381 for the years ended April 30, 2022 and 2021, respectively. Additionally, we had net cash used in operating activities of $780,693 and $213,518 for the years ended April 30, 2022 and 2021, respectively. At April 30, 2022, we had a working capital deficit of $4,186,155, an accumulated deficit of $30,662,481 and a stockholders’ deficit of $3,658,915.

At October 31, 2022, and as of the date of this Prospectus, the Company does not have sufficient cash resources or current assets to pay all of its obligations. This is a significant risk to our business and stockholders and results in: (i) making it more difficult for us to satisfy our obligations; (ii) impeding us from obtaining additional financing in the future for working capital, capital expenditures and general corporate purposes; and (iii) making us more vulnerable to a downturn in our business and limits our flexibility to plan for, or react to, changes in our business.

The time required for us to become profitable under our MLFB business structure is highly uncertain, and we cannot assure you that we will achieve or sustain profitability or generate sufficient cash flow from operations to meet our planned capital expenditures, working capital and debt service requirements. If required, our ability to obtain additional financing from other sources also depends on many factors beyond our control, including the state of the capital markets and the prospects for our business. The necessary additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

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Results of Operations

Three months ending October 31, 2022, compared to the three months ended October 31, 2021.

During the three months ended October 31, 2022, the Company recorded $503 of revenue and $0 of cost of goods sold related to the sale of MLFB on-line digital media merchandise. As a result, the Company realized a gross margin of $503 related to the sale of MLFB-on-line digital merchandise with no comparable amounts in 2021.

Total operating expenses for the three months ended October 31, 2022, were $543,482 as compared to total operating expenses for the three months ended October 31, 2021 of $101,292 or an increase of $442,190. The increase in expense from 2021 to 2022 was primarily from a $370,927 increase in compensation related to accrued and unpaid payroll for the Company and its head coaches. The increase also included a $44,544 increase in depreciation expense and a $36,140 increase in rent expense with no comparable amounts in 2021.

Other income (expense) for the three months ended October 31, 2022, was $2,097,573 of income compared to $81,773 of expense for the three months ended October 31, 2021 or an increase in income of $2,179,346. The increase in income from 2021 to 2022 was primarily from a $1,012,050 increase in gain from the change in fair value of a conversion option liability and a $1,605,672 gain from the change in fair value of a warrant derivative liability.  Additionally, the change included a $376,783 increase in interest expense and a $83,016 increase in settlement expense. The increase in interest expense was primarily from $254,233 of amortization of debt issue costs and original issue discount on convertible promissory notes and $122,550 for interest on other debt. The increase in settlement expense was primarily from the reversal of a settlement gain recorded at July 31, 2022 for which the Company did not make a required cash settlement payment.

Based on the above discussion, we had a net income of $1,554,594 as compared to a net loss of $183,065 for the three months ended October 31, 2022, and 2021, respectively.

Effective September 15, 2022, a warrant holder provided notice of a cashless exercise of the warrants at a reduced price of $0.0007 per share, based upon the exercise price of a new warrant issued with debt. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance with ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). The Company calculated a deemed dividend at September 15, 2022 related to the triggering of the full ratchet anti-dilution provision of its outstanding warrants at incremental fair value in the amount of $3,968,546 which was recorded to retained earnings with an offset to additional paid in capital. There was no comparable deemed dividend for the three months ended October 31, 2022.

As a result of the deemed dividend discussed above, the Company had a net loss available to common shareholders of $2,413,952 as compared to a net loss available to common shareholders of $183,065 for the three months ended October 31, 2022 and 2021, respectively.

Six months ending October 31, 2022, compared to the six months ended October 31, 2021.

During the six months ended October 31, 2022, the Company recorded $9,180 of revenue and $7,365 of cost of goods sold related to the sale of MLFB on-line digital media merchandise. As a result, the Company realized a gross margin of $1,815 related to the sale of MLFB-on-line digital merchandise with no comparable amounts in 2021.

Total operating expenses for the six months ended October 31, 2022, were $3,921,138 as compared to total operating expenses for the six months ended October 31, 2021 of $516,502 or an increase of $3,404,636. The increase in expense from 2021 to 2022 was primarily from a $2,265,101 increase in football camp expense, an $1,216,995 increase in compensation, a $69,658 increase in depreciation expense and a $52,500 increase in write off of prepaid investor relation fees, offset by a $269,661 decrease in general and administrative expense. The increase in football camp expense was related to the Company’s training camp in Mobile Alabama with no comparable amount in 2021. The increase in compensation is related to payroll for corporate and coaches with no comparable amount in 2021. The increase in depreciation expense was related to the Company commencing training camp and depreciation of certain football equipment with no comparable amount in 2021. The increase in write off of prepaid investor relation fees was because the services were provided and expensed. The decrease in general and administrative expense was primarily related to $290,031 of stock compensation expense in 2021 with no comparable amount in 2022. The 2021 stock compensation expense was comprised of $191,250 for stock issued and $98,781 for warrants issued to key consultants.

Other income (expense) for the six months ended October 31, 2022, was $1,752,323 of income compared to $227,487 of expense for the six months ended October 31, 2021 or an increase in income of $1,979,810. The increase in income from 2021 to 2022 was primarily from a $1,037,799 gain from the change in fair value of a conversion option liability and a $1,605,672 gain from the change in fair value of a warrant derivative liability.  Additionally, the change included a $749,167 increase in interest expense offset by a $93,200 increase in settlement income. The increase in interest expense was primarily from $498,982 of amortization of debt issue costs and original issue discount on convertible promissory notes, $90,820 from a put premium liability on a convertible unsecured promissory note and $159,365 for interest on other debt. The increase in settlement income was primarily from $38,200 of income from the settlement of outstanding judgments against the company as compared to a $55,000 settlement expense in 2021 from the issuance of a note payable.

Based on the above discussion, we had a net loss of $2,167,000 as compared to a net loss of $743,989 for the six months ended October 31, 2022, and 2021, respectively.

Effective July 29, 2022 and again at September 15, 2022, a warrant holder provided notice of a cashless exercise of the warrants at a reduced price of $0.0058 and $0.0007 per share, respectively based upon the Company issuing securities at $0.0058 per share and the exercise price of a new warrant at $0.0007 per share issued with debt. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance with ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). The Company calculated a deemed dividend at September 15, 2022 related to the triggering of the full ratchet anti-dilution provision of its outstanding warrants at incremental fair value in the amount of $5,388,467 which was recorded to retained earnings with an offset to additional paid in capital during the six months ended October 31, 2022. There was no comparable deemed dividend for the six months ended October 31, 2021.

As a result of the deemed dividend discussed above, the Company had a net loss available to common shareholders of $7,555,467 as compared to a net loss available to common shareholders of $743,989 for the six months ended October 31, 2022 and 2021, respectively.

Year Ended April 30, 2022, compared to the Year Ended April 30, 2021.

For the years ended April 30, 2022 and 2021, we had no revenue, respectively. We are working through our business plan to establish, develop and operate MLFB as a professional spring football.

Total operating expenses for the year ended April 30, 2022, were $1,175,849 as compared to total operating expenses for the year ended April 30, 2021, of $386,186 or an increase of $789,663. The increase from 2021 to 2022 was primarily from a $290,031 increase in stock compensation expense, a $280,929 increase in compensation and a $166,984 increase in professional fees.  The increase in stock compensation expense was related to (1) the issuance of 15,300,000 restricted $0.001 par value common shares and (2) 8,150,000 warrants to 13 key consultants, all of whom had made significant contributions to the Company over an extended period of time. All of the common shares and warrants were vested fully on the grant date. The 15,300,000 vested shares of common stock were valued at $0.0125 per share, the quoted market price on the date of grant and the Company recorded $191,250 of stock compensation expense in the accompanying Statement of Operations on the grant date of May 19, 2021.  The Company evaluated the issuance of the issued warrants in accordance with ASC 505-50, Equity Based Payments to Non-Employees, using the Black Scholes Pricing Model to determine the fair value. The fair value for the stock warrants was $98,781, which was recorded to stock compensation expense on the grant date of May 19, 2021.

The increase in compensation was related to the hiring of employees in 2022 with no comparable amount in 2021.  Compensation includes salaries, taxes and benefits.  The increase in professional fees was primarily from a $111,750 increase in marketing, a $30,264 increase in consulting and a $14,000 increase in legal.  The increase in marketing was for marketing material related to the Company’s planned 2022 spring/summer football league with no comparable amount in 2021.  The increase in consulting was primarily from a $20,000 payment for a football sports management program with no comparable amount in 2021.  The increase in legal was primarily from services related to the Company’s Form 1-A SEC filing with no comparable amount in 2021. Additionally, the increase in expenses included a $5,000 write off of a stadium lease deposit that could not be transferred from 2019 to future MLFB planned football seasons in 2022 with no comparable amount in 2021.

Other income (expense) for the year ended April 30, 2022, was $493,850 of expense as compared to $200,805 of income for the year ended April 30, 2021, or an increase in expense of $694,655. The increase in expense from 2021 to 2022 was primarily from (1) a $394,762 decrease in gain from the change in fair value of conversion option liability, (2) $241,592 increase in interest expense and (3) $55,000 settlement expense with no comparable amount in 2021.

The increase in interest expense is primarily from (1) a $122,446 increase for the amortization of debt discounts on convertible promissory notes, (2) $51,813 increase in interest expense for debt and (3) a $67,333 increase in put premium liability expense related to convertible promissory notes.

We had a net loss of $1,669,699 and $185,381 for the years ended April 30, 2022 and 2021, respectively.

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Liquidity and Capital Resources

From inception, our Company has relied upon the infusion of capital through equity transactions and the issuance of debt to obtain liquidity. We had only $28,227 of cash at October 31, 2022. Consequently, payment of operating expenses will have to come similarly from either equity capital to be raised from investors or from borrowed funds. There is no assurance that we will be successful in raising such additional equity capital or additional borrowings or if we can, that we can do so at a cost that management believes to be appropriate.  See Significant Events for additional discussion.

At October31, 2022.

Condensed Cash Flow Activity. The following table summarizes selected items from our condensed unaudited Statements of Cash Flows for the six months ended October 31, 2022, and 2021:

	For the Six Months Ended,
	October 31, 2022		October 31, 2021

Net cash used in operating activities	$	(1,996,576)	$	(188,004)
Net cash used in investing activities		(76,268)		-
Net cash provided by financing activities		1,427,890		171,100

Net decrease in cash	$	(644,954)		$(16,904)

Net Cash Used in Operating Activities. Net cash used in operating activities was $1,996,576 during the six months ended October 31, 2022, compared to $188,004 used during the six months ended October 31, 2021, or an increase in cash used of $1,808,572. After adjusting for non-cash expense items of $180,948 in 2022 and $432,831 in 2021, adjusted net cash used in operations would be $2,177,524 in 2022 and adjusted non-cash provided by operations would be $244,827 in 2021. After making these non-cash adjustments, the previously discussed Results of Operations analysis shows that the increase in the net cash used in operating activities was primarily from an increase in the operating expenses of the Company from 2021 to 2022.

Net Cash Used in Investing Activities. Net cash used in investing activities was $76,268 during the six months ended October 31, 2022, compared to $0 during the six months ended October 31, 2021, or an increase of $76,268. The $76,268 during the six months ended October 31, 2022, was for the purchase of football equipment.

Net Cash Provided by Financing Activities. Net cash provided by financing activities was $1,427,890 of net cash during the six months ended October 31, 2022, as compared to $171,100 provided during the six months ended October 31, 2021, or an increase of $1,256,790. The increase in net cash provided from 2021 to 2022 was primarily from (1) $549,800 of proceeds from the sale of common stock in 2022 with no comparable amount in 2021, (2) $512,290 of proceeds from the issuance of convertible secured promissory notes, (3) $202,000 of proceeds from the issuance of convertible unsecured promissory notes as compared to $95,000 in 2021 and (4) $173,800 of proceeds from the issuance of notes payable in 2022 with no comparable amount in 2021. This was offset by the repayment of $5,000 for a note payable and a repayment of $5,000 for an unsecured convertible promissory note with no comparable amount in 2021.

                At April 30, 2022.

Condensed Cash Flow Activity. The following table summarizes selected items from our Statements of Cash Flows for the years ended April 30, 2022 and 2021:

	For the Years Ended
	April 30, 2022	April 30, 2021
Net cash used in operating activities	$(780,693)	$(213,518)
Net cash used in investing activities	(461,410)	---
Net cash provided by financing activities	1,895,506	229,500
Net increase in cash	$653,403	$15,982

Net Cash Used in Operating Activities. Net cash used in operating activities was $780,693 during the year ended April 30, 2022, compared to $213,518 used during the year ended April 30, 2021, or an increase in cash used of $567,175. After adjusting for non-cash expense items of $586,267 in 2022 and ($346,305) in 2021, adjusted net cash used in operations would be $194,426 in 2022 and 559,823 in 2021, or a decrease of $365,397. After making these non-cash adjustments, the previously discussed Results of Operations analysis shows that the increase in the net cash used in operating activities was primarily from a decrease of $394,762 in the fair value of conversion option liability from 2021 to 2022.

Net Cash Used in Investing Activities. Net cash used in investing activities was $461,410 during the year ended April 30, 2022, compared to $0 during the year ended April 30, 2021, or an increase of $461,410.  The increase was primarily from $$460,410 for the purchase of football equipment and $500 for trademark filing fees with no comparable amount in 2021.

Net Cash Provided by Financing Activities. Net cash provided by financing activities was $1,895,506 of net cash during the year ended April 30, 2022, as compared to $229,500 provided during the year ended April 30, 2021, or an increase of $1,666,006. The increase in net cash provided from 2021 to 2022 was primarily from an increase of (1) $874,680 of proceeds from the issuance of convertible secured promissory notes and $57,000 of proceeds from the issuance of convertible unsecured promissory notes and (2) an increase of $1,042,826 from the sale of common stock.  This was offset by the repayment of $277,500 of notes payable and convertible promissory notes in 2022 with no comparable amount in 2021. The increase of $1,042,826 from the sale of common stock was related to the Company’s Regulation 1-A offering.

Convertible Promissory Notes

As of October 31, 2022, we had outstanding the convertible promissory notes indicated in the table below.

Description of Terms	Principal Balance at 10/31/22	Principal Balance at 4/30/22
April 14, 2016: $50,000 original principal amount; interest at 5% per annum; principal and interest were payable April 14, 2017; convertible at $.30 per share. This note is in default.	$32,500	$37,500
May 2, 2019: $100,000 original principal amount, with $2,150 of original issue discount (OID); interest at 10% per annum; principal and interest were payable May 2, 2020; convertible at 60% of the average of the two lowest trades of our common stock during the 15 trading days immediately preceding a conversion date. This note is in default.	---	6,000
May 8, 2019: $150,000 original principal amount; interest at 12% per annum; principal and interest were due February 8, 2020; convertible at the lower of (a) the lowest trade during the previous 25 trading days or (b) 61% of the of the lowest trade during the 25 trading days immediately preceding a conversion date. This note is in default, with interest at the default rate of 24%.	138,483	138,483

May 17, 2018: $80,000 original principal amount; interest at 10% per annum; principal and interest due May 17, 2019; secured by all of our assets; convertible at 60% of the of the lowest trade of our common stock during the 10 trading days immediately preceding a conversion date. This note is in default, with interest at the default rate of 18%.	16,802	16,802
November 24, 2021: $315,000 original principal amount, with $31,500 of OID; interest at 12% per annum; principal and interest due November 24, 2022; secured by all of our assets; convertible at $.008 per share. We have the right to repay this note at anytime without penalty.	---	315,000
January 4, 2022: $55,000 original principal amount; interest at 8% per annum; principal and interest due January 4, 2023; convertible at 65% of the of the average of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date. We have the right to repay this note without penalty after six months following issuance.	---	55,000
April 18, 2022: $560,000 original principal amount, with $56,000 of OID; interest at 12% per annum; principal and interest due April 18, 2023; convertible at $0.0058 per share. We have the right to repay this note without penalty.	560,000	560,000
May 23, 2022: $560,000 original principal amount, with $56,000 of OID; interest at 16% per annum; principal and interest due May 23, 2023; convertible at $0.0058 per share. We have the right to repay this note without penalty.	560,000	---
June 29, 2022: $80,000 original principal amount; interest at 8% per annum; principal and interest due June 29, 2023; convertible at 65% of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date.	55,000	---
July 13, 2022: $80,000 original principal amount; interest at 10% per annum; principal and interest due January 13, 2023; convertible at 60% of the lowest trade of our common stock during the 20 trading days immediately preceding a conversion date.	100,000	---
July 15, 2022: $53,000 original principal amount; interest at 8% per annum; principal and interest due July 15, 2023; convertible at 65% of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date.	53,000	---
September 1, 2022: $55,000 original principal amount, with OID of $5,500; interest at 12% per annum; principal and interest due September 1, 2023; convertible at $.0007 per share after six months. We have the right to repay this note at any time at a 125% premium.	55,000

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Off-Balance Sheet Arrangements

At October 31, 2022, we did not have any off-balance sheet arrangements that we believe have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our accounting policies are more fully described in Note 1 of our financial statements, which begin on page F-1. The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on our best knowledge of current and anticipated events, actual results could differ from the estimates.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and ages of our company’s current directors and executive officers.

Name	Age	Position(s)
Frank Murtha	77	Contract President, Chief Executive Officer and Director
John JJ Coyne	57	Contract Executive Vice President and Director
Gregory F. Campbell	61	Chief Financial Officer
Britt Jennings	55	Director
Steve Videtich	51	Vice President of Team Interface
Kevin McLenithan	44	Vice President of Sales, Marketing and Investor Relations
Michael P. McCarthy	69	Senior Vice President of Football Operations

Our Directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There are no family relationships between or among our directors and executive officers.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Frank J. Murtha has served as our contract President and Chief Executive Officer and a Director since February 2020, and previously served as Senior Executive Vice President from June 2017 to February 2020. He attended the University of Notre Dame, received a BA degree in Government & International Relations, and was a member of the varsity baseball team. Mr. Murtha attended Northwestern University School of Law, where he received his JD and was the Recipient of two Ford Foundation grants for advanced study in criminal law. He worked at a major Union Pension Fund, assigned to legal staff working primarily on real estate and secured transaction matters in connection with loan portfolio and was House Counsel in his last position. He then worked at the US Department of Justice (“DOJ”), as an Assistant US Attorney for the Northern District of Illinois. Mr. Murtha was assigned to the Special Investigations Unit, handling primarily complex financial crimes. He handled numerous high-profile cases involving bank, insurance, and corporate frauds as well as several major organized crime prosecutions. Mr. Murtha resigned his position with the DOJ when US Attorney James R. Thompson (who was one of his teachers at Northwestern Law) left office to begin his successful campaign for Illinois Governor. Mr. Murtha then entered private law practice specializing in civil and criminal litigation, real estate transactions and representation of athletes. From 1983 to present, he has represented professional athletes and media talent in contract negotiations, and tax and financial planning and also represented high net worth individuals in the acquisitions of sports franchises and properties. Mr. Murtha has represented major stars and minor league players in baseball and football, including Wade Boggs, and Randy Johnson, Craig Counsel, Joe Girardi and Cecil Fielder and Bobby Thigpen. Mr. Murtha is President of Professional Sports Consultants, Inc., with offices in the Chicago area, a full-service firm that includes full time marketing personnel. This practice includes football and baseball, with present and former clients including Kevin Carter, Olandis Gary, Al Del Greco, Brad Meester, Akiem Hicks, Corey Clement, Cooper Carlisle, Ed Hartwell, David Bowens, Jason Baker and Nigel Thatch, better known as “Leon,” of Budweiser commercial fame and currently portraying Malcolm X in the movie Selma and the series Godfather of Harlem. Mr. Murtha has extensive experience in arbitration and litigation matters as well as labor-management issues and formed and headed the first union for the Arena Football League Players in 2000, successfully negotiating its first Collective Bargaining Agreement. Mr. Murtha is Adjunct Professor at Northwestern University Graduate School, teaching Sports Labor Relations and Negotiations.

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John JJ Coyne has served as our contract Executive Vice President since July 2017 and as a Director since February 2020. Previously, Mr. Coyne was Vice President of Supply Chain Management and Project Management for the Company from December 2013 to July 2017.Previously, Mr. Coyne was the Director of Procurement & Supply Chain Management at Vubiquity (formerly Avail-TVN), a privately held media and entertainment company, the largest global provider of end-to-end premium content managed services and technical solutions. Previous to Vubiquity, Mr. Coyne held the positions of Supply Chain Manager, Master Scheduler and Senior Buyer/Planner with Orchid Orthopedic Solutions (formerly Sandvik Medical Solutions), a world-leader in contract design and manufacture of implants, complex spinal surgical instruments, and innovative technologies for the orthopedic, dental, and cardiovascular markets. Before transitioning to the private sector, Mr. Coyne enjoyed a successful and decorated career in the United States Navy where he served as a Supply Corps Officer in the aviation, surface, and submarine enterprises. Mr. Coyne holds a Bachelor of Science in Economics from Excelsior College, a Master of Science in Operations Management from the University of Arkansas, a Master of Business Administration (Sports Management) from Columbia Southern University and a Master Certificate in Applied Project Management from Villanova University.

Gregory F. Campbell has served as our Chief Financial Officer since February 2022. From 2014 to 2021, Mr. Campbell served as Chief Financial Officer of the NBA’s Detroit Pistons. From 2004 to 2013, Mr. Campbell served as an executive officer of the NBA’s Memphis Grizzlies, first as Chief Financial Officer from 2004 to 2008, then as President until 2013.

Britt Jennings has served as a Director of our company since February 2020. Over a successful thirty-year career, Mr. Jennings has focused on providing strategic taxation and accounting services for high-net-worth individuals and small to medium-sized businesses, including clients in the real estate industry. Mr. Jennings has experience in a wide array of business classifications, from construction to personal service to research & development. Since January 19, 2019, Mr. Jennings has been the manager of Bedrock Loans, LLC, which manages the Bedrock Fund. From January 1, 1999 to December 31, 2019, Mr. Jennings was the Founder of Jennings and Associates, PLLC, a full services tax and accounting firm in Atlanta, Georgia. Mr. Jennings holds a Bachelor of Science in Accounting and Master of Taxation degrees from Georgia State University and is a licensed Certified Public Accountant in the State of Georgia.

Steve Videtich has served as our Vice President of Team Interface since February 2022. With over 25 years in pro football, Steve brings a unique skill set to the Company as he has been a player, coach, and general manager. Mr. Videtich has experience at both the Team and League levels and understands the challenges of starting from scratch and growing a professional sports organization. After graduating and finishing his college career at North Carolina State University, Steve found his way to the Arena Football League where he would enjoy an outstanding career from 1996-2008, highlighted by two Kicker of the Year Awards. During this time, he found his passion with the business aspects of sports. Spending his off seasons working with teams in the AFL and MLS as well as the AFL League Offices in New York City, Steve grew his knowledge and understanding of sports business. After retiring from playing, Mr. Videtich was named the general manager of the Utah Blaze in 2009.

Michael P. McCarthy has served as our Senior Vice President of Football Operations since February 2022. Since joining the New England Patriots of the NFL as a scout in 1979, Mr. McCarthy has spent the last 37 years in various capacities as an executive, administrator and talent evaluator in four professional football leagues, NFL, CFL, USFL and AFL. 28 of his 37 years of service in pro football have been spent north in the Canadian Football League (CFL), including 15 years with the Hamilton Tiger-Cats, including as Director, Football Operations. His most recent stint in the CFL was as a college and pro scout with the CFL’s B.C. Lions, after five years with the CFL’s Montreal Alouettes. In addition to his duties with the B.C. Lions, Mr. McCarthy served on the Board of Directors for the Canadian Football Hall of Fame, as appointed by the City of Hamilton, in the capacity of Vice-Chairman.

Key Personnel

In addition to our executive officers, we believe that there is one other person who serves in a vital role within the operational framework of our company. Information with respect to this key person is set forth below.

Thomas J. Lewand. Thomas J. Lewand serves our company as a Special Executive Consultant. Mr. Lewand is the former President and CEO of the Detroit Lions of the NFL. Mr. Lewand was with the Lions for 20 years, serving as its Executive Vice President and COO, and President and CEO from 2008 to 2015. During his tenure, he supervised the design and development of Ford Field and held key positions at the NFL League Level, including as a member of the Super Bowl, Collective Bargaining and Draft Committees. Mr. Lewand oversaw the development of key vendor relationships for the Lions, and the creation of subsidiary corporations which expanded team income and growth. From 2016 to 2020, he served as CEO of Shinola Detroit, a luxury goods retailer, where he led the company’s reorganization and return to profitability. Mr. Lewand earned Bachelor of Arts, MBA and JD degrees from the University of Michigan, Ann Arbor.

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Conflicts of Interest

Certain of our officers and directors are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office or serve on a board of directors. As a result, certain conflicts of interest may arise between our company and these officers and directors. We will attempt to resolve such conflicts of interest in favor of our company. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that these officers and directors exercise good faith and integrity in handling our company’s affairs. A shareholder may be able to institute legal action on behalf of our company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to us.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole. During the year ended April 30, 2022, our Board of Directors held no meetings, but took action by written consent in lieu of a meeting on 22 occasions.

There are no understandings between any director of our company or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Independence of Board of Directors

None of our directors is independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our President and Chief Executive Officer, Frank Murtha, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Murtha collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Business Conduct

We have adopted a Code of Business Conduct that also applies to our principle executive officer and principal financial officer. The text of the Code of Business Conduct is available on our website, at www.mlfb.com. Upon written request mailed to our principal office, we shall provide to any person without charge a copy of our Code of Business Conduct.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of increased salaries to our management.

As of the date of this Prospectus, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

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Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 4/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Frank Murtha (1)(2) CEO, President and Director	2022 2021	16,827 ---	--- ---	62,500 ---	31,250 ---	--- ---	--- ---	131,500 154,000	242,077 154,000
John JJ Coyne (5) Executive Vice President	2022 2021	14,423 ---	--- ---	31,250 ---	18,750 ---	--- ---	--- ---	14,482 ---	78,905 ---
William J. Lyons (3)(7) Former Chief Marketing Officer	2022 2021	14,423 ---	--- ---	3,125 ---	3,125 ---	--- ---	--- ---	--- ---	20,673 ---
Gregory Campbell (4) Chief Financial Officer	2022 2021	25,385 ---	--- ---	--- ---	--- ---	--- ---	--- ---	1,500 ---	26,885 ---
Richard Nichols (6)(11) Former Chief Operating Officer	2022 2021	14,423 ---	--- ---	18,750 ---	6,250 ---	--- ---	--- ---	--- ---	39,423 ---
Michael P. McCarthy (8) Senior Vice President of Football Operations	2022 2021	14,423 ---	--- ---	18,750 ---	6,250 ---	--- ---	--- ---	1,000 ---	40,423 ---
Kevin McLenithan (9) Vice President of Sales, Marketing and IR	2022 2021	12,019 ---	--- ---	5,625 ---	6,250 ---	--- ---	--- ---	4,667 ---	28,561 ---
Steve Videtich (10) Vice President of Team Interface	2022 2021	12,019 ---	--- ---	9,375 ---	6,250 ---	--- ---	--- ---	--- ---	27,644 ---

1.

Mr. Murtha compensation for 2022 is (1) $16,827 salary from February 28, 2022 to April 30, 2022 as the CEO and President of the Company (2) $100,000 for a consulting agreement effective May 1, 2021 through February 1, 2022 as the Contract CEO and President of the Company, (3) $62,500 of stock grant compensation, (4) $31,250 of warrant grant compensation and (5) $31,500 for home office expenses reimbursed by the Company.  Compensation for 2021 is (3) $120,000 for a consulting agreement effective May 1, 2020, as the Contract President and CEO of the Company, that provides $10,000 monthly for services provided and (2) $34,000 for home office expenses reimbursed by the Company.

2.	Mr. Murtha became the sole Board member of the Company on February 18, 2020.
3.	On June 22, 2020, Mr. Lyons resigned his position with the Board of Directors, effective August 1, 2020, and resigned as Chief Marketing Officer on August 4, 2022.
4.

Mr. Campbell was appointed as the Chief Financial Officer of the Company on February 1, 2022, and his compensation for 2022 is (1) $25,385 of salary for which $10,962 is accrued and unpaid and (2) $1,500 of consulting fees.

5.

Mr. Coyne compensation for 2022 is (1) $14,423 salary from February 28, 2022 to April 30, 2022, as the Executive Vice President of the Company (2) $31,250 of stock grant compensation, (3) $18,750 of warrant grant compensation and (4) $14,482 of consulting fees.

6.

Mr. Nichols compensation for 2022 is (1) $14,423 salary from February 28, 2022, to April 30, 2022, as the Chief Operating Officer of the Company (2) $18,750 of stock grant compensation and (3) $6,250 of warrant grant compensation.

7.

Mr. Lyons compensation for 2022 is (1) $14,423 salary from February 28, 2022, to April 30, 2022, as the Chief Marketing Officer of the Company (2) $3,125 of stock grant compensation and (3) $3,125 of warrant grant compensation.

8.

Mr. McCarthy compensation for 2022 is (1) $14,423 salary from February 28, 2022, to April 30, 2022, as the Senior Vice President of Football Operations of the Company (2) $18,750 of stock grant compensation, (3) $6,250 of warrant grant compensation and $1,000 of consulting fees.

9.

Mr. McLenithan compensation for 2022 is (1) $12,019 salary from February 28, 2022, to April 30, 2022, as the  Vice President of Sales, Marketing and Investor Relations of the Company (2) $5,625 of stock grant compensation, (3) $6,250 of warrant grant compensation and $4,667 of consulting fees.

10.

Mr. Videtich compensation for 2022 is (1) $12,019 salary from February 28, 2022, to April 30, 2022, as the Vice President of Team Interface of the Company (2) $9,375 of stock grant compensation and (3) $6,250 of warrant grant compensation.

11.	On July 2, 2022, Mr. Nichols resigned his position as Chief Operating Officer of the Company.

Outstanding Option Awards

                The following table summarizes all outstanding equity awards for our named executive officers as of April 30, 2022, our latest fiscal year end.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Frank Murtha	1,200,000	---	---	0.05	7/14/2024	---	n/a	---	---
	2,500,000			0.07	1/31/2024
Gregory Campbell	---	---	---	---	n/a	---	n/a	---	---
John JJ Coyne	1,500,000	---	---	0.07	1/31/2024	---	n/a	---	---
Richard Nichols (1)	500,000	---	---	0.07	1/31/2024	---	n/a	---	---
Michael P. McCarthy	500,000	---	---	0.07	1/31/2024	---	n/a	---	---
Kevin McLenithan	500,000	---	---	0.07	1/31/2024	---	n/a	---	---
Steve Videtich	500,000	---	---	0.07	1/31/2024	---	n/a	---	---

(1) On July 2, 2022, Mr. Nichols resigned his position as Chief Operating Officer of our company.

Employment Agreements

We have not entered into employment agreements with our executive officers. These persons have, however, entered into consulting agreements, pursuant to which they serve our company.

Frank Murtha. Effective May 1, 2021, we entered into a Consulting Service Agreement (the “Murtha Agreement”) with Frank Murtha, pursuant to which Mr. Murtha serves as our Contract President and Chief Executive Officer. Pursuant to the Murtha Agreement, Mr. Murtha was paid $10,000 per month for his services. The Murtha Agreement expired April 30, 2022. Mr. Murtha is now paid as an employee.

John JJ Coyne. Effective May 1, 2021, we entered into a Consulting Service Agreement (the “Coyne Agreement”) with John JJ Coyne, pursuant to which Mr. Coyne serves as our Contract Executive Senior Vice President. Pursuant to the Coyne Agreement, Mr. Coyne was paid $7,000 per month for his services. The Coyne Agreement expired April 30, 2022. Mr. Coyne is now paid as an employee.

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Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at February 24, 2023 , for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;
•	each named executive officer;
•	each of our directors; and
•	all of our named executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Major League Football, Inc., 15515 Lemon Fish Drive, Lakewood Ranch, Florida 34202. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 1,446,783,678  shares of our common stock outstanding as of February 24, 2023 . Except in the case of the holders thereof, our calculation does not give effect to shares underlying (1) awarded warrants to purchase shares our common stock and (2) options to purchase shares of our common stock under any employee stock plan that were issued and outstanding as of February 24, 2023 .

In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to options, warrants, preferred stock or restricted stock units held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of February 24, 2023 . We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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Name of Shareholder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)
Common Stock
Directors, Executive Officers and Key Personnel
Frank Murtha	9,934,580	(2)	1.06%
Gregory F. Campbell	1,750,000	(3)	*
John JJ Coyne	4,0200,000	(4)	*
Britt Jennings	37,900,000	(5)	4.02%
Michael P. McCarthy	2,015,000	(6)	*
Thomas J. Lewand	2,500,000		*
Kevin McLenithan	950,000	(7)	*
Steve Videtich	1,265,000	(8)	*
Officers, directors and key personnel, as a group (8 persons)	63,584,580	(9)	6.75%

*	Less than 1%.
(1)

We have based our calculation of the percentage of beneficial ownership of common stock on  1,446,783,678 shares outstanding as of February 24, 2023 . Except in the case of the holders thereof, our calculation does not give effect to shares underlying (1) awarded warrants to purchase shares our common stock and (2) options to purchase shares of our common stock under any employee stock plan that were issued and outstanding as of February 24, 2023 .

(2)

Includes (a) a total of 3,700,000 unissued shares that underlie currently exercisable warrants and options and (b) 4,880 shares held by Mr. Murtha’s ex-wife and 800 shares held by relatives of Mr. Murtha, as to which Mr. Murtha disclaims beneficial ownership, because he does not have voting and investment power with respect to such shares.

(3)	500,000 of these shares have not been issued, but underlie currently exercisable warrants.
(4)	Includes a total of 1,500,000 unissued shares that underlie currently exercisable warrants.
(5)	Includes 4,400,000 shares in the name of Mr. Jennings’ child that lives in the same household and for which Mr. Jennings’ spouse is the custodian.
(6)	Includes a total of 500,000 unissued shares that underlie currently exercisable warrants.
(7)	Includes 500,000 unissued shares that underlie currently exercisable warrants.
(8)	Includes 500,000 unissued shares that underlie currently exercisable warrants.
(9)	Includes a total of 11,700,000 unissued shares that underlie currently exercisable warrants and options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreements

We have not entered into employment agreements with our executive officers. These persons have, however, entered into consulting agreements, pursuant to which they serve our company.

Frank Murtha. Effective May 1, 2021, we entered into a Consulting Service Agreement (the “Murtha Agreement”) with Frank Murtha, pursuant to which Mr. Murtha serves as our Contract President and Chief Executive Officer. Pursuant to the Murtha Agreement, Mr. Murtha was paid $10,000 per month for his services. The Murtha Agreement expired April 30, 2022. Mr. Murtha is now paid as an employee.

John JJ Coyne. Effective May 1, 2021, we entered into a Consulting Service Agreement (the “Coyne Agreement”) with John JJ Coyne, pursuant to which Mr. Coyne serves as our Contract Executive Senior Vice President. Pursuant to the Coyne Agreement, Mr. Coyne was paid $7,000 per month for his services. The Coyne Agreement expired April 30, 2022. Mr. Coyne is now paid as an employee.

William J. Lyons. Effective November 16, 2018, we entered into a Master Business Agreement (the “Master Agreement”) with BDB Entertainment, Inc. to provide services related to our then-planned 2019 football season. BDB Entertainment is owned by William J. Lyons, our Chief Marketing Officer. Effective December 31, 2020, the Master Agreement was changed to reflect a different entity controlled by Mr. Lyons, William Lyons Associates, Inc., and has a term through December 31, 2021, and provides for both cash and common stock payments for its services rendered. However, the services to be provided are contingent on our obtaining a minimum of $3,000,000 of funding by December 31, 2021.

From January 30, 2019, to November 7, 2019, we made payments under the Master Agreement in the total amount of $52,500 as a good faith payment. Additionally, the Master Agreement specified that we would reimburse Mr. Lyons’ consulting firm for out-of-pocket expenses and, in May 2019, we paid $18,131 in this regard.

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Stock and Warrant Grants

Through the date of this Prospectus, our Board of Directors has made grants of shares of our common stock and warrants to purchase shares of our common stock to certain of our officers, directors and key personnel, as follows:

Name	No. of Shares	Number of Warrants	Warrant Exercise Price	Warrant Expiration Date
Frank Murtha	5,000,000	2,500,000	$0.07	1/31/2024
John JJ Coyne	2,500,000	1,500,000	$0.07	1/31/2024
Richard E. Nichols(1)	1,500,000	500,000	$0.07	1/31/2024
William G. Lyons(1)	250,000	250,000	$0.07	1/31/2024
Michael P. McCarthy	1,500,000	500,000	$0.07	1/31/2024
Gregory F. Campbell	1,250,000	500,000	$0.03	8/22/2025

____________________________________________

(1)    Former officer

Other Related-Party Transactions

At April 30, 2022 and 2021, the Company has recorded $210,868 and $177,868, respectively of accounts payable – related parties for Company related expenses. The April 30, 2022, balance of $210,868 is comprised of (1) $199,500 owed to the President, CEO, and member of the Board of Directors for payments made on behalf of the Company, (2) $10,961 owed to the Chief Financial Officer of the Company, (3) $336 owed to the Senior Vice President of Football Operations and (4) $71 owed to the Vice President of Team Interface.

The $199,500 owed to the President, CEO and member of the Board of Directors includes $161,200 of expenses related to a consulting agreement with the Company, $36,800 of expenses related to an office in home and $1,500 of advances made to the Company. The $10,962 owed to the Chief Financial Officer of the Company is for the accrual of unpaid payroll from February 1, 2022, to February 25, 2022.  The $336 owed to the Senior Vice President of Football Operations and $71 owed to the Vice President of Team Interface are for accrued and unpaid expenses paid on behalf of the Company.

Loans

On March 5, 2020, and August 12, 2020, Britt Jennings, a member of our Board of Directors, provided $55,000 of proceeds to us through the issuance of two note payables, one for $25,000 and another for $30,000. The notes payable terms include an annual interest rate of 10% and were both payable on December 31, 2022, by virtue of an extension. At April 30, 2022, we owed Mr. Jennings a total of $65,529 in principal and interest under the notes payable.

Review and Approval of Transactions with Related Persons

We do not have a formal, written policy solely for the review and approval of transactions with related parties. However, our Code of Ethics provides guidelines for reviewing and handling conflict of interest transactions with our directors, officers, and employees. The Board of Directors is responsible for reviewing all related party transactions. Before approving any such transaction, the Board of Directors would take into account all relevant facts and circumstances that it deems appropriate, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products, and if applicable, the impact on a director’s independence. Only those transactions that, considering known circumstances, are fair as to, and in the best interests of the Company and its stockholders, as the Board of Directors determines in the good faith exercise of its discretion, shall be approved.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 2,000,000,000 shares of common stock, $.001 par value per share.

As of the date of this Prospectus, there were 1,446,783,678 shares of our common stock issued and outstanding held by 589 holders of record; and 553,216,322  shares of our common stock reserved for the issuance upon the conversion of outstanding convertible instruments.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Except as otherwise provided by law, amendments to our Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of our common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Holders of our common stock will be entitled to such cash dividends as may be declared from time to time by the Board from funds available. Holders of our common stock have no preemptive rights to purchase shares of our common stock. The issued and outstanding shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

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Warrants

The following table summarizes our outstanding common stock warrants, as of October 31, 2022.

	Stock Warrants Outstanding
	Number of	Weighted Average Exercise	Weighted Average Remaining Contractual
	Warrants	Price	Life (Years)

Outstanding, April 30, 2022	62,970,000	$0.027	3.85	-
Expired	(1,500,000)	$-	-	-
Issued	271,874,666	$0.0058	2.45	38,500
Adjustment from total ratchet provision July 29, 2022	394,640,634	$0.0058		-
Exercised	(167,730,445)
Adjustment from total ratchet provision September 15, 2022	2,207,051,125
Outstanding, October 31, 2022	2,767,305,980	$0.001	3.82	1,295,995
Exercisable, October 31, 2022	2,767,305,980	$0.001	3.82	1,295,995

Stock Options

The following table summarizes our outstanding stock options, as of October 31, 2022.

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding, April 30, 2022	1,200,000	0.05	2.21
Outstanding, October 31, 2022	1,200,000	0.05	1.70
Exercisable, October 31, 2022	1,200,000	0.05	1.70

Convertible Promissory Notes

As of October 31, 2022, we had outstanding the convertible promissory notes indicated in the table below.

Description of Terms	Principal Balance at 10/31/22	Principal Balance at 4/30/22
April 14, 2016: $50,000 original principal amount; interest at 5% per annum; principal and interest were payable April 14, 2017; convertible at $.30 per share. This note is in default.	$32,500	$37,500
May 2, 2019: $100,000 original principal amount, with $2,150 of original issue discount (OID); interest at 10% per annum; principal and interest were payable May 2, 2020; convertible at 60% of the average of the two lowest trades of our common stock during the 15 trading days immediately preceding a conversion date. This note is in default.	---	6,000
May 8, 2019: $150,000 original principal amount; interest at 12% per annum; principal and interest were due February 8, 2020; convertible at the lower of (a) the lowest trade during the previous 25 trading days or (b) 61% of the of the lowest trade during the 25 trading days immediately preceding a conversion date. This note is in default, with interest at the default rate of 24%.	138,483	138,483

May 17, 2018: $80,000 original principal amount; interest at 10% per annum; principal and interest due May 17, 2019; secured by all of our assets; convertible at 60% of the of the lowest trade of our common stock during the 10 trading days immediately preceding a conversion date. This note is in default, with interest at the default rate of 18%.	16,802	16,802
November 24, 2021: $315,000 original principal amount, with $31,500 of OID; interest at 12% per annum; principal and interest due November 24, 2022; secured by all of our assets; convertible at $.008 per share. We have the right to repay this note at anytime without penalty.	---	315,000
January 4, 2022: $55,000 original principal amount; interest at 8% per annum; principal and interest due January 4, 2023; convertible at 65% of the of the average of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date. We have the right to repay this note without penalty after six months following issuance.	---	55,000
April 18, 2022: $560,000 original principal amount, with $56,000 of OID; interest at 12% per annum; principal and interest due April 18, 2023; convertible at $0.0058 per share. We have the right to repay this note without penalty.	560,000	560,000
May 23, 2022: $560,000 original principal amount, with $56,000 of OID; interest at 16% per annum; principal and interest due May 23, 2023; convertible at $0.0058 per share. We have the right to repay this note without penalty.	560,000	---
June 29, 2022: $80,000 original principal amount; interest at 8% per annum; principal and interest due June 29, 2023; convertible at 65% of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date.	55,000	---
July 13, 2022: $80,000 original principal amount; interest at 10% per annum; principal and interest due January 13, 2023; convertible at 60% of the lowest trade of our common stock during the 20 trading days immediately preceding a conversion date.	100,000	---
July 15, 2022: $53,000 original principal amount; interest at 8% per annum; principal and interest due July 15, 2023; convertible at 65% of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date.	53,000	---
September 1, 2022: $55,000 original principal amount, with OID of $5,500; interest at 12% per annum; principal and interest due September 1, 2023; convertible at $.0007 per share after six months. We have the right to repay this note at any time at a 125% premium.	55,000

33

Equity Compensation Plans

We have adopted equity compensation plans for the benefit of certain of our employees. The following table summarizes our equity compensation plans, as of the date of this Prospectus.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (c)
Equity compensation plans approved by security holders(1)	1,200,000.05		9,200,000
Equity compensation plans not approved by security holders(2)	62,970,000.04		0
Total	64,170,000	.09	9,200,000

(1)

Reflects the following Company Equity compensation plans for the benefit of our directors, officers, employees ,and consultants: (i) our 2006 Equity Incentive Plan (“2006 Plan”), for which we have reserved 400,000 shares of our common stock for such persons pursuant to that plan; and (ii) our 2014 Employee Stock Plan (“2014 Plan”) for which we have reserved 10,000,000 shares of our common stock for such persons pursuant to that plan. This amount represents stock options outstanding at April 30, 2022.

(2)	Represents stock warrants outstanding at April 30, 2022.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board or our president, or as otherwise provided under Delaware law.

Transfer Agent

We have retained the services of Pacific Stock Transfer Company, 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119, as the transfer agent for our common stock. Pacific Stock Transfer’s website is located at: www.pacificstocktransfer.com. No information found on Pacific Stock Transfer’s website is part of this Prospectus.

34

SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our common stock after this Offering from time to time, and the availability of shares of our common stock for future sale, may reduce the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our common stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the Registration Statement, all of the Shares will be freely tradable without restrictions or further registration under the Securities Act, unless the Shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of Shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our common stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. (See “Risk Factors”).

Rule 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

LEGAL MATTERS

The validity of the securities offered by this Prospectus will be passed upon for us by Newlan Law Firm, PLLC, Flower Mound, Texas.

EXPERTS

Our balance sheets as of April 30, 2022 and 2021, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended April 30, 2022 and 2021, included in this Prospectus have been audited by Salberg & Company, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

35

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC the Registration Statement on Form S-1 under the Securities Act with respect to the Shares being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information in the Registration Statement and its exhibits. For further information with respect to our company and the Shares offered by this Prospectus, you should refer to the Registration Statement and the exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and, in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Registration Statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Major League Football, Inc., 15515 Lemon Fish Drive, Lakewood Ranch, Florida 34202; telephone: (847) 924-4332.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

36

INDEX TO FINANCIAL STATEMENTS

Major League Football, Inc.

Unaudited Financial Statements

Six Months Ended October 31, 2022

Major League Football, Inc.

Financial Statements

Years Ended April 30, 2022 and 2021

F-1

MAJOR LEAGUE FOOTBALL, INC.

BALANCE SHEETS

	October 31, 2022	April 30, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$28,227	$673,181
Accounts receivable	-	3,802
Insurance deposits	46,022	-
Prepaid fees	-	668
Prepaid consulting - related party	-	52,500
TOTAL CURRENT ASSETS	74,249	730,151

PROPERTY AND EQUIPMENT
Football and office equipment, net of accumulated depreciation of $69,658 and $0	524,743	518,133
TOTAL PROPERTY AND EQUIPMENT	524,743	518,133

OTHER ASSETS
Trademarks	2,500	2,500
Deferred offering costs	296,120	-
Security deposits	6,607	6,607
TOTAL OTHER ASSETS	305,227	9,107

TOTAL ASSETS	$904,219	$1,257,391

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,112,200	$1,740,655
Accounts payable - related parties	191,547	210,868
Accrued former officer compensation and payroll taxes	777,111	777,111
Accrued expenses	309,728	367,756
Accrued payroll	498,500	25,726
Subscription payable	40,000	-
Deferred revenue	-	3,802
State income taxes payable	110,154	110,154
Convertible unsecured promissory notes, net of $117,866 and $32,129 debt discounts and including put premiums	496,849	269,112
Convertible secured promissory notes, net of $404,415 and $462,468 debt discounts and including put premiums	787,387	429,385
Conversion option liability	2,168,805	197,508
Warrant derivative liability	2,959,657	-
Notes payable net of $51,099 and $0 debt discounts	531,201	357,300
Notes payable, related party	55,000	55,000
Accrued interest	448,869	361,400
Accrued interest - related party	13,301	10,529

TOTAL CURRENT LIABILITIES	12,500,309	4,916,306

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value, 2,000,000,000 shares authorized;
864,153,385 and 527,327,424 shares issued and 862,653,385 and 525,827,424
shares outstanding at October 31, 2022 and April 30, 2022, respectively	862,653	525,827
Additional paid-in capital	25,759,205	26,477,739
Accumulated deficit	(38,217,948)	(30,662,481)

TOTAL STOCKHOLDERS’ DEFICIT	(11,596,090)	(3,658,915)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$904,219	$1,257,391

See accompanying condensed notes to these unaudited financial statements.

F-2

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	October 31, 2022	October 31, 2021	October 31, 2022	October 31, 2021

Revenue
Online store sales	$503	$-	$9,180	$-
Total Revenue	503	-	9,180	-

Cost of Revenue
Online store costs	-	-	7,365	-
Total Cost of Revenue	-	-	7,365	-

Gross Margin	503	-	1,815	-

Operating Expenses
Professional fees	72,429	55,385	217,812	139,291
Football camp expense	3,712	-	2,265,101	-
Compensation expense	370,927	-	1,216,995	-
Write off of prepaid investor relations	-	-	52,500	-
Rent expense	36,140	37,374	64,798	73,277
Depreciation expense	44,504	-	69,658	-
General and administrative expense	15,770	8,533	34,274	303,934
Total Operating Expenses	543,482	101,292	3,921,138	516,502

Operating Loss	(542,979)	(101,292)	(3,919,323)	(516,502)

Other Income (Expense)
Tax penalties and interest	(6,030)	(5,681)	(11,972)	(11,278)
Interest expense	(425,853)	(49,070)	(904,090)	(154,923)
Settlement income (expense)	(83,016)	-	38,200	(55,000)
Other expense	(5,250)	(1,750)	(8,750)	(1,750)
Gain (loss) from change in fair value of conversion option liability	1,012,050	(25,272)	1,033,263	(4,536)
Gain from change in fair value of warrant derivative liability	1,605,672	-	1,605,672	-
Total Other Income (Expense), net	2,097,573	(81,773)	1,752,323	(227,487)

Net Income (Loss)	$1,554,594	$(183,065)	$(2,167,000)	$(743,989)

Deemed Dividend	(3,968,546)	-	(5,388,467)	-

Net Loss Available to Common Shareholders	$(2,413,952)	$(183,065)	$(7,555,467)	$(743,989)

Basic and Diluted Net Loss Per Share Available to Common Shareholders	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted Average Shares - Basic and Diluted - Available to Common Shareholders	772,181,403	432,532,346	811,301,892	432,532,346

See accompanying condensed notes to these unaudited financial statements.

F-3

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE MONTHS ENDED OCTOBER 31, 2022 AND 2021

(UNAUDITED)

					Additional		Total
	Common Stock		Common Stock Issuable		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

For the Three Months Ended October 31, 2022

Balance at July 31, 2022	602,529,492	$602,529	24,600,000	$24,600	$29,011,616	$(35,803,996)	($6,165,251)

Conversion of convertible secured promissory notes	72,798,448	72,798	-	-	173,034	-	245,832
Issuance of common stock from cashless exercise of warrants	167,730,445	167,730	(23,600,000)	(23,600)	(144,130)	-	-
Issuance of common stock for settlement	1,000,000	1,000	(1,000,000)	(1,000)	-	-	-
Issuance of common stock to employee for services	1,250,000	1,250	-	-	2,188	-	3,438
Issuance of warrant to employee for services	-	-	-	-	1,211	-	1,211
Issuance of common stock to consultants for services	1,720,000	1,720	-	-	516	-	2,236
Issuance of common stock for equity line of credit	15,625,000	15,626	-	-	9,765	-	25,391
Issuance of warrant for equity line of credit	-	-	-	-	270,729	-	270,729
Issuance of warrant with convertible secured promissory note	-	-	-	-	35,619	-	35,619
Reclassification from equity of initial conversion option derivative value	-	-	-	-	(3,004,560)	-	(3,004,560)
Reclassification from equity of initial warrant derivative value	-	-	-	-	(4,565,329)	-	(4,565,329)
Deemed dividend related to the triggering of the full ratchet anti-dilution provision of warrants at incremental value	-	-	-	-	3,968,546	(3,968,546)	-
Net Income, three months ended October 31, 2022	-	-	-	-	-	1,554,594	1,554,594

Balance at October 31, 2022	862,653,385	$862,653	-	$-	$25,759,205	$(38,217,948)	$(11,596,090)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

For the Three Months Ended October 31, 2021

Balance at July 31, 2021	433,402,102	$433,402	$24,600,248	$(29,553,706)	$(4,520,056)

Conversion of convertible unsecured promissory notes	15,765,536	15,766	85,034	-	100,800
Conversion of convertible secured promissory note	2,498,971	2,499	3,499	-	5,998
Reclassification of put premium upon conversion of convertible secured promissory note	-	-	89,024	-	89,024
Net loss, three months ended October 31, 2021	-	-	-	(183,065)	(183,065)

Balance at October 31, 2021	451,666,609	$451,667	$24,777,805	$(29,736,771)	$(4,507,299)

See accompanying condensed notes to these unaudited financial statements.

F-4

 MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE SIX MONTHS ENDED OCTOBER 31, 2022 AND 2021

(UNAUDITED)

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
For the Six Months Ended October 31, 2022

Balance at April 30, 2022	525,827,424	$525,827	$26,477,739	$(30,662,481)	$(3,658,915)

Sale of common stock, net of offering costs	29,157,141	29,157	520,643	-	549,800
Conversion of convertible unsecured promissory notes	4,144,927	4,145	53,055	-	57,200
Conversion of convertible secured promissory notes	107,598,448	107,598	340,074	-	447,672
Issuance of common stock for settlements	3,600,000	3,600	22,921	-	26,521
Issuance of common stock from cashless exercise of warrants	167,730,445	167,730	(167,730)	-	-
Issuance of common stock with convertible unsecured promissory note	5,000,000	5,000	46,807	-	51,807
Issuance of common stock with note payable	1,000,000	1,000	17,953	-	18,953
Issuance of common stock to employee for services	1,250,000	1,250	2,188	-	3,438
Issuance of warrant to employee for services	-	-	1,211	-	1,211
Issuance of common stock to consultants for services	1,720,000	1,720	516	-	2,236
Issuance of common stock for equity line of credit	15,625,000	15,626	9,765	-	25,391
Issuance of warrant with convertible secured promissory note	-	-	310,581	-	310,581
Issuance of warrant for equity line of credit	-	-	270,729	-	270,729
Reclassification from equity of initial conversion option derivative value	-	-	(3,004,560)	-	(3,004,560)
Reclassification from equity of initial warrant derivative value	-	-	(4,565,329)	-	(4,565,329)
Deemed dividend related to the triggering of the full ratchet anti-dilution provision of warrants at incremental value	-	-	5,388,467	(5,388,467)	-
Reclassification of put premium upon conversion of convertible secured promissory note	-	-	29,615	-	29,615
Reclassification of put premium upon conversion of convertible unsecured promissory notes	-	-	4,560	-	4,560
Net loss, six months ended October 31, 2022	-	-	-	(2,167,000)	(2,167,000)

Balance at October 31, 2022	862,653,385	$862,653	$25,759,205	$(38,217,948)	$(11,596,090)

					Additional		Total
	Common Stock		Common Stock Issuable		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

For the Six Months Ended October 31, 2021

Balance at April 30, 2021	418,062,102	$418,062	40,000	$40	$24,325,517	$(28,992,782)	$(4,249,163)

Issuance of common stock that was previously issuable	40,000	40	(40,000)	(40)	-	-	-
Issuance of common stock to consultants for services	15,300,000	15,300	-	-	175,950	-	191,250
Issuance of warrants to consultants for services	-	-	-	-	98,781	-	98,781
Conversion of convertible unsecured promissory notes	15,765,536	15,766	-	-	85,034	-	100,800
Conversion of convertible secured promissory note	2,498,971	2,499	-	-	3,499	-	5,998
Reclassification of put premium upon conversion of convertible unsecured promissory note	-	-	-	-	89,024	-	89,024
Net loss, six months ended October 31, 2021	-	-	-	-	-	(743,989)	(743,989)

Balance at October 31, 2021	451,666,609	$451,667	-	$-	$24,777,805	$(29,736,771)	$(4,507,299)

See accompanying condensed notes to these unaudited financial statements.

F-5

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended,
	October 31, 2022	October 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,167,000)	$(743,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount on convertible unsecured promissory notes	19,566	8,687
Amortization of debt discount on convertible secured promissory notes	471,293	7,244
Amortization of debt discount on notes payable	24,054	-
Issuance of common stock to employee for services	3,438	-
Issuance of warrant to employee for services	1,211	-
Issuance of common stock to consultants for services	2,236	191,250
Issuance of warrants to consultants for services	-	98,781
Settlement expense (income)	(38,200)	55,000
Late fee on convertible promissory note in default	-	1,750
Conversion fees on convertible unsecured promissory notes	8,750	-
Write off of prepaid investor relation fees	52,500	-
Accretion of put premium liability	158,153	67,333
Gain (loss) from change in fair value of conversion option liability	(1,033,263)	4,536
Gain from change in fair value of warrant derivative liability	(1,605,672)	-
Depreciation expense	69,658	-
Default interest from conversion of convertible secured promissory note	79,656	-
Changes in operating assets and liabilities:
Accounts receivable	3,802	-
Prepaid fees	668	-
Deposits	(46,022)	-
Accounts payable	1,371,545	34,175
Accounts payable - related parties	(19,321)	17,732
Subscription payable	40,000	-
Deferred revenue	(3,802)	-
Accrued expenses	(528)	11,277
Accrued payroll	472,774	-
Accrued interest	135,156	55,448
Accrued interest - related party	2,772	2,772
Net cash used in operating activities	(1,996,576)	(188,004)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of football equipment	(76,268)	-
Net cash used in investing activities	(76,268)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible unsecured promissory notes, net of issue costs	202,000	95,000
Proceeds from issuance of convertible secured promissory notes, net of issue costs	512,290	126,100
Proceeds from issuance of notes payable, net of issue costs	173,800	-
Repayment of note payable	(5,000)	-
Repayment of convertible unsecured promissory note	(5,000)	-
Repayment of convertible secured promissory note	-	(50,000)
Proceeds from sale of common stock, net of fees	549,800	-
Net cash provided by financing activities	1,427,890	171,100

NET DECREASE IN CASH	(644,954)	(16,904)
CASH - BEGINNING OF PERIOD	673,181	19,778
CASH - END OF PERIOD	$28,227	$2,874

See accompanying condensed notes to these unaudited financial statements.

F-6

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CASH FLOWS (Continued)

(UNAUDITED)

	For the Six Months Ended,
	October 31, 2022	October 31, 2021

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS

CASH PAID FOR INCOME TAXES	$-	$-
CASH PAID FOR INTEREST	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Reduction of put premium liability related to conversion and payment of promissory notes	$34,175	$89,024
Conversion of convertible secured promissory note	$315,000	$5,998
Conversion of convertible unsecured promissory notes and accrued interest	$57,200	$100,800
Conversion of accrued interest on convertible secured promissory notes	$44,266	$-
Discounts related to convertible promissory notes	$112,500	$37,400
Fair value of warrants issued with secured convertible promissory notes	$310,581	$-
Reclassification from equity of initial conversion option derivative value	$3,004,560	$-
Reclassification from equity of initial warrant derivative value	$4,565,329	$-
Deemed dividend related to the triggering of the full ratchet anti-dilution provision of warrants at fair value	$5,388,467	$-

See accompanying condensed notes to these unaudited financial statements.

F-7

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Major League Football, Inc. (the “Company,” “we,” “us” or “our”) plans to establish, develop, and operate Major League Football (“MLFB”) as a professional Spring/Summer football League with 4 initial Franchises located in cities overlooked in large part by existing professional sports leagues and provide fans with high quality players and competition in the NFL’s off-season. Our plan that was initiated in June 2022 was that the initial teams would be located in Ohio, Virginia, Arkansas, and Alabama. Our proposed spring playing schedule avoids all competition with the NFL and colleges and these initial cities have both a passion for sports and football as well as stadium venues whose size will provide our fans an excellent viewing experience at a reasonable rental expense to MLFB. All potential venues are equipped for high quality multi-platform media transmission allowing us the broadcast all our games in multi-levels of today’s technology.

We commenced football training camp operations in June 2022 with a camp start date of July 18, 2022, which was located at Ladd-Peebles Stadium in Mobile, Alabama. The training camp was comprised of the four initial teams and included over 260 potential players and coaches. The camp included transportation of certain football equipment from a Texas warehouse along with the purchase of new equipment. However, due a significant delay in negotiating the stadium lease, the Company was delayed in obtaining additional funding from a planned registration statement. The Company was funding the training camp operations from the sale of convertible promissory notes and the sale of common stock from an existing Regulation A offering. Because of a delay in funding, the Company suffered a significant cash flow issue with the payment of hotels and other training camp operating expenses. As a result, the Company shut down the training camp on July 29, 2022. As a result of the shutdown of the training camp, the Company has incurred a significant number of unpaid charges which are recorded as accounts payable at October 31, 2022 that the Company is committed to paying in full.

We have commenced planning for a full spring football season in 2023 tentatively commencing a training camp in April 2023 with games from May through June 2023 and a championship game held in July 2023.

MLFB plans to serve as a pipeline to develop players, coaches, officials, scouts, trainers, and all other areas of the game that the NFL needs today. We will also give NFL representatives the opportunity to view our team practices, game footage, practice tapes and confer with league coaches, team officials and staff. We believe this will provide our league with recognition and demonstrate our economic model and the market’s desire for spring football.

Going Concern

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern. As reflected in the financial statements, the Company had limited revenues and had a net income (loss) of $1,554,594 and $(2,167,000) for the three and six months ended October 31, 2022, respectively. Additionally, the Company had net cash used in operating activities of $1,996,576 for the six months ended October 31, 2022. At October 31, 2022, the Company has a working capital deficit of $12,426,060, an accumulated deficit of $38,217,948 and a stockholders’ deficit of $11,596,090, which could have a material impact on the Company’s financial condition and operations.

We require short-term financing as well as financing over the next 12 months and we have been pursuing, and will continue to pursue, short-term financing, with the intention of securing larger, more permanent financing facilities.

F-8

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

On September 7, 2022, the Company announced that it had signed two Common Stock Purchase Agreements in the amount of $2,500,000 each or $5,000,000 combined. The ability for the Company to obtain funds from both agreements is contingent on the Company filing and obtaining approval of a Form S-1 Registration Statement with the Securities and Exchange Commission (“SEC”). As previously announced, the Company continues to move forward with plans to pay all obligations incurred while preparing for a full season of spring football in 2023. The key management team of the Company remains intact and dedicated to this goal. In addition to these two agreements, the Company continues to have discussions with other parties for potential funding. The Common Stock Purchase Agreements are contingent on approval of the Form S-1 Registration Statement, which may not occur in a timely fashion, as it is dependent on the process and timeframe of the SEC. As a result, we may not be able to achieve these capital-raising objectives and if the required capital is not obtained in the proposed timeframe, the Company’s planned 2023 spring football season could be delayed or not occur.

In view of these matters, recoverability of any asset amounts shown in the accompanying unaudited financial statements is dependent upon the Company’s ability to achieve a level of profitability. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of the filing of the Company’s Form 10-Q with the SEC. Since inception, the Company has financed its activities from the sale of equity securities and from loans. The Company intends on financing its future development activities and its working capital needs from the sale of public equity securities and debt securities, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements.

COVID-19

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Subsequently, the COVID-19 pandemic has continued to spread and various state and local governments have issued or extended “shelter-in-place” orders. The spread of the pandemic has caused severe disruptions in the global economy and financial markets and could potentially create widespread business continuity issues of an unknown magnitude and duration.

The future operational and financial impact of the COVID-19 pandemic is difficult to determine, and it is not possible to predict the duration and severity of the economic disruption, government restrictions and stimulus, social distancing and phased re-opening of economies, nor estimate the impact that this may have on the Company, its financial condition, and its results of operations. While we believe that the coronavirus pandemic has not had a significant impact on our financial condition and results of operations at this time, the potential economic impact brought by the coronavirus pandemic, which may be exacerbated by the global macroeconomic uncertainty from the ongoing conflict between Russia and Ukraine, is difficult to assess or predict. There may be developments outside of our control that require us to adjust our operating plans. Given the nature of the situation, we cannot reasonably estimate the impact of the coronavirus pandemic on our financial condition, results of operations or cash flows in the future.

F-9

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim period financial statements of the Company are unaudited pursuant to certain rules and regulations of the SEC and include, in the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair statement of the results of the periods indicated. Such results, however, are not necessarily indicative of results that may be expected for the full year. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. The accompanying unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as filed with the SEC on July 29, 2022. The interim unaudited operating results for the three and six months ended October 31, 2022 are not necessarily indicative of operating results expected for the full fiscal year.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results could differ from the estimates. Significant estimates in the accompanying unaudited financial statements include the useful life of property and equipment, valuation of derivative liabilities, estimates of loss contingencies, valuation of equity-based instruments issued for other than cash and valuation allowance on deferred tax assets.

Reclassification

The Company reclassed rent expense from general and administrative expense for the three and six months ended October 31, 2021, in the amount of $37,374 and $73,277 to a separate line item to conform with current period presentation. Total operating expenses were unchanged.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at October 31, 2022 and April 30, 2022.

Concentrations - Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash. We maintain our cash balances in financial institutions that from time to time exceed amounts insured by the FDIC (up to $250,000, per financial institution as of October 31, 2022). At October 31, 2022, none of our deposit accounts exceeded the insured amount. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which are deposits are held.

F-10

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the statement of operations.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Long-lived assets,” which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

Convertible Promissory Notes and Related Embedded Derivatives

We account for the embedded conversion option contained in convertible instruments under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”. The embedded conversion option within this Topic contained in the convertible instruments are accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing model. On the initial measurement date, the fair value of the embedded conversion option derivative was recorded as a derivative liability and was allocated as debt discount up to the proceeds of the notes with the remainder charged to current period operations as initial derivative expense. Any gains and losses recorded from changes in the fair value of the liability for derivative contract is recorded as a component of other income (expense) in the accompanying Statements of Operations. The classification of equity-linked contracts is reassessed at each balance sheet date.  If the classification required under this subtopic changes as a result of events during the period, the contract shall be reclassified at the date of the event that caused such reclassification. If reclassification is required, the change in fair valuer of the contract during the period the contract was classified as equity shall be accounted for as an adjustment to stockholders’ equity.  The contract is subsequently adjusted to fair value through earnings.  Such a reclassification event occurred during the three and six months ended October 31, 2022, as more fully disclosed below.

The Company follows ASU 260 regarding changes to the classification of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, entities that present earnings per share (“EPS”) in accordance with Topic 260, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related guidance in Topic 260.

Convertible Notes With Variable Conversion Options

The Company has entered into convertible promissory notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the trading price of the common stock at the time of conversion. The Company treats these convertible promissory notes as stock settled debt under ASC 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the put premium to interest expense.

F-11

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities where there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, football equipment, accounts payable, unsecured convertible notes payable, secured convertible notes payable, notes payable, and notes payable – related party. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the Company believes that the recorded values of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

F-12

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Assets and liabilities measured at fair value on a recurring basis consist of the following at October 31, 2022 and April 30, 2022:

	Carrying Value at October 31,	Fair Value Measurements at October 31, 2022
	2022	Level 1		Level 2	Level 3

Conversion option liability	$2,168,805		$-	$-	$2,168,805
Warrant derivative liability	$2,959,657	$		$-	$2,959,657

	Carrying Value at April 30,	Fair Value Measurements at April 30, 2022
	2022	Level 1	Level 2	Level 3

Conversion option liability	$197,508	$-	$-	$197,508

The following is a summary of activity of Level 3 assets and liabilities for the six months ended October 31, 2022:

Conversion Option Liability
Balance – April 30, 2022	$197,508
Initial value of conversion option liability	3,004,560
Gain from change in the fair value of conversion option liability	(1,033,263)
Balance – October 31, 2022	$2,168,805

Warrant Derivative Liability
Balance – April 30, 2022	$-
Initial value of warrant derivative liability	4,565,329
Gain from change in the fair value of warrant derivative liability	(1,605,672)
Balance – October 31, 2022	$2,959,657

Changes in fair value of the conversion option liability and warrant derivative liability are included as a separate Other Income (Expense) item in the accompanying Statements of Operations.

Leases

The Company follows ASC 842 regarding leases whereby lessees need to recognize leases on their balance sheet as a right of use asset and a corresponding lease liability. We have elected to exclude leases with a lease term of one year or less. The Company has no leases with over one year term.

Sequencing

The accounting treatment of derivative financial instruments requires that the Company record the embedded conversion option and warrants at their fair values as of the inception date of the agreement or upon a triggering event and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

As a result of entering into warrant and convertible debt agreements, for which such instruments contained certain anti-dilution provisions, the Company could not demonstrate it has sufficient authorized shares and as a result, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares.  Accordingly, the Company has adopted a sequencing policy in accordance with ASC 815-40-35-12 “Derivatives and Hedging” whereby all future instruments may be classified as a derivative liability with the exception of instruments related to share-based options issued to employees or directors.  See Net Income (Loss) per Share below.

Revenue Recognition

The Company will recognize revenue in accordance with the five-step method prescribed by ASC 606 “Revenues from Contracts with Customers”.

League Tryout and Training Camps

The Company will recognize league tryout and training camp revenue on the dates that the events are held. The Company commenced a training camp on July 18, 2022 in Mobile, Alabama but this was terminated on July 29, 2022 due to a lack of sufficient funding. The Company did not charge players a training camp fee and as a result, there was no revenue from tryout and training camps during the three and six months ended October 31, 2022 or 2021, respectively.

F-13

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Football League Operations

The Company will recognize revenue from future football league operations including gate, parking and concessions, stadium advertising and merchandising, licensing fees, sponsorships, naming rights, broadcast and cable, franchise fees, social media and on-line digital media including merchandising, advertising, and subscriptions, as applicable. The Company football league operations had not commenced as of October 31, 2022. The Company commenced the selling of on-line digital media merchandise through a third party drop shipper on April 29, 2022 and customers sent cash for certain items that were not shipped until May 2022. The Company recorded $3,802 of accounts receivable with an offset to deferred revenue at April 30, 2022. Subsequently, the drop shipper shipped the items to customers and the Company recognized revenue and cost of goods sold. During the three and six months ended October 31, 2022, the Company recorded $502 and $9,180 of revenue and $0 and $7,365 of cost of goods sold, respectively related to on-line digital merchandise.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse.

Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. At October 31, 2022 and April 30, 2022, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying unaudited financial statements

Stock Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Stock Compensation”. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the shorter of the service period or the vesting period. The Company values employee and non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

Net Income (Loss) per Share of Common Stock

The Company computes net earnings (loss) per share in accordance with ASC 260-10, “Earnings per Share.”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period and diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

F-14

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Securities that could potentially dilute earnings per share in the future are as follows:

	October 31, 2022	April 30, 2022
Warrants to purchase common stock - *	2,767,305,980	62,970,000
Options to purchase common stock	1,200,000	1,200,000
Conversion of convertible unsecured promissory notes - *	692,178,144	20,782,211
Conversion of convertible secured promissory notes - *	1,938,096,966	11,586,275
Total	5,398,781,090	96,538,486

*Based on the Company sequencing policy, certain dilutive securities above the Company authorized shares of 2,000,000,000 have been reclassified as derivative liabilities at October 31, 2022.

Effective September 15, 2002, the Company determined that because of entering into certain warrant and convertible debt agreements, for which such instruments contained anti-dilution provisions , the Company could not demonstrate that it had sufficient authorized shares and as a result, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares.

The Company evaluated that there was a potential of 5,398,781,090 per the above table that could be converted into shares of the Company’s $0.001 par value common stock.  The Company has 2,000,000,000 shares authorized and as a result, utilized the first in-first out sequencing of securities convertible.  The Company calculated at September 15, 2022, after adjusting for convertible securities and warrants on the first in-first out basis, 4,339,234,474 shares were potentially issuable above the 2,000,000,000 authorized limit. Based on the Company’s revaluation of these instruments and not having sufficient authorized shares to settle these instruments with shares, the Company reclassified such instruments from stockholders’ equity to a derivative liability. The Company evaluated the change for both warrants and convertible debt using the Binomial Lattice Option Pricing Model at September 15, 2022 and recorded $3,004,560 for the initial value of conversion option liability and $4,565,329 for the initial value of warrant derivative liability with an offset to additional paid in capital.  The Company performed a revaluation at October 31, 2022 and recorded a $1,033,263 gain from the change in fair value of conversion option liability and a $1,605,672 gain from the change in fair value of warrant derivative value,

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be reasonably estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed. The Company does not include legal costs in its estimates of amounts to accrue.

Related Parties

Parties are considered related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. See Note 7 – Related Parties.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Among other changes, ASU 2020-06 removes from U.S. GAAP the liability and equity separation model for convertible instruments with a cash conversion feature, and as a result, after adoption, entities will no longer separately present in equity an embedded conversion feature for such debt.

F-15

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 1- NATURE OF OPERATIONS, BASIS OF PRESENTATION, GOING CONCERN, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Similarly, the embedded conversion feature will no longer be amortized into income as interest expense over the life of the instrument. Instead, entities will account for a convertible debt instrument wholly as debt unless (1) a convertible instrument contains features that require bifurcation as a derivative under ASC Topic 815, Derivatives and Hedging, or (2) a convertible debt instrument was issued at a substantial premium. Among other potential impacts, this change is expected to reduce reported interest expense, increase reported net income, and result in a reclassification of certain conversion feature balance sheet amounts from stockholders’ equity to liabilities as it relates to the Company’s convertible notes.

Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share (EPS), which is consistent with the Company’s accounting treatment under the current standard. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted for fiscal years beginning after December 15, 2020 and can be adopted on either a fully retrospective or modified retrospective basis.

On May 1, 2021, we adopted the ASU using the modified retrospective method which did not have a material impact on the Company’s financial statements.

The Company has evaluated other recent accounting pronouncements and their adoption, and has not had, and is not expected to have, a material impact on the Company’s financial position or results of operations. Other new pronouncements issued but not yet effective until after October 31, 2022 are not expected to have a significant effect on the Company’s financial position or results of operations.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment, stated at cost, consisted of the following:

	Estimated Life	October 31, 2022	April 30, 2022
Football Equipment	1-5 years	$583,401	$507,133
Office Equipment	1 year	11,000	11,000
Less: Accumulated Depreciation		(69,658)	-
		$524,743	$518,133

The Company commenced training camp operations on June 9, 2022 including the transportation of certain football and office equipment previously held in storage or purchased during the six months ended October 31, 2022. As a result, the Company commenced depreciation of certain of its football and office equipment.

During the six months ended October 31, 2022, the Company purchased $76,268 of football equipment. Depreciation expense amounted to $44,504 and $69,658 for the three and six months ended October 31, 2022, respectively. There was no depreciation expense for the three and six months ended October 31, 2021, respectively.

F-16

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

October 31, 2022

NOTE 3 – ACCRUED EXPENSES

The Company has recorded accrued expenses that consisted of the following:

	October 31, 2022	April 30, 2022
Penalties and interest - unpaid state income tax	$295,955	$283,983
Unpaid federal income tax	1,764	1,764
Legal settlement (See Note 8 – Commitments and Contingencies)	-	70,000
Accrued payroll tax	839	839
Accrued penalties for failure to file federal tax returns	4,020	4,020
Late charges on unpaid promissory note	7,150	7,150
Total Accrued Expenses	$309,728	$367,756

NOTE 4 – DEBT

	October 31, 2022	April 30, 2022
Notes Payable:
Aug 28, 2015. No stated interest and principal payable on demand.	$2,300	$2,300
Nov.18, 2015. Interest at 8% and principal payable on demand. In Default	100,000	100,000
Jun. 6, 2016. Interest at 4% and principal payable on demand.	10,000	10,000
Aug. 4, 2016. Interest at 8% and principal payable on demand. In Default	35,000	35,000
Sep. 27, 2016. Interest at 4% and principal payable on demand.	30,000	30,000
Sep. 29, 2016. Interest at 4% and principal payable on demand.	5,000	5,000
Sep. 29, 2016. Interest at 4% and principal payable on demand.	30,000	30,000
Oct. 3, 2016. Interest at 4% and principal payable on demand.	20,000	20,000
Sep. 25, 2019. Interest at 8% and principal and interest due Mar. 25, 2020 In Default with interest recorded at 22% default rate	70,000	70,000
Apr. 9, 2020.Interest at 8% and principal due Oct. 9, 2020 In Default with interest recorded at 24% default rate	5,000	5,000
Jul. 31, 2021. Interest at 10% and principal and interest due Jul. 31, 2022. In Default	45,000	50,000
Jul. 15, 2022. Interest at 10% and principal and interest due Jul. 15, 2023	200,000	-
Sep. 1, 2022. Interest at 10% and principal and interest due Dec. 1, 2022	30,000	-

Less: Debt Discount	(51,099)	-

Total Notes Payable	$531,201	$357,300

At October 31, 2022 and April 30, 2022, the Company has recorded $582,300 and $357,300 of Notes Payable, respectively. The $582,300 of Notes Payable at October 31, 2022 includes $232,300 from eight third parties and the principal and interest are payable on demand with an interest rate ranging from no interest to 8% annually.

F-17

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (Continued)

Included in the $232,300 balance are the following in default at October 31, 2022 (1) a $100,000 Note Payable dated November 18, 2015, for which the lender requested payment, and the Company did not pay and as a result, recorded a $5,400 late fee that is included in accrued expenses in the accompanying Balance Sheets at October 31, 2022 and April 30, 2022 and (2) a $35,000 Note Payable dated August 4, 2016, for which the lender requested payment, and the Company did not pay and as a result, recorded a $1,750 late fee that is included in accrued expenses in the accompanying Balance Sheet at October 31, 2022. See Note 3 – Accrued Expenses.

 Note Payable – September 25, 2019

On September 25, 2019, the Company received $55,284 of net proceeds from the issuance of a $70,000 face value note payable with debt issue costs paid to or on behalf of the lender of $5,500 and an original issue discount of $9,216. Additionally, the lender directly paid $11,000 to a third party for the purchase for the Company of office equipment that is recorded as property and equipment at October 31, 2022 and April 30, 2022. The terms include interest accrued at 8% annually and the principal and accrued interest were payable on March 25, 2020. The principal and accrued interest were not paid on the due date of March 25, 2020 and as a result, the note payable is in default and default interest at 22% is being utilized as of the due date. At October 31, 2022, the Company had not received an extension of the due date. See Note 8 – Commitments and Contingencies.

Note Payable – April 9, 2020

On April 9, 2020, the Company received $30,000 of proceeds from the issuance of a note payable with terms including interest accrued at 8% annually and the principal and interest were payable in six months on October 9, 2020. The principal and accrued interest were not paid on the due date of October 9, 2020 and as a result, the note payable is in default and default interest at 24% is being utilized as of the due date and no extension has been received. The lender provided the Company with an option to purchase football equipment that was stored at a warehouse in Texas and the Company paid the rent for the warehouse. On April 21, 2022, the Company and the lender executed a settlement agreement for the Company to pay the lender $475,000 which represented (1) the purchase of the football equipment in Texas for $450,000 and (2) to repay $25,000 of the note payable principal resulting in an outstanding balance of $5,000 at October 31, 2022 and April 30, 2022. The Company owed the lender for other convertible debt besides this note payable and offered the Company to pay off all of the debt and accrued interest with a $215,260 payment within thirty days of the settlement date or the lender would retain all rights to convert the outstanding amounts into Company common stock. The Company did not make this payment and the lender retains all rights under the original terms. At October 31, 2022, the Company owes the lender for all debt outstanding representing $91,802 of principal and $1,786,569 of accrued interest, including default interest.

Note Payable – July 31, 2021

On July 31, 2021, the Company recorded a $55,000 note payable with terms that include interest accrued at 10% annually and the principal and accrued interest were payable on July 31, 2022 and is in default. The lender loaned the Company’s former CEO money which was then loaned to the Company for general corporate expenses in prior years. Certain of these amounts due to the former CEO were settled in a prior year and recorded as a settlement gain. The lender has since requested repayment of the $55,000 by the Company. In an effort to settle the matter, the Company issued the lender a $55,000 note. The Company recorded the note payable to settlement expense in the Statement of Operations for the year ended April 30, 2022. On April 11, 2022, the Company repaid $5,000 of the principal balance resulting in an outstanding balance of $50,000 at April 30, 2022. From May 10, 2022 to June 8, 2022, the Company repaid $5,000 of the principal balance resulting in an outstanding balance of $45,000 at October 31, 2022.

F-18

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (Continued)

Note Payable – July 15, 2022

On July 15, 2022, the Company received $160,000 of net proceeds from the issuance of a $200,000 face value note payable with an original issue discount of $40,000. Interest is accrued at ten percent (10%) annually and the principal amount and interest shall be due and payable in seven equal monthly payments of thirty-one thousand, four hundred twenty-nine dollars ($31,429), commencing on December 15, 2022 and continuing on the 15th day of each month thereafter until paid in full not later than July 15, 2023 (the “Maturity Date”.) Any amount of the principal or interest which is not paid when due shall bear interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

Additionally, the note payable provided for the issuance of one million (1,000,000) shares of the Company’s $0.001 par value common stock. As a component of the note payable, the Company separately paid a brokerage commission in the amount of $11,200, recorded as debt issue costs as an offset to the note payable to be amortized over the 1-year term.

The note payable included a provision as follows – “in the event that the Company at its own will files a qualified Offering Statement on Form 1-A transaction and it is effective, the lender may choose to convert any amount up to the entire balance of the note including guaranteed interest into shares of the Company’s Common Stock at the Reg A offering price. The Company previously filed and had an approved Form 1-A transaction on February 8, 2022, and further amended the price to $0.0168 per share on July 18, 2022. However, the Company terminated the Form 1-A offering on September 14, 2022 and the lender will have no option to convert any amount of the note payable including accrued interest at the Form 1-A price of $0.0168 per share.

The Company evaluated the 1,000,000 shares of stock issued and calculated the relative fair value between the note and the stock on the issue date utilizing the $0.0215 trading price of the stock on July 15, 2022, the date of issuance. As a result, the Company allocated $18,953 to the stock which was recorded as a debt discount with an offset to additional paid in capital. The debt discount for the stock is being amortized over the one-year term of the note payable.

In total, the Company recorded $70,153 of debt discounts on the date of the note payable (OID, debt discount cost and stock). During the three and six months ended October 31, 2022, the Company recorded $20,757 for the amortization of the debt discounts to interest expense and the debt discount balance was $48,396 at October 31, 2022.

Note Payable – September 1, 2022

On September 1, 2022, the Company received $25,000 of net proceeds from the issuance of a $30,000 face value note payable with an original issue discount of $5,000. Interest is accrued at ten percent (10%) annually and the principal amount and interest is due and payable on December 31, 2022, by virtue of a signed extension (the “Maturity Date”.) Any amount of the principal or interest which is not paid when due shall bear interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

In total, the Company recorded $5,000 of debt discounts on the date of the note payable (OID). During the three and six months ended October 31, 2022, the Company recorded $3,297 for the amortization of the debt discounts to interest expense and the debt discount balance was $1,703 at October 31, 2022. See Note 9 – Subsequent Events.

F-19

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (Continued)

For the three and six months ended October 31, 2022, the Company recorded $14,605 and $28,680 of interest expense and for the three and six months ended October 31, 2021, the Company recorded $10,764 and $20,140 of interest expense, respectively for Notes Payable in the accompanying Statements of Operations, respectively. At October 31, 2022 and April 30, 2022, the Company has recorded $170,676 and $141,996, respectively, related to Notes Payable as accrued interest in the accompanying Balance Sheets.

	October 31, 2022	April 30, 2022
Notes Payable, Related Party:
Mar. 5, 2020. Interest at 10% and principal due September 30, 2022	$25,000	$25,000
Aug. 12, 2020. Interest at 10% and principal due September 30, 2022	30,000	30,000
Total Notes Payable – Related Party	$55,000	$55,000

Note Payable – Related Party – March 5, 2020

On March 5, 2020, the Company received $25,000 of proceeds from the issuance of a note payable with a director of the Company. The terms including interest accrued at 10% annually and the principal and interest are payable on December 31, 2022, by virtue of an extension. See Note 7 – Related Parties.

Note Payable – Related Party – August 12, 2020

On August 12, 2020, the Company received $30,000 of proceeds from the issuance of a note payable with a director of the Company. The terms including interest accrued at 10% annually and the principal and interest are payable on December 31, 2022, by virtue of an extension. See Note 7 – Related Parties.

For the three and six months ended October 31, 2022, the Company recorded $1,386 and $2,772, respectively of interest expense and for the three and six months ended October 31, 2021, the Company recorded $1,386 and $2,772 in the accompanying unaudited Statements of Operations. At October 31, 2022 and April 30, 2022, the Company has recorded $13,301 and $10,529 of accrued interest, related party in the accompanying Balance Sheets.

F-20

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

	October 31, 2022	April 30, 2022
Convertible Unsecured Promissory Notes:
April 14, 2016 - Interest at 5% - principal and interest due 12 months from suance date. In Default	$32,500	$37,500

May 2, 2019 - Interest at 10% - principal and interest due August 2, 2020.	-	6,000

May 8, 2019 - Interest at 12% - principal and interest due February 8, 2020. In Default with interest recorded at default rate of 24%	138,483	138,483

January 4, 2022, Interest at 8% - principal and interest due January 4, 2023	-	55,000

June 29, 2022, Interest at 8% - principal and interest due June 29, 2023	55,000	-

July 13, 2022, Interest at 10% - principal and interest due January 13, 2023	100,000	-

July 15, 2022, Interest at 8% - principal and interest due July 15, 2023	53,000	-

Plus: put premium	158,153	34,175

Less: debt discount	(40,287)	(2,046)

Total Convertible Unsecured Notes Payable, net of debt discount and put premium	$496,849	$269,112

Convertible Unsecured Promissory Note – April 14, 2016

On April 14, 2016, the Company recorded a $50,000 convertible unsecured promissory note. The terms include interest at 5% annually and the principal and interest were payable in one year on April 14, 2017. From March 4, 2022 to April 8, 2022, the Company repaid $12,500 of principal resulting in an outstanding principal balance of $37,500 at April 30, 2022. From May 10, 2022 to June 8, 2022, the Company repaid $5,000 of principal resulting in an outstanding principal balance of $32,500 at October 31, 2022. The unsecured convertible promissory note is in default at October 31, 2022 and the note holder has several remedies including calling the principal amount and accrued interest due and payable immediately. The note holder, at its sole discretion, has the right to convert the principal amount, along with all accrued interest, into shares of the Company’s common stock at the conversion price of $0.30 per share, or 161,247 shares of common stock at October 31, 2022.

Interest expense recorded in the accompanying Statements of Operations by the Company for the three and six months ended October 31, 2022 was $410 and $836 and interest expense recorded for the three and six months ended October 31, 2021 was $630 and $1,260, respectively. At October 31, 2022 and April 30, 2022, the Company has recorded $15,874 and $15,038 of accrued interest, respectively in the accompanying Balance Sheets.

F-21

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

Convertible Unsecured Promissory Note – May 2, 2019

On May 2, 2019 (the Original Issue Date (OID), the Company received $85,450 of net proceeds for working capital purposes from the issuance of a $100,000 face value convertible redeemable promissory note with debt issue costs paid to or on behalf of the lender of $12,400 and an original issue discount of $2,150. The terms include interest accrued at 10% annually and the principal and interest payable are payable in one year on May 2, 2020. All interest will be paid in common stock of the Company. Any amount of the principal or interest on this First Note which is not paid when due shall bear Interest at the rate of the lower of Twenty-four Percent (24%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The promissory note was exchangeable for an equal principal number of notes of different denominations, as requested by the lender surrounding the same. The promissory note was due and payable on August 2, 2020, by virtue of a signed extension. At April 30, 2022, the promissory note was in default. However, the lender had not notified the Company of the default in writing but, the lender has several remedies including calling the principal amount and accrued interest due and payable immediately. The promissory note includes customary affirmative and negative covenants of the Company.

The lender has the right at any time after the effective date, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Percent (60%) of the of the average of the two lowest trades of the Common Stock during the fifteen (15) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the First Note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $166,667 ($100,000 principal divided by the Conversion Price). In accordance with ASC 480, the First Note was classified as stock settled debt and on the note issue date of May 2, 2019, the Company recorded a $66,667 put premium liability with an offset to interest expense.

Previously, the lender converted $87,830 of the principal balance of the promissory note resulting in a balance of $12,170 at April 30, 2021. As a result of the partial conversions, the Company previously reclassified $57,417 of the put premium liability as an offset to additional paid in capital and the put premium liability balance was $9,250 at April 30, 2021. On January 13, 2022, the lender elected to convert $6,170 of principal and $2,648 of accrued interest into 1,348,348 shares of the Company’s $0.001 par value common stock. As a result, the principal balance of the First Note was $6,000 at April 30, 2022. As a result of the conversion, the Company reclassified $4,690 of the put premium liability as an offset to additional paid in capital and the put premium balance was $4,560 at April 30, 2022.

On January 25, 2021, the lender requested a $6,000 conversion of the principal and $1,183 of accrued interest into shares of the Company’s common stock. However, the Company did not have sufficient shares to be issued for the conversion. In accordance with the First Note, because the shares could not be issued, an event of default occurred, and the Company would pay the lender a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. The penalty shall increase to $500 per day beginning on the 10th day. The lender provided a waiver, and no penalty was recorded by the Company. The lender had several remedies including calling the principal amount and accrued interest due and payable.

F-22

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

Effective June 6, 2022, the Company executed a settlement agreement with the lender that was a release of any and all rights that the lender could have requested in exchange for the issuance of 2,600,000 shares of the Company’s common stock. In exchange for the issuance of the shares, the remaining $6,000 outstanding principal balance of the note payable and accrued interest of $1,221 or $7,221 in total were cancelled. The difference between the $7,221 and $2,600 par value of the shares issued or $4,621 was recorded as an offset to additional paid in capital. As a result of the settlement, the promissory note has been cancelled effective June 6, 2022.

Interest expense recorded in the accompanying Statements of Operations by the Company for the three and six months ended October 31, 2022 was $0 and $0 and interest expense recorded for the three and six months ended October 31, 2021 was $306 and $613, respectively.

Convertible Unsecured Promissory Note – May 8, 2019

On May 8, 2019, the Company signed a Securities Purchase Agreement (“SPA”) with an Investor that provides for the issuance of a 12% convertible promissory note in the principal amount of $150,000. In connection with the issuance of the promissory note, the Company issued a common stock purchase warrant to purchase 1,500,000 shares of the Company common stock as a commitment fee to the Investor. The warrant has an exercise price of $0.10 per share and a term of three years through May 8, 2022.

On May 8, 2019, the Company received $121,750 of net proceeds for working capital purposes from the issuance of a $150,000 face value convertible promissory note with debt issue costs paid to or on behalf of the lender of $28,250. The terms include interest accrued at 12% annually and the principal and any amount of the principal or interest on the promissory note which is not paid when due shall bear interest at the rate of the lower of twenty-four percent (24%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The promissory note was due and payable on February 8, 2020 and is currently in default.

The lender has the right at any time after the effective date, to convert all or part of the outstanding principal, accrued interest and $750 of conversion fees into shares of common stock of the Company, subject to certain conversion limitations set forth in the promissory note and certain price protection described below, as per the conversion formula:

Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to the lower of (1) the lowest trade during the previous twenty-five (25) trading days or (2) Sixty-One Percent (61%) of the of the lowest trade during the twenty-five (25) trading days immediately preceding a conversion date. The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections. The promissory note contains customary affirmative and negative covenants of the Company. Additionally, the Company issued the lender a common stock purchase warrant with a three (3) year term to acquire 1,500,000 shares of common stock at an exercise price of $0.10 per share.

The Company evaluated the promissory note in accordance with ASC 815 “Derivatives and Hedging” and determined that there was a conversion option feature that should be bifurcated and accounted for as a conversion option liability in the balance sheet at fair value. The initial valuation and recording of the conversion option liability was $446,862, using the Binomial Lattice Option Pricing Model with the following assumptions: stock price $0.02, conversion price $0.0067, expected term of 9 months, expected volatility of 383% and discount rate of 2.38%. The initial $446,862 conversion option liability assumed that 22,354,694 shares would be issued upon conversion of the promissory note.

F-23

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

The Company evaluated the warrant and determined that there was no embedded conversion feature as the warrant contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro-rata distributions. The Company calculated the relative fair value between the note and the warrant on the issue date utilizing the Black Scholes Pricing Model for the warrant. As a result, the Company allocated $24,960 to the warrant and recorded as debt discount with an offset to additional paid in capital. The warrant calculation used the following assumptions: stock price $0.02, warrant exercise price $0.10, expected term of 3 years, expected volatility of 383% and discount rate of 2.38%. As a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022, this triggered down round protection of the warrant exercise price along with the quantity of warrants. The Company evaluated the change in the warrant values in accordance with ASU 2017-11 and determined that the impact was immaterial. The warrants expired in May 2022 unexercised.

As a result of the Company not paying the promissory note and accrued interest on the due date of February 8, 2020, the promissory note is in default at October 31, 2022 with interest accrued at the default rate of 24%. However, the lender has not notified the Company of the default in writing but, the lender has several remedies including calling the principal amount and accrued interest due and payable immediately.

Through April 30, 2022, the lender had previously converted $11,517 of the principal balance of the promissory note resulting in a balance of $138,483. The Company has performed a periodic revaluation of the conversion option liability using the Binomial Lattice Pricing Model at each of the previous conversion dates and performed a revaluation of the conversion option liability using the Binomial Lattice Pricing Model at April 30, 2022, that resulted in an estimated conversion option liability of $197,508.

The Company performed a revaluation of the conversion option liability using the Binomial Lattice Pricing Model at October 31, 2022, that resulted in an estimated conversion option liability of $215,080. The Company has recorded a total loss of $38,785 and $17,572 for the change in the fair value of conversion option liability, recorded to other income (expense) in the accompanying Statements of Operations for the three and six months ended October 31, 2022, respectively. The Company has recorded a total loss of $25,272 and $4,536 to other income (expense) in the accompanying Statements of Operations for the three and six months ended October 31, 2021, respectively.

For the revaluation at October 31, 2022, it was estimated with the following assumptions: stock price $0.0012, conversion price $0.00067, expected term of 0.25 years, expected volatility of 236% and discount rate of 4.06%.

Interest expense recorded in the accompanying Statements of Operations for the three and six months ended October 31, 2022 was $8,494 and $16,987 and interest expense recorded for the three and six months ended October 31, 2021 was $8,494 and $16,987 respectively. At October 31, 2022 and April 30, 2022, the Company has recorded $79,461 and $62,474 of accrued interest, respectively in the accompanying Balance Sheets.

Convertible Unsecured Promissory Note – January 4, 2022

On January 4, 2022, the Company signed an SPA with an investor that provides for the issuance of an 8% convertible promissory note in the aggregate principal amount of $55,000, convertible into shares of common stock of the Company. The Company received $52,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent( 22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or January 4, 2023.

F-24

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $84,615. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of January 4, 2022, recorded as a $29,615 put premium liability with an offset to interest expense.

On January 4, 2022, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term. During the year ended April 30, 2022, the Company recorded $954 for the amortization of the debt discounts to interest expense and the debt discount balance was $2,046 at April 30, 2022.

From June 29, 2022 through July 11, 2022, the lender elected to convert the entire $55,000 of the principal amount and $2,200 of accrued interest into 4,144,927 shares of the Company’s $0.001 par value common stock and as a result, the principal balance of the promissory note and accrued interest is $0 after the conversion. As a result of the conversion, the Company expensed debt issue costs to interest expense in the amount of $2,046 and the debt issue costs balance is $0 after the conversion. Interest expense recorded in the accompanying Statement of Operations by the Company for the three and six months ended October 31, 2022, was $802.

Convertible Unsecured Promissory Note – June 29, 2022

On June 29, 2022, the Company signed an SPA with an investor that provides for the issuance of an 8% convertible promissory note in the aggregate principal amount of $55,000, convertible into shares of common stock of the Company. The Company received $52,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or June 29, 2023.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

F-25

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

 NOTE 4 – DEBT (CONTINUED)

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $84,615. In accordance with ASC 480, the convertible promissory note will be recorded as stock settled debt on the note issue date of June 29, 2022, recorded as a $29,615 put premium liability with an offset to interest expense.

On June 29, 2022, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term. During the three and six months ended October 31, 2022, the Company recorded $756 and $1,019 for the amortization of the debt discount to interest expense and the debt discount balance was $1,981 at October 31, 2022.

For the three and six months ended October 31, 2022, the Company recorded $3,374 and $4,547 of interest expense, respectively in the accompanying Statements of Operations and at October 31, 2022, the Company has recorded $4,547 as accrued interest in the accompanying Balance Sheets.

Convertible Unsecured Promissory Note – July 13, 2022

On July 13, 2022, the Company signed an SPA with an investor that provides for the issuance of a 10% convertible promissory note in the aggregate principal amount of $100,000, convertible into shares of common stock of the Company. Additionally, the SPA provided for the issuance of five million (5,000,000) shares of the Company’s $0.001 par value common stock. The Company received $100,000 of proceeds for working capital purposes from the issuance of the convertible promissory note. Any amount of the principal or interest which is not paid when due shall bear interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in six (6) months from the date of issuance or January 13, 2023.

The principal amount of the promissory note may be prepaid in full solely during the dates set forth below, which shall be subject to the following upward adjustments, subject to the payment period upon which the date all amounts hereunder are paid in full by the Borrower occurs, as follows:

Date of Note Satisfaction	Payment Amount
0 to 45 days after the Issue Date	125% of principal amount plus accrued interest

Subsequent to 45 days after the Issue Date, the Company has no right or option to prepay the principal amount.

The lender from time to time, and at any time during the period beginning on the date which is forty five (45) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Percent (50%) of the of the lowest trading price of the Common Stock during the twenty (20) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

F-26

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

Per an amendment to the Promissory note, so long as the Company shall have any obligation under the promissory note, the Company shall use fifty percent (50%) of the proceeds generated through any equity line of credit or similar equity purchase facility to pay amounts due hereunder within five (5) business days of receipt of such proceeds. Additionally, per an amendment, so long as the Company shall have any obligation under the promissory note, the Company shall immediately take all action necessary to effect a reverse stock split of its Common Stock, with a reverse stock split ratio of at least 10:1 (10 outstanding shares of Common Stock being converted into 1 share of Common Stock in the reverse stock split), if the Trading Price (as defined below) for the Common Stock is below $0.001/share for more than 10 trading days, which action shall include filing a corporate action notification with FINRA within 3 days thereof.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $200,000. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of July 13, 2022, as a $100,000 put premium liability with an offset to interest expense.

The Company evaluated the 5,000,000 shares of stock issued and calculated the relative fair value between the note and the stock on the issue date utilizing the $0.0215 trading price of the stock on July 13, 2022, the date of issuance. As a result, the Company allocated $51,807 (the relative fair value) to the stock which was recorded as a debt discount with an offset to additional paid in capital. The debt discount for the stock is being amortized over the six-month term of the Note.

During the three and six months ended October 31, 2022, the Company recorded $13,058 and $15,613, respectively for the amortization of the stock debt discount to interest expense and the debt discount balance was $36,194 at October 31, 2022. For the three and six months ended October 31, 2022, the Company recorded $6,145 and $7,345 of interest expense, respectively in the accompanying Statements of Operations and at October 31, 2022, the Company has recorded $7,345 as accrued interest in the accompanying Balance Sheets.

Convertible Unsecured Promissory Note – July 15, 2022

On July 15, 2022, the Company signed an SPA with an investor that provides for the issuance of an 8% convertible promissory note in the aggregate principal amount of $53,000, convertible into shares of common stock of the Company. The Company received $50,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or July 15, 2023.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

F-27

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $81,538. In accordance with ASC 480, the convertible promissory note will be recorded as stock settled debt on the note issue date of July 15, 2022, recorded as a $28,538 put premium liability with an offset to interest expense.

On July 15, 2022, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term. During the three and six months ended October 31, 2022, the Company recorded $756 and $888, respectively for the amortization of the debt discount to interest expense and the debt discount balance was $2,112 at October 31, 2022.

For the three and six months ended October 31, 2022, the Company recorded $3,251 and $3,816 of interest expense, respectively in the accompanying Statements of Operations and at October 31, 2022, the Company has recorded $3,816 as accrued interest in the accompanying Balance Sheets.

	October 31, 2022	April 30, 2022
Convertible Secured Promissory Notes:

May 17, 2018 – Principal and interest at 8% due May 17, 2019. IN DEFAULT with interest recorded at default rate of 18%.	$16,802	$16,802

November 24, 2021 – Principal and interest at 12% due November 24, 2022.	-	315,000

April 18, 2022 – Principal and Interest at 12% due April 18, 2023	560,000	560,000

May 23, 2022 – Principal and Interest at 12% due May 23, 2023	560,000	-

Sep. 1, 2022 – Principal and Interest at 12% due Sep.1, 2023	55,000	-

Plus: put premium	11,201	11,201

Less: debt discount	(415,616)	(473,618)

Total Convertible Secured Notes Payable	$787,387	$429,385

Convertible Secured Promissory Note – May 9, 2016

At October 31, 2022 and April 30, 2022, the Company has a remaining balance of $0 from an original $550,000 face value convertible secured promissory note dated March 16, 2016. The Company has recorded $76,367 at October 31, 2022 and April 30, 2022 of accrued interest on the promissory note in the accompanying Balance Sheets.

F-28

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

Convertible Secured Promissory Note – May 17, 2018

At October 31, 2022 and April 30, 2022, the Company has recorded $16,802 owed from the issuance of an original $80,000 convertible secured promissory note dated May 17, 2018, with terms including interest accrued at 10% annually and the principal and interest payable on May 17, 2019. The promissory note at October 31, 2022 and April 30, 2022 is in default. However, the lender has not notified the Company of the default in writing but, the lender has several remedies including calling the principal amount and accrued interest due and payable immediately. The promissory note includes customary affirmative and negative covenants of the Company.

On August 5, 2021, the Company repaid $50,000 of principal to the lender and as a result, the principal balance of the promissory note was $30,000. On August 10, 2021, the lender elected to convert $5,998 of the principal amount of the promissory note into 2,498,971 shares of the Company’s $0.001 par value common stock. As a result, the principal balance of the promissory note was $24,002.

On January 28, 2022, the lender elected to convert $7,200 of the principal amount of the promissory note into 1,000,000 shares of the Company’s $0.001 par value common stock. As a result, the principal balance of the promissory note is $16,802 at October 31, 2022 and April 30, 2022.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the promissory note (1) embodies an unconditional obligation and (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based on a monetary amount known as the lender will receive $133,333 ($80,000 principal divided by the Conversion Price). In accordance with ASC 480, the promissory note has been classified as stock settled debt and the Company recorded a $53,333 put premium liability. Effective May 17, 2019, the Company is accruing interest at the default rate of eighteen percent (18%) per annum from the due date thereof until paid.

As a result of the payment and the two conversions described above in fiscal 2022, the Company reclassified $42,132 of the put premium liability to additional paid in capital and as a result, the put premium liability balance is $11,201 at October 31, 2022 and April 30, 2022, respectively.

During the three and six months ended October 31, 2022, the Company recorded $763 and $1,525 of interest expense, respectively and for the three and six months ended October 31, 2021, recorded $1,232 and $4,862 of interest expense, respectively, in the accompanying Statements of Operations. At October 31, 2022 and April 30, 2022, $46,331 and $44,806 of accrued interest was recorded in the accompanying Balance Sheets.

Convertible Secured Promissory Note – November 24, 2021.

On November 24, 2021, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) convertible at $0.008 per share, in the aggregate principal amount of $315,000 with an original issue discount of 10% OID. The Company received $255,820 of net proceeds from the issuance of the Note after payment of $31,500 for the OID and $27,680 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock. The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee.

Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or November 24, 2022. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

F-29

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

 NOTE 4 – DEBT (CONTINUED)

As a result of full ratchet protection provided in the Note, the amended conversion price is $0.0058 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 10,000,000 shares of common stock of the Company at an exercise price of $0.035 per share and (2) cancellable five (5) year term to acquire 15,000,000 shares of common stock of the Company at an exercise price of $0.030 per share. The 15,000,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity. Additionally, the Company issued the lender’s broker representative a warrant with a five (5) year term to acquire 540,000 shares of common stock of the Company at an exercise price of $0.042 per share.

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of November 24, 2021, the Company recorded $315,000 as the liability for the Note with offsets of $31,500 for the OID and $27,680 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants. As a result, the Company allocated $144,515 to the warrants which was recorded as a debt discount with an offset to additional paid in capital in the accompanying unaudited financial statements. The warrant calculations used the following assumptions: stock price $0.0116, warrant exercise price $0.03 to $0.042, expected term of 5 years, expected volatility of 316% and discount rate of 0.06%. The debt discount for the warrant will be amortized over the one-year term of the Note.

The Company received a waiver at April 30, 2022 of a triggered down round protection as a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022. Effective July 29, 2022, the warrant holder provided notice of a cashless exercise of warrants at a reduced price of $0.0058 per share, based upon the Company issuing securities at this price previously – (See Note 5 – Stock). As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance with ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options. The Company calculated a deemed dividend at July 29, 2022 related to the triggering of the full ratchet anti-dilution provision of the warrants at incremental fair value in the amount of $416,049 which was recorded to retained earnings with an offset to additional paid in capital.

Effective June 29, 2022 and through August 15, 2022, the warrant holder exercised 51,235,918 cashless warrants at the reduced price of $0.0058 per share into shares of the Company’s $0.001 per value common stock. See Note 5- Stock.

F-30

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

Effective September 15, 2022, the warrant holder provided notice of a cashless exercise of the warrants at a reduced price of $0.0007 per share, based upon the exercise price of a new warrant issued with debt. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance with ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options. The Company calculated a deemed dividend at September 15, 2022 related to the triggering of the full ratchet anti-dilution provision of the warrants at incremental fair value in the amount of $221,380 which was recorded to retained earnings with an offset to additional paid in capital.

In total, the Company recorded $203,695 of debt discounts on the date of the Note (OID, debt discount cost and warrants) and through April 30, 2022, the Company recorded $88,495 for the amortization of the debt discounts to interest expense and the debt discount balance was $115,200 at April 30, 2022.

From May 23, 2022 to August 5, 2022, the lender elected to convert all $315,000 of the principal amount, $21,804 of accrued interest, $7,000 of note conversion fees and $79,656 of default interest into 73,010,363 shares of the Company’s $0.001 par value common stock. See Note 5 – Stock.

During the three and six months ended October 31, 2022, the Company recorded $37,405 and $115,200 for the amortization and conversions of the debt discounts to interest expense, respectively and the debt discount balance is $0 at October 31, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company for the three and six months ended October 31, 2022, was $79,101 and $85,201 (including $79,656 of default interest), respectively. At October 31, 2022 and April 30, 2022, the Company has recorded $0 and $16,259 (net of $21,804 and $0 of converted accrued interest), respectively in the accompanying Balance Sheets.

Convertible Secured Promissory Note – April 18, 2022.

On April 18, 2022, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) convertible at $0.021 per share, in the aggregate principal amount of $560,000 with an original issue discount of 10% OID. The Company received $468,760 of net proceeds from the issuance of the Note after payment of $56,000 for the OID and $35,240 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock. The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee. Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or April 18, 2023. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

As a result of full ratchet protection provided in the Note, the amended conversion price is $0.0058 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

F-31

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 13,350,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity. Additionally, the Company issued the lender’s broker representative a warrant with a three (3) year term to acquire 1,008,000 shares of common stock of the Company at an exercise price of $0.025 per share.

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of April 18, 2022, the Company recorded $560,000 as the liability for the Note with offsets of $56,000 for the OID and $35,240 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants. As a result, the Company allocated $279,362 to the warrants which was recorded as a debt discount with an offset to additional paid in capital in the accompanying financial statements. The warrant calculations used the following assumptions: (1) 3- year term warrants - stock price $0.0227, warrant exercise price $0.025, expected term of 3 years, expected volatility of 314% and discount rate of 0.82% and (2) 5- year term warrants - stock price $0.0227, warrant exercise price $0.035, expected term of 5 years, expected volatility of 317% and discount rate of 0.82%. The debt discount for the warrants will be amortized over the one-year term of the Note.

The Company received a waiver at April 30, 2022 of a triggered down round protection as a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022. Effective July 29, 2022, a warrant holder provided notice of a cashless exercise of warrants issued with the November 24, 2021 financing, at a reduced price of $0.0058 per share, based upon the Company issuing securities at this price previously. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). The Company calculated a deemed dividend effective July 29, 2022 related to the triggering of the full ratchet anti-dilution provision of the warrants at incremental fair value in the amount of $501,951 which was recorded to retained earnings with an offset to additional paid in capital.

Effective September 15, 2022, the warrant holder provided notice of a cashless exercise of the warrants at a reduced price of $0.0007 per share, based upon the exercise price of a new warrant issued with debt. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance with ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). The Company calculated a deemed dividend at September 15, 2022 related to the triggering of the full ratchet anti-dilution provision of the warrants at incremental fair value in the amount of $1,873,583 which was recorded to retained earnings with an offset to additional paid in capital.

On October 20, 2022, the lender elected to convert $0 principal, $22,462 of accrued interest and $1,750 of note conversion fees into 34,588,085 shares of the Company’s $0.001 par value common stock. See Note 5 – Stock and Note 9 – Subsequent Events.

F-32

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

In total, the Company recorded $370,602 of debt discounts on the date of the Note (OID, debt discount cost and warrants). During the three and six months ended October 31, 2022, the Company recorded $105,596 and $199,008 for the amortization of the debt discounts to interest expense and the debt discount balance was $171,594 at October 31, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company for the three and six months ended October 31, 2022, was $17,173 and $17,173. At October 31, 2022 and April 30, 2022, the Company has recorded $13.725 (net of $22,462 of converted interest) and $1,841 of accrued interest, respectively in the accompanying Balance Sheets.

Convertible Secured Promissory Note – May 23, 2022.

On May 23, 2022, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) convertible at $0.021 per share, in the aggregate principal amount of $560,000 with an original issue discount of 10% OID. The Company received $468,760 of net proceeds from the issuance of the Note after payment of $56,000 for the OID and $35,240 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock. The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee. See Note 9 – Subsequent Events.

Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or May 23, 2023. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

As a result of full ratchet protection provided in the Note, the amended conversion price is $0.0058 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 13,350,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity. Additionally, the Company issued the lender’s broker representative a warrant with a three (3) year term to acquire 1,008,000 shares of common stock of the Company at an exercise price of $0.025 per share.

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of May 23, 2022, the Company recorded $560,000 as the liability for the Note with offsets of $56,000 for the OID and $35,240 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants. As a result, the Company allocated $274,962 to the warrants which will be recorded as a debt discount with an offset to additional paid in capital.

F-33

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants. As a result, the Company allocated $274,962 to the warrants which will be recorded as a debt discount with an offset to additional paid in capital.

The warrant calculations used the following assumptions: (1) 3- year term warrants - stock price $0.022, warrant exercise price $0.025, expected term of 3 years, expected volatility of 283% and discount rate of 1.07% and (2) 5- year term warrants - stock price $0.022, warrant exercise price ($0.03 to $0.035), expected term of 5 years, expected volatility of 317% and discount rate of 1.07%. The debt discount for the warrants will be amortized over the one-year term of the Note.

The Company received a waiver at April 30, 2022 of a triggered down round protection as a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022. Effective July 29, 2022, a warrant holder provided notice of a cashless exercise of warrants issued with the November 24, 2021 financing, at a reduced price of $0.0058 per share, based upon the Company issuing securities at this price previously. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). The Company calculated a deemed dividend related to the triggering of the full ratchet anti-dilution provision of the warrants at incremental fair value in the amount of $501,951 which was recorded to retained earnings with an offset to additional paid in capital.

Effective September 15, 2022, the warrant holder provided notice of a cashless exercise of the warrants at a reduced price of $0.0007 per share, based upon the exercise price of a new warrant issued with debt. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance with ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). The Company calculated a deemed dividend at September 15, 2022 related to the triggering of the full ratchet anti-dilution provision of the warrants at incremental fair value in the amount of $1,873,583 which was recorded to retained earnings with an offset to additional paid in capital.

In total, the Company recorded $366,202 of debt discounts on the date of the Note (OID, debt discount cost and warrants). During the three and six months ended October 31, 2022, the Company recorded $92,302 and $161,529 for the amortization of the debt discounts to interest expense, respectively and the debt discount balance was $204,673 at October 31, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company for the three and six months ended October 31, 2022, was $16,938 and $29,642, respectively. At October 31, 2022, the Company has recorded $29,642 of accrued interest, respectively in the accompanying Balance Sheets.

Convertible Secured Promissory Note – September 1, 2022.

On September 1, 2022, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) convertible at $0.0007 per share, in the aggregate principal amount of $55,000 with an original issue discount of 10% OID. The Company received $43,530 of net proceeds from the issuance of the Note after payment of $5,500 for the OID and $5,970 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock. The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee.

F-34

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 4 – DEBT (CONTINUED)

Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or September 1, 2023. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

The conversion price is $0.0007 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 30,000,000 shares of common stock of the Company at an exercise price of $0.0007 per share and (2) cancellable five (5) year term to acquire 47,000,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 47,000,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity.

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of September 1, 2022, the Company recorded $55,000 as the liability for the Note with offsets of $5,500 for the OID and $5,970 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rata distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for both warrants. As a result, the Company allocated $35,619 to the warrants which will be recorded as a debt discount with an offset to additional paid in capital.

The warrant calculations used the following assumptions: stock price $0.00165, warrant exercise price - $0.0007, expected term of 5 years, expected volatility of 323% and discount rate of 2.88%. The debt discount for the warrants will be amortized over the one-year term of the Note.

In total, the Company recorded $47,089 of debt discounts on the date of the Note (OID, debt discount cost and warrants). From September 1, 2022 to October 31, 2022, the Company recorded $7,740 for the amortization of the debt discounts to interest expense, respectively and the debt discount balance was $39,349 at October 31, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company from September 1, 2022 to October 31, 2022, was $1,085. At October 31, 2022, the Company has recorded $1,085 of accrued interest, respectively in the accompanying Balance Sheets.

F-35

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 5 – STOCK

Common Stock:

The Company is authorized to issue up to 2,000,000,000 shares of common stock at $0.001 par value per share. Effective August 26, 2022, the Company filed a certificate of amendment with the State of Delaware increasing the authorized shares from 950,000,000 to 2,000,000,000. At October 31, 2022, there were 864,153,385 shares issued and 862,653,385 shares outstanding. There are 1,500,000 shares issued to former officers that were terminated prior to their vesting period and excluded from the shares outstanding at October 31, 2022. Per the employment agreements, any unvested shares not yet released to employee shall be returned to Company treasury, and employee shall be entitled to no compensation for such shares. The Company plans to pursue the return of the unvested shares.

Common Stock Issued

From May 11, 2022 through July 20, 2022, the Company received $549,800 of proceeds from the sale of 29,157,141 shares of stock at prices ranging from $0.0168 to $0.021 per share in relation to the Company’s Form 1-A Regulation A Offering Statement with the SEC for the sale of 125,000,000 shares of $0.001 par value common stock. Additionally, the Company received $40,000 of proceeds from three Reg A investors but were not processed because of technical paperwork items with the subscription documents. As a result, the Company has recorded the $40,000 as a subscription payable to the investors at October 31, 2022.

From May 23, 2022 to August 5, 2022, a lender of an original $315,000 senior secured convertible promissory note, elected to convert all $315,000 of the principal amount, $21,804 of accrued interest, $7,000 of note conversion fees and $79,656 of default interest into 73,010,363 shares of the Company’s $0.001 par value common stock. See Note 4 – Debt.

Effective June 6, 2022, the Company executed a settlement agreement with the lender of an original $150,000 convertible unsecured promissory note with an outstanding $6,000 principal balance. The settlement agreement was a release of any and all rights that the lender could have requested in exchange for the issuance of 2,600,000 shares of the Company’s common stock which were due under the original conversion terms. In exchange for the issuance of the shares, the remaining $6,000 outstanding principal balance of the note payable and accrued interest of $1,221 or $7,221 in total were cancelled. The difference between the $7,221 and $2,600 par value of the shares issued or $4,621 was recorded as an offset to additional paid in capital. As a result of the settlement, the promissory note has been cancelled effective June 6, 2022. See Note 4- Debt.

From June 29, 2022 through July 11, 2022, the lender of an original $55,000 convertible unsecured promissory note elected to convert the entire $55,000 outstanding principal amount and $2,200 of accrued interest into 4,144,927 shares of the Company’s $0.001 par value common stock and as a result, the principal balance of the promissory note and accrued interest is $0 after the conversion. See Note 4 – Debt.

On July 13, 2022, in relation to the issuance of a 10% convertible promissory note in the aggregate principal amount of $100,000, the Company issued five million (5,000,000) shares of the Company’s $0.001 par value common stock. The Company evaluated the 5,000,000 shares of stock issued and calculated the relative fair value between the note and the stock on the issue date utilizing the $0.0215 trading price of the stock on July 13, 2022, the date of issuance. As a result, the Company allocated $51,807 to the stock which was recorded as a debt discount with an offset to additional paid in capital. The debt discount for the stock is being amortized over the six-month term of the Note.

F-36

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 5 – STOCK (Continued)

On July 15, 2022, in relation to the issuance of a 10% note payable in the aggregate principal amount of $200,000, the Company issued one million (1,000,000) shares of the Company’s $0.001 par value common stock. The Company evaluated the 1,000,000 shares of stock issued and calculated the relative fair value between the note payable and the stock on the issue date utilizing the $0.0215 trading price of the stock on July 15, 2022, the date of issuance. As a result, the Company allocated $18,953 to the stock which was recorded as a debt discount with an offset to additional paid in capital. The debt discount for the stock is being amortized over the one-year term of the note payable.

Effective July 27, 2022, the Company executed a settlement related to a stipulated judgment against the Company in the amount of $153,016 from June 4, 2018, for unpaid invoices for logo design and website development services provided. The settlement was to be a cash payment by the Company of $70,000 within ten (10) days of the settlement date and the issuance of one million (1,000,000) shares of the Company’s $0.001 par value common stock. The Company valued the shares at $0.0193, the trading price of the Company’s Common Stock on July 27, 2022, resulting in a valuation of $19,300, which was expensed. The Company failed to make the $70,000 cash payment and the $153,106 remains in accounts payable at October 31, 2022.

Effective August 22, 2022, the Company granted 1,250,000 restricted $0.001 par value common stock to the Chief Financial Officer. The common stock was vested fully on the grant date. The vested shares were valued at $0.0028 per share, the quoted market price on the date of grant and the Company recorded $3,438 of stock compensation expense on the grant date of August 22, 2022. Additionally, the Company granted the Chief Financial Officer warrants to purchase 500,000 shares of the Company’s $0.001 par value common stock at an exercise price of $0.03 per share and a three (3) year term. The Company evaluated the issuance of the warrant in accordance with ASC 718, Compensation—Stock Compensation for share-based payments to employees, using the Black Scholes Pricing Model to determine the fair value. The fair value for the stock warrant was $1,211, which was recorded to stock compensation expense on the grant date of August 22, 2022.

F-37

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 5 – STOCK (Continued)

The Company used the following assumptions in estimating fair value:

Stock Price	$0.0028
Exercise Price	$0.03
Expected Remaining Term	3 years
Volatility	234%
Annual Rate of Quarterly Dividends	0.00%
Risk Free Interest Rate	2.74%

From September 1, 2022 to September 6, 2022, the Company signed two identical Common Stock Purchase Agreements whereby subject to the terms and conditions set forth, the Company will sell to the two Investors up to a combined Five Million Dollars ($5,000,000) of registered common stock, $0.001 par value per share (the “Common Stock”). This represents a potential $2,500,000 for each investor.

Subject to the satisfaction of all of the conditions set forth in the Agreement, the Company shall have the right, but not the obligation, to direct the Investors, by its delivery to the Investors of a Purchase Notice from time to time, to purchase a minimum of a combined fifty thousand dollars ($50,000) and up to a maximum of; (i) five hundred thousand dollars ($500,000), or (ii) one hundred and ten percent (110%) of the average daily volume traded for the Company’s common stock during the relevant Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences), subject to the Available Amount. The Valuation Period is the five (5) consecutive Business Days immediately preceding, but not including the date a Purchase Notice is delivered. The maturity date of the Agreement is June 30, 2023.

The Purchase Price is 75% of the lowest traded price of the Common Stock during the Valuation Period. The right of the Company to commence sales of the common stock is subject to the satisfaction that the Company’s Form S-1 Registration Statement with the Securities and Exchange Commission (“SEC”) shall have been declared and remain effective by and with the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. Both Common Stock Purchase Agreements include a one-time $2,500 document processing fee upon the first funding.

Both Common Stock Purchase Agreements include the issuance of 31,250,000 shares of Common Stock (61,500,000 combined) with 7,812,500 each (15,625,000 combined) issued upon the execution of the Common Stock Purchase Agreements and 23,437,500 each (46,875,000 combined) issued upon an effective registration with the SEC of the Company’s Form S-1 Registration Statement. Additionally, both Common Stock Purchase Agreements provide for the issuance of 83,333,333 warrants (166,666,666 combined) to purchase shares of Common Stock with an exercise price of $0.003 per share and a five (5) year exercise period.

The 15,625,000 combined shares issued upon execution of the Common Stock Purchase Agreements were valued at a range of $0.0016 to $0.00165 per share, the quoted market price on the dates of grant and the Company recorded $25,391 of deferred offering costs. For the 166,666,666 warrants issued, the Company used the Black Scholes Pricing Model to determine the fair value. The fair value for the stock warrants was $270,729, which was recorded to deferred offerings costs.

F-38

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 5 – STOCK (Continued)

The Company used the following assumptions in estimating fair value:

Stock Price	$0.0016 to 0.00165
Exercise Price	$0.003
Expected Remaining Term	5 years
Volatility	323%
Annual Rate of Quarterly Dividends	0.00%
Risk Free Interest Rate	2.88 to 2.96%

Effective October 12, 2022, the Company issued 1,720,000 shares to two consultants for services. The shares were valued at $0.00130 per share, the trading price on October 12, 2022 and as a result, the Company recorded $2,236 as consulting expense.

Effective June 29, 2022 and through October 20, 2022, a warrant holder related to convertible secured promissory notes exercised 167,730,445 cashless warrants at triggered down round protection pricing from $0.0058 to $0.0007 per share into shares of the Company’s $0.001 per value common stock. See Note 4- Debt.

Effective October 20, 2022, a lender of an original $560,000 senior secured convertible promissory note dated April 18, 2022, elected to convert $0 of the principal amount, $22,462 of accrued interest, $1,750 of note conversion fee  into 34,588,085 shares of the Company’s $0.001 par value common stock. See Note 4 – Debt.

NOTE 6 – STOCK BASED COMPENSATION

Stock Options:

The following table summarizes stock option activity of the Company for the six months ended October 31, 2022:

	Stock Options Outstanding
	Number of	Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
	Options	Price	Life (Years)	Value
Outstanding, April 30, 2022	1,200,000	$0.05	2.21	$-
Outstanding, October 31, 2022	1,200,000	$0.05	1.70	$-
Exercisable, October 31, 2022	1,200,000	$0.05	1.70	$-

Stock Warrants:

Effective May 8, 2022, 1,500,000 warrants issued in relation to an original $150,000 convertible secured promissory noted issued May 2019 expired unexercised.

On May 23, 2022, in relation to a $560,000 Convertible Secured Promissory Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 13,350,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity. Additionally, the Company issued the lender’s broker representative a warrant with a three (3) year term to acquire 1,080,000 shares of common stock of the Company at an exercise price of $0.025 per share. See Note 4 – Debt.

F-39

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 6 – STOCK BASED COMPENSATION (Continued)

Effective July 29, 2022, a warrant holder related to the issuance of senior secured promissory notes, provided notice of a cashless exercise of 137,931,115 warrants at a reduced price of $0.0058 per share, based upon the Company issuing securities at this price previously. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options). See Note 4 – Debt.

As a result of the July 29, 2022 notice from the warrant holder discussed above, the total number of warrants outstanding from convertible secured promissory notes dated November 24, 2021, April 18, 2022 and May 23, 2022 were adjusted. As a result, the adjustment was from a combined total of 80,956,000 warrants to 475,596,634 warrants or an increase of 394,640,634 warrants.

From July 29, 2022 to August 22, 2022, a warrant holder exercised 106,102,137 cashless warrants at the reduced price of $0.0058 per share.

Effective August 22, 2022, the Company granted the Chief Financial Officer warrants to purchase 500,000 shares of the Company’s $0.001 par value common stock at an exercise price of $0.03 per share and a three (3) year term. See Note 5 – Stock and Note 7 – Related Party Transactions.

From September 1, 2022 to September 6, 2022, the Company signed two identical Common Stock Purchase Agreements whereby subject to the terms and conditions set forth, the Company will sell to the two Investors up to a combined Five Million Dollars ($5,000,000) of registered common stock, $0.001 par value per share (the “Common Stock”). This represents a potential $2,500,000 for each investor. Both Common Stock Purchase Agreements provide for the issuance of 83,333,333 warrants (166,666,666 combined) to purchase shares of Common Stock with an exercise price of $0.003 per share and a five (5) year exercise period. See Note 5 – Stock.

On September 1, 2022, in relation to a $50,000 Convertible Secured Promissory Note, the Company issued the lender two warrants, (1) non-cancellable three (5) year term to acquire 30,000,000 shares of common stock of the Company at an exercise price of $0.0007 per share and (2) cancellable five (5) year term to acquire 47,000,000 shares of common stock of the Company at an exercise price of $0.0007 per share. The 47,000,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity.

Effective September 15, 2022, a warrant holder provided notice of a cashless exercise of 37,454,540 warrants at a reduced price of $0.0007 per share, based upon the exercise price of a new warrant issued with debt. As a result, this triggered down round protection of the warrant exercise price and number of warrants issued. The Company evaluated the change in accordance ASU 2017-11, Subtopic 470-20, Debt—Debt with Conversion and Other Options).

As a result of the September 15, 2022 notice from the warrant holder discussed above, the total number of warrants outstanding from convertible secured promissory notes dated November 24, 2021, April 18, 2022 and May 23, 2022 were adjusted. As a result, the remaining total warrants outstanding (after previous exercises) of 307,463,8640 warrants increased to 2,514,514,989 warrants or an increase of 2,207,051,125 warrants. See Note 8 – Commitments and Contingencies. The Company calculated a deemed dividend at September 15, 2022 related to the triggering of the full ratchet anti-dilution provision of its outstanding warrants at incremental fair value in the amount of $5,388,467 which was recorded to retained earnings with an offset to additional paid in capital. See Note 4 – Debt.

From September 15, 2022 to September 29, 2022, a warrant holder exercised 61,628,308 cashless warrants at the reduced price of $0.0007 per share.

F-40

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 6 – STOCK BASED COMPENSATION (Continued)

The following table summarizes stock warrant activity of the Company for the six months ended October 31, 2022:

	Stock Warrants Outstanding
	Number of	Weighted Average Exercise	Weighted Average Remaining Contractual	Aggregate Intrinsic
	Warrants	Price	Life (Years)	Value#

Outstanding, April 30, 2022	62,970,000	$0.027	3.85	$-
Expired	(1,500,000)	$-	-	$-
Issued	271,874,666	$0.0058	2.45	$38,500
Adjustment from total ratchet provision July 29, 2022	394,640,634	$0.0058	-	-
Exercised	(167,730,445)	-	-	-
Adjustment from total ratchet provision September 15, 2022	2,207,051,125	$0.0007	-	-
Outstanding, October 31, 2022	2,767,305,980	$0.001	3.82	$1,295,995
Exercisable, October 31, 2022	2,767,305,980	$0.001	3.82	$1,295,995

# Includes intrinsic value associated with anti-dilution ratchet issuances.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has previously accrued $777,111 comprised of $740,000 for unpaid former officer compensation and $37,111 for the employer’s share of payroll taxes related to the unpaid former officer compensation in the accompanying Balance Sheets at October 31, 2022 and April 30, 2022, respectively. The accrued compensation is related to two former officers and the Company believes that because of the termination of all officers, there is no employment agreement or compensation due to the former officers.

At October 31, 2022 and April 30, 2022, the Company has recorded $191,547 and $210,868, respectively of accounts payable – related parties for Company related expenses. The October 31, 2022, balance of $191,547 is comprised of (1) $180,250 owed to the President, CEO, and member of the Board of Directors for payments made on behalf of the Company, (2) $10,961 owed to the CFO of the Company and (3) $336 owed to the SVP of Football Operations.

The $180,250 owed to the President, CEO and member of the Board of Directors includes $144,150 of expenses related to a consulting agreement with the Company and $36,100 of expenses related to an office in home. The $10,961 owed to the Chief Financial Officer of the Company is for the accrual of unpaid payroll from February 1, 2022 to February 25, 2022. The $336 owed to the Senior Vice President of Football Operations is for accrued and unpaid expenses paid on behalf of the Company.

On March 5, 2020 and August 12, 2020, a member of the Board of Directors, provided $55,000 of proceeds to the Company through the issuance of two Note Payables, one for $25,000 and another for $30,000. The Note Payable terms include an annual interest rate of 10% and are both payable on December 31, 2022, by virtue of an extension. See Note 4 – Debt.

F-41

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 7 – RELATED PARTY TRANSACTIONS (Continued)

For the three and six months ended October 31, 2022, the Company recorded $1,386 and $2,772, respectively of interest expense and for the three and six months ended October 31, 2021, the Company recorded $1,386 and $2,772 in the accompanying unaudited Statements of Operations. At October 31, 2022 and April 30, 2022, the Company has recorded $13,301 and $10,529 of accrued interest, related party in the accompanying Balance Sheets.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Commitments and Contingencies for the Company have not changed from the disclosures in the Form 10-K for the years ended April 30, 2022, and 2021, filed on July 29, 2022, except for the following:

Logo Design and Website development Vendor:

Effective July 27, 2022, the Company executed a settlement related to a stipulated judgment against the Company in the amount of $153,016 from June 4, 2018 for unpaid invoices for logo design and website development services provided. The settlement was a cash payment by the Company of $70,000 within ten (10) days of the settlement date and the issuance of one million (1,000,000) shares of the Company’s $0.001 par value common stock. The 1,000,000 shares were issued by the Company’s transfer agent on August 8, 2022. However, the Company did not make the $70,000 cash payment within the required timeframe and as a result, the vendor may resume collection under the judgment. See Note 5 – Stock.

Bankruptcy Trustee

Effective June 13, 2022, the Company executed an agreement with a third-party purchaser of a $70,000 judgment from August 2018 related to a claim in 2016 relating to an October 1, 2014 agreement between the Company and debtor in a Chapter 7 bankruptcy. The Company had previously recorded the $70,000 judgment as in accrued expenses. The settlement required the Company to make a $12,500 cash payment which was made and as a result, the Company recognized a $57,500 settlement gain, recorded as a component of Other Income (Expense) for the six months ended October 31, 2022. The Company received a full release from all claims related to the judgment.

Unpaid Taxes and Penalties

At October 31, 2022, and April 30, 2022, the Company owed the State of Delaware $110,154 for unpaid state income taxes from the tax year ended April 30, 2007. The Company does not owe income taxes for any other year than 2007. The unpaid state income taxes are included as state income taxes payable in accompanying Balance Sheets at October 31, 2022, and April 30, 2022, respectively. Additionally, the Company owes the State of Delaware for penalties and interest from the tax year ending April 30, 2007, of $295,955 and $283,983, which is included as accrued expenses in the Balance Sheets at October 31, 2022 and April 30, 2022, respectively.

The Company has an agreement with the State of Delaware to pay a minimum per month. However, due to cash flow constraints, the Company has been unable to pay the minimum monthly amounts and is in default of the agreement that may cause additional interest and penalties and lead to other collection efforts by the State of Delaware.

F-42

MAJOR LEAGUE FOOTBALL, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

OCTOBER 31, 2022

NOTE 8 – COMMITMENTS AND CONTINGENCIES (Continued)

Shareholder Approval for Certificate of Amendment

Effective August 26, 2022, the Company amended the Certificate of Incorporation in Delaware increasing the authorized shares from 950,000,000 to 2,000,000,000. For this amendment, written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware was not adhered to. Given the exigent circumstances of the need to raise money imminently to save the Company and fund its primary business, the holders of a majority of the outstanding common stock entitled to vote as a class, were not provided written notice of the proposed amendment to the Certificate of Incorporation and the Company did not conduct a vote of the shareholders in favor of the adoption of the amendment to the Certificate of Incorporation. As a result, there is a risk that the shareholders of the Company could object. See Note 9 – Subsequent Events.

Failure to Reserve Sufficient Shares of Common Stock with Transfer Agent.

The Company has existing convertible promissory notes and warrants with a covenant to reserve sufficient shares with the transfer agent of common stock for the potential conversion of these securities. At October 31, 2022, the calculated shares issuable under the assumed conversion of the promissory notes and exercise of warrants is greater than the amount of shares that the Company has reserved with the transfer agent for certain lenders. As a result, the lenders of the convertible promissory notes cand warrant holders could declare an event of default and the principal and accrued interest would become immediately due and payable. Additionally, the lenders and warrant holders have additional remedies including penalties against the Company. See Note 4 – Debt.

NOTE 9 – SUBSEQUENT EVENTS

Effective December 1, 2022, the Company had an annual shareholders meeting that approved the increase in authorized shares of $0.001 par value common stock to 2,000,000,000. Additionally, the annual meeting approved the election of directors and the independent registered public accounting firm. See Note 8 – Commitments and Contingencies.

Effective November 9, 2022, a lender of a $560,000 convertible secured promissory note dated April 18, 2022 elected to convert $10,637 of principal, $14,913 of interest and $1,750 of note conversion fees into 39,000,000 shares of the Company’s $0.001 par value common stock. See Note 4 – Debt.

Effective November 29, 2022, the Company and a lender of a $30,000 note payable signed a modification agreement that extended the maturity date to December 31, 2022 and amended the note payable to allow conversion by the lender at 60% of the market price. Market price means the lowest trading price during the thirty (30) day period prior to the conversion. As a result, the Company will treat the modification as a debt extinguishment and record any related conversion feature on the date of modification. See Note 4- Debt.

Effective November 30 2022, a lender of a $560,000 convertible secured promissory note dated May 23, 2022 elected to convert $0 of principal, $25,200 of interest and $1,750 of note conversion fees into 38,500,000 shares of the Company’s $0.001 par value common stock. See Note 4 – Debt.

F-43

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of:

Major League Football, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Major League Football, Inc. (the “Company”) as of April 30, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended April 30, 2022, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a net loss of $1,669,699 and net cash used in operating activities of $780,693 for the fiscal year ended April 30, 2022. The Company has a working capital deficit, stockholder’s deficit, and accumulated deficit of $4,186,155, $3,658,915, and $30,662,481 respectively, at April 30, 2022. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company is not required to have, nor were we engaged to perform, an audit of internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

F-44

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Derivative Liabilities

As described in Footnote 1 “Fair Value of Financial Instruments” to the financial statements, the Company recorded derivative transactions in prior years which had current year operating effects that resulted primarily in a net derivative gain from the change in fair value of conversion option liability of $10,995 and derivative liabilities of $197,508 at April 30, 2022.

We identified the evaluation of instruments and contracts to determine whether there are derivatives to be recorded, the analysis of the accounting treatment and presentation for derivative transactions and the valuation of derivatives as critical audit matters. Auditing management’s analysis of the above critical audit matters was complex and involved a high degree of subjectivity.

The primary procedures we performed to address these critical audit matters included (a) Reviewed and tested management’s conclusions as to whether certain instruments or contracts qualified for derivative treatment by comparing management’s analysis and conclusions to authoritative and interpretive literature, (b) Compared the accounting treatment and presentation to that described by the authoritative and interpretive literature, (c) Tested management’s process for valuing derivatives by comparing it to generally accepted methodologies for valuing derivatives, (d) Tested management’s valuation of the derivatives by testing assumptions and data used in the valuation model including the term, volatility and interest rate, and (e) Recomputed the derivative valuations.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

We have served as the Company’s auditor since 2010.

Boca Raton, Florida

July 29, 2022

F-45

MAJOR LEAGUE FOOTBALL, INC.

BALANCE SHEETS

	April 30, 2022	April 30, 2021

ASSETS
CURRENT ASSETS
Cash	$673,181	$19,778
Accounts receivable	3,802	-
Prepaid fees	668	-
Prepaid consulting - related party	52,500	52,500
TOTAL CURRENT ASSETS	730,151	72,278

PROPERTY AND EQUIPMENT
Football equipment	507,133	46,223
Office equipment	11,000	11,000
TOTAL PROPERTY AND EQUIPMENT	518,133	57,223

OTHER ASSETS
Trademarks	2,500	2,000
Security deposits	6,607	11,607
TOTAL OTHER ASSETS	9,107	13,607

TOTAL ASSETS	$1,257,391	$143,108

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,740,655	$1,641,838
Accounts payable - related parties	210,868	177,868
Accrued former officer compensation	740,000	740,000
Accrued expenses	367,756	338,251
Accrued payroll	25,726	-
Deferred revenue	3,802	-
State income taxes payable	110,154	110,154
Convertible unsecured promissory notes, net of $32,129 and $54,942 debt discounts and premiums	269,112	351,595
Convertible secured promissory notes, net of $462,468 and $53,333 debt discounts and put premiums	429,385	133,333
Conversion option liability	197,508	208,503
Notes payable	357,300	332,300
Notes payable, related party	55,000	55,000
Accrued former officer payroll taxes	37,111	37,111
Accrued interest	361,400	261,289
Accrued interest - related party	10,529	5,029

TOTAL CURRENT LIABILITIES	4,916,306	4,392,271

COMMITMENTS AND CONTINGENCIES (NOTE 8)

STOCKHOLDERS' DEFICIT
Common stock, $0.001 par value, 950,000,000 shares authorized:
527,327,424 and 419,562,102 shares issued and 525,827,424 and 418,062,102
shares outstanding at April 30, 2022 and April 30, 2021, respectively	525,827	418,062
Common stock issuable; 0 and 40,000 shares at April 30, 2022 and April 30, 2021, respectively	-	40
Additional paid-in capital	26,477,739	24,325,517
Accumulated deficit	(30,662,481)	(28,992,782)

TOTAL STOCKHOLDERS' DEFICIT	(3,658,915)	(4,249,163)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,257,391	$143,108

The accompanying notes are an integral part of these financial statements.

F-46

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended
	April 30, 2022	April 30, 2021

Operating Expenses
Professional fees	$413,544	$246,560
Compensation	570,960	-
Rent	128,368	112,830
Write off of stadium lease deposit	5,000	-
General and administrative	57,977	26,796
Total Operating Expenses	1,175,849	386,186

Operating Loss	(1,175,849)	(386,186)

Other Income (Expense)
Tax penalties and interest	(26,917)	(21,616)
Interest expense	(421,178)	(179,586)
Settlement expense	(55,000)	-
Other expense	-	(3,750)
Late fee expense	(1,750)	-
Gain from change in fair value of conversion option liability	10,995	405,757
Total Other Income (Expense), net	(493,850)	200,805

Net Loss	$(1,669,699)	$(185,381)

Basic and Diluted Net Loss Per Share	$(0.00)	$(0.00)

Weighted Average Shares - Basic and Diluted	455,379,806	359,329,604

The accompanying notes are an integral part of these financial statements.

F-47

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED APRIL 30, 2022 AND 2021

					Additional		Total
	Common Stock		Common Stock Issuable		Paid-In	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance at April 30, 2020	151,859,858	$151,860	-	$-	$24,065,032	$(28,807,401)	$(4,590,509)

Conversion of convertible secured promissory note	21,820,000	21,820	-	-	8,180	-	30,000
Reclassification of put premium upon conversion of convertible secured promissory note	-	-	-	-	12,039	-	12,039
Conversion of convertible unsecured promissory notes and accrued interest	199,928,912	199,929	-	-	(28,852)	-	171,077
Reclassification of put premium upon conversion of convertible unsecured promissory note	-	-	-	-	144,816	-	144,816
Conversion of accrued interest on convertible secured promissory note	15,000,000	15,000	-	-	13,500	-	28,500
Reduction in fair value of conversion option liability for conversion of promissory notes	-	-	-	-	30,795	-	30,795
Issuance of common stock - $0.004 per share	100,000	100	-	-	300	-	400
Issuance of common stock - $0.002 per share	27,900,000	27,900	-	-	27,900	-	55,800
Issuance of common stock - $0.025 per share	260,000	260	-	-	6,240	-	6,500
Common stock issuable - $0.025 per share	-	-	40,000	40	960	-	1,000
Issuance of common stock - $0.03 per share	193,332	193	-	-	5,607		5,800
Issuance of common stock - $0.04 per share	1,000,000	1,000	-	-	39,000	-	40,000
Net loss, year ended April 30, 2021	-	-	-	-	-	(185,381)	(185,381)

Balance at April 30, 2021	418,062,102	$418,062	40,000	$40	$24,325,517	$(28,992,782)	$(4,249,163)

Issuance of common stock that was previously issuable	40,000	40	(40,000)	(40)	-	-	-
Issuance of common stock to consultants for services	15,300,000	15,300	-	-	175,950	-	191,250
Sale of common stock - $0.021 per share, net of offering costs	55,119,047	55,119	-	-	1,096,207	-	1,151,326
Issuance of warrants to consultants for services	-	-	-	-	98,781	-	98,781
Conversion of convertible unsecured promissory notes	33,807,304	33,807	-	-	181,861	-	215,668
Conversion of convertible secured promissory note	3,498,971	3,499	-	-	9,699	-	13,198
Reclassification of put premium upon conversion of convertible secured promissory note	-	-	-	-	42,132	-	42,132
Reclassification of put premium upon conversion of convertible unsecured promissory notes	-	-	-	-	123,715	-	123,715
Issuance of warrants with convertible secured promissory note	-	-	-	-	423,877	-	423,877
Net loss, year ended April 30, 2022	-	-	-	-	-	(1,669,699)	(1,669,699)

Balance at April 30, 2022	525,827,424	$525,827	-	$-	$26,477,739	$(30,662,481)	$(3,658,915)

The accompanying notes are an integral part of these financial statements.

F-48

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended,
	April 30, 2022	April 30, 2021

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,669,699)	$(185,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount on convertible unsecured promissory notes	12,954	4,010
Amortization of debt discount on convertible secured promissory notes	135,579	-
Issuance of common stock to consultants for services	191,250	-
Issuance of warrants to consultants for services	98,781	-
Settlement expense	55,000	-
Late fee on convertible promissory note in default	1,750	-
Conversion fees on convertible unsecured promissory notes	-	3,750
Write off of stadium lease deposit	5,000	-
Accretion of put premium liability	96,948	51,692
Gain from change in fair value of conversion option liability	(10,995)	(405,757)
Changes in operating assets and liabilities:
Prepaid fees	(668)	-
Deposits	-	(90)
Accounts payable	98,817	90,438
Accounts payable - related parties	33,000	109,250
Accrued expenses	27,755	21,565
Accrued payroll	25,726	-
Accrued interest	112,609	92,360
Accrued interest - related party	5,500	4,645
Net cash used in operating activities	(780,693)	(213,518)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of football equipment	(460,910)	-
Trademark filing fees	(500)	-
Net cash used in investing activities	(461,410)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible unsecured promissory notes, net of issue costs	147,000	90,000
Proceeds from issuance of convertible secured promissory notes, net of issue costs	874,680	-
Proceeds from issuance of note payable - related party	-	30,000
Repayment of note payable	(30,000)	-
Repayment of convertible secured promissory note	(235,000)	-
Repayment of convertible unsecured promissory note	(12,500)	-
Proceeds from common stock issuable	-	1,000
Proceeds from sale of common stock, net of offering costs	1,151,326	108,500
Net cash provided by financing activities	1,895,506	229,500

NET INCREASE IN CASH	653,403	15,982
CASH - BEGINNING OF YEAR	19,778	3,796
CASH - END OF YEAR	$673,181	$19,778

The accompanying notes are an integral part of these financial statements.

F-49

MAJOR LEAGUE FOOTBALL, INC.

STATEMENTS OF CASH FLOWS (Continued)

	For the Year Ended,
	April 30, 2022	April 30, 2021
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS
CASH PAID FOR INCOME TAXES	$-	$-
CASH PAID FOR INTEREST	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Reduction of put premium liability related to conversion and payment of promissory notes	$165,847	$156,855
Reduction in fair value of conversion option liability for conversion of promissory note	$-	$30,795
Conversion of convertible secured promissory note	$13,198	$30,000
Conversion of convertible unsecured promissory notes	$203,170	$147,613
Conversion of accrued interest on convertible secured promissory notes	$-	$28,500
Conversion of accrued interest on convertible unsecured promissory notes	$12,498	$19,714
Discounts related to convertible promissory notes	$194,320	$6,000
Fair value of warrants issued with secured convertible promissory notes	$423,877	$-
Reclass of note payable – related party to note payable	$-	$2,300

The accompanying notes are an integral part of these financial statements.

F-50

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History and Nature of Business

Major League Football, Inc. (the “Company” or “MLFB”) was originally incorporated as Universal Capital Management, Inc., a Delaware corporation, on August 16, 2004.

On July 14, 2014, our Company entered into and closed a definitive Asset Purchase Agreement with Major League Football, LLC, a company formed in 2009, to establish, develop and operate a professional spring/summer football league to be known as Major League Football. Pursuant to the terms of the Asset Purchase Agreement, we issued Major League Football, LLC 8,000,000 shares of our common stock in exchange for assets of Major League Football, LLC primarily comprised of business plans and related proprietary documents, trademarks and other related intellectual property related to the development of the league. Also, the board of directors was expanded, a new management team was appointed, and several league consultants were retained by our Company.

Effective November 24, 2014, the Company amended its Certificate of Incorporation with the Secretary of State of the State of Delaware changing its name from Universal Capital Management, Inc.

Effective August 23, 2018, the Company filed a Certificate of Amendment to its Certificate of Incorporation. The prior authorized designated fifty million (50,000,000) shares of convertible preferred stock, par value $0.001 per share were re-designated to common stock. As a result, the Company has no authorized preferred stock.

Effective February 15, 2019, the Company amended its Articles of Incorporation to increase authorized shares of common stock from 200,000,000 to 300,000,000.

Effective October 30, 2019, the Company amended its Articles of Incorporation to increase authorized shares of common stock from 300,000,000 to 450,000,000.

Effective November 3, 2020, the Company amended its Articles of Incorporation to increase authorized shares from 450,000,000 to 600,000,000.

Effective January 5, 2022, the Company amended its Articles of Incorporation to increase authorized shares from 600,000,000 to 950,000,000.

For all of  the amendments above, written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware was not adhered to. Given the exigent circumstances of the need to raise money imminently to save the Company and fund its primary business, the holders of a majority of the outstanding common stock entitled to vote as a class, were not provided written notice of the proposed amendment to the Certificate of Incorporation and the Company did not conduct a vote of the shareholders in favor of the adoption of the amendment to the Certificate of Incorporation. As a result, there is a risk that the State of Delaware could notify the Company that the amendments were not valid.

F-51

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company is seeking to establish, develop and operate MLFB as a professional spring/summer football league. We intend to establish franchises in cities overlooked by existing professional sports leagues and provide fans with professional football in the National Football League (“NFL”) off-seasons, which will enable us to take a totally non-adversarial approach towards the NFL. We have commenced the process of leasing playing venues and acquiring football equipment. We have obtained required workers compensation insurance for certain states where we will play games.

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Subsequently, the COVID-19 pandemic has continued to spread and various state and local governments have issued or extended “shelter-in-place” orders, which have impacted and restricted various aspects of the Company’s operations. The spread of the pandemic has caused severe disruptions in the global economy and financial markets and could potentially create widespread business continuity issues of an unknown magnitude and duration. Management studied in depth the possibility of having a Demonstration Season in the summer of 2021 as a means of introducing MLFB as a league and overcoming some of the difficulties encountered because of COVID-19.  While the pandemic has gradually eased and crowd capacities increased, this occurred too late in the process to commence a Demonstration Season.

MLFB has recently hired several well-known and experienced employees, coaches, scouts, and trainers as well as individuals looking to improve their skills in these areas. We believe this will provide MLFB with the recognition and credibility to demonstrate the viability of our economic model as well as the market’s desire for spring/summer football.   The Company recently announced the cities of Mobile, Alabama, Little Rock, Arkansas, Canton, Ohio and Virginia Beach, Virginia as home markets for its inaugural season which will begin August 9, 2022. Additionally, the Company has executed leases with these cities.  The Company plans to have several games this summer/fall that allows the Company to build towards a full football season in the Spring of 2023, providing MLFB as America’s home for professional spring football.

MLFB plans to serve as a pipeline to develop players, coaches, officials, scouts, trainers, and all other areas of the game that the NFL needs today. We will also give NFL representatives the opportunity to view our team practices, game footage, practice tapes and confer with league coaches, team officials and staff. We believe this will provide our league with recognition and demonstrate our economic model and the market’s desire for spring/summer football.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company had a net loss of $1,669,699 and $185,381 for the years ended April 30, 2022 and 2021, respectively. Additionally, the Company had net cash used in operating activities of $780,693 and $213,518 for the years ended April 30, 2022 and 2021, respectively. At April 30, 2022, the Company has a working capital deficit of $4,186,155, an accumulated deficit of $30,662,481 and a stockholders’ deficit of $3,658,915, which could have a material impact on the Company’s financial condition and operations. At April 30, 2022, the Company does not have sufficient cash resources or current assets to pay its obligations.

F-52

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In view of these matters, recoverability of asset amounts shown in the accompanying financial statements is dependent upon the Company’s ability to achieve profitability. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance date of this report. Since inception, the Company has financed its activities from the sale of equity securities and from loans. The Company intends on financing its future activities and its working capital needs largely from the sale of public equity securities and debt securities, until such time that funds provided by operations, if ever, are sufficient to fund working capital requirements. The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. Subsequently, the COVID-19 pandemic has continued to spread and various state and local governments have issued or extended “shelter-in-place” orders, which have impacted and restricted various aspects of the Company’s operations. The spread of the pandemic has caused severe disruptions in the global economy and financial markets and could potentially create widespread business continuity issues of an unknown magnitude and duration.

We require short-term financing as well as financing over the next 12 months and we have been pursuing, and will continue to pursue, short-term financing, with the intention of securing larger, more permanent financing facilities.  Effective February 8, 2022, the Company’s  Form 1-A Regulation A Offering Statement was qualified by the Securities and Exchange Commission (“SEC”) for the sale of up to 125,000,000 shares of our $0.001 par value common stock at an initial price of $0.021 per share or up to $2,6250,000 of gross proceeds. The price was subsequently amended to reduce the price to $0.0168 per share. There is no minimum number of shares of common stock that must be sold in the offering and the net proceeds from this offering are being utilized to assist in funding our summer 2022 football season including equipment purchases and stadium deposits, general and administrative expenses and provide working capital for the Company.

Through the date of this Form 10-K, the Company had received $1,747,300 of gross proceeds from the sale of 86,180,949 shares of our $0.001 par value common stock. Included in the above amount are $40,000 of gross proceeds from the sale of 1,904,761 shares of our common stock that have not been processed by the transfer agent due to technical document issues. In the event we do not obtain the entire offering amount, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds.

Additionally, Effective May 6, 2022, the Company signed an Equity Line Purchase Agreement (“Agreement”) whereby subject to the terms and conditions set forth in this Agreement, the Company will sell to the Investor up to Ten Million Dollars ($10,000,000) or Four Hundred Million (400,000,000) shares of registered common stock, $0.001 par value per share.  See Note 9 – Subsequent Events.

F-53

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SIGNIFICANT ACCOUNTING POLICIES

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions the Company may undertake in the future, actual results could differ from the estimates. Significant estimates in the accompanying financial statements include the valuation of derivative liabilities, estimates of loss contingencies, valuation of equity-based instruments issued for other than cash and valuation allowance on deferred tax assets.

Cash and Cash Equivalents

For the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at April 30, 2022 and 2021.

Concentrations - Concentration of Credit Risk

Certain financial instruments potentially subject the Company to concentrations of credit risk. These financial instruments consist primarily of cash. We maintain our cash balances in financial institutions that from time to time exceed amounts insured by the FDIC (up to $250,000, per financial institution as of April 30, 2022). At April 30, 2022, our deposit accounts did exceed insured amounts accounts in the amount of approximately $425,000. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the depository institution in which are deposits are held.

Property and Equipment

The Company has $518,133 and $57,223 of football and office equipment at April 30, 2022 and 2021, respectively. On April 22, 2022, the Company purchased $450,000 of football equipment under an option related to a $30,000 note payable. The football equipment is held in storage to be utilized in future planned league operations. Additionally, the Company purchased $10,910 of football equipment on April 29, 2022.  For financial accounting purposes, depreciation for the football and office equipment will be computed by the straight-line method over an estimated useful life of 1 to 7 years. There was no depreciation expense for the years ended April 30, 2022 or 2021, respectively, because the football and office equipment is held in storage and has not been put into use as football league operations have not commenced.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Long-lived assets,” which include property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.

F-54

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Convertible Promissory Notes and Related Embedded Derivatives

We account for the embedded conversion option contained in convertible instruments under the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging – Contracts in an Entity’s Own Stock”. The embedded conversion option contained in the convertible instruments were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives was determined using the Binomial Option Pricing model. On the initial measurement date, the fair value of the embedded conversion option derivative was recorded as a derivative liability and was allocated as debt discount up to the proceeds of the notes with the remainder charged to current period operations as initial derivative expense. Any gains and losses recorded from changes in the fair value of the liability for derivative contract is recorded as a component of other income (expense) in the accompanying Statements of Operations.

The Company follows ASU 260 regarding changes to the classification of certain equity-linked financial instruments (or embedded features) with down round features and clarifies existing disclosure requirements for equity-classified instruments. For freestanding equity-classified financial instruments, entities that present earnings per share (“EPS”) in accordance with Topic 260, to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features would be subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related guidance in Topic 260.

Convertible Notes With Variable Conversion Options

The Company has entered into convertible promissory notes, some of which contain variable conversion options, whereby the outstanding principal and accrued interest may be converted, by the holder, into common shares at a fixed discount to the price of the common stock at the time of conversion. The Company treats these convertible promissory notes as stock settled debt under ASC 480, “Distinguishing Liabilities from Equity” and measures the fair value of the notes at the time of issuance, which is the result of the share price discount at the time of conversion and records the put premium as accretion to interest expense to the date of first conversion.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements and Disclosures requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities where there are quoted prices in active markets for identical assets or liabilities.

F-55

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, football equipment, accounts payable, unsecured convertible notes payable, secured convertible notes payable, notes payable, and notes payable – related party. Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, the Company believes that the recorded values of the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Assets and liabilities measured at fair value on a recurring basis and the carrying value consist of the following at April 30, 2022 and 2021:

	April 30,	Fair Value Measurements at April 30, 2022
	2022	Level 1	Level 2	Level 3
Conversion option liability	$197,508	$-	$-	$197,508

	April 30,	Fair Value Measurements at April 30, 2021
	2021	Level 1	Level 2	Level 3
Conversion option liability	$208,503	$-	$-	$208,503

F-56

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a summary of activity of Level 3 assets and liabilities for the years ended April 30, 2022 and 2021:

Embedded Conversion Option Liability
Balance – April 30, 2021	$208,503
Gain from change in the fair value of conversion option liability	(10,995)
Balance – April 30, 2022	$197,508

Embedded Conversion Option Liability
Balance – April 30, 2020	$645,055
Reduction in fair value of conversion option liability for conversion of promissory note	(30,795)
Gain from change in the fair value of conversion option liability	(405,757)
Balance – April 30, 2021	$208,503

Changes in fair value of the conversion option liability are included as a separate Other Income (Expense) item in the accompanying Statement of Operations.

Leases

The Company follows ASC 842 regarding leases whereby lessees need to recognize leases on their balance sheet as a right of use asset and a corresponding lease liability. We have elected to exclude leases with a lease term of one year or less. Accordingly, we have no leases over one year.

Revenue Recognition

The Company will recognize revenue in accordance with the five-step method prescribed by ASC 606 “Revenues from Contracts with Customers”.

League Tryout Camps

The Company will recognize league tryout camp revenue on the dates that the tryout camps are held. There were no tryout camps held by the Company during the years ended April 30, 2022 or 2021, respectively.

F-57

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Football League Operations

The Company will recognize revenue from future football league operations including gate, parking and concessions, stadium advertising and merchandising, licensing fees, sponsorships, naming rights, broadcast and cable, franchise fees, social media and on-line digital media including merchandising, advertising, and subscriptions, as applicable. The Company football operations had not commenced as of April 30, 2022.  The Company commenced the selling of on-line digital media merchandise through a third party drop shipper on April 29, 2022 and customers sent cash for certain items that were not shipped until May 2022.  The Company recorded $3,802 of accounts receivable with an offset to deferred revenue at April 30, 2022. Subsequently, when the drop shipper ships the item to the customer, the Company, will recognize revenue and cost of goods sold.

Income Taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse.

Deferred tax assets and liabilities not related to an asset or liability are classified as current or noncurrent depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce the deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. At April 30, 2022 and April 30, 2021, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Stock Based Compensation

The Company records stock-based compensation in accordance with ASC 718, “Stock Compensation”. ASC 718 requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the shorter of the service period or the vesting period. The Company values employee and non-employee stock-based compensation at fair value using the Black-Scholes Option Pricing Model.

F-58

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Loss per Share of Common Stock

The Company computes net earnings (loss) per share in accordance with ASC 260-10, “Earnings per Share.”, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period and diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Securities that could potentially dilute earnings per share in the future at April 30, are as follows:

	2022	2021
Warrants to purchase common stock	62,970,000	1,500,000
Options to purchase common stock	1,200,000	1,200,000
Conversion of convertible unsecured promissory notes	20,782,211	21,110,215
Conversion of convertible secured promissory notes	11,586,275	14,130,497
Total	96,538,486	37,940,712

Contingencies

Certain conditions may exist as of the date the financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be reasonably estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed. The Company does not include legal costs in its estimates of amounts to accrue.

Related Parties

Parties are related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions.

F-59

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements

In July 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 changes how to recognize expected credit losses on financial assets. The standard requires a timelier recognition of credit losses on loans and other financial assets and also provides additional transparency about credit risk. The current credit loss standard generally requires that a loss actually be incurred before it is recognized, while the new standard will require recognition of full lifetime expected losses upon initial recognition of the financial instrument. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. An entity should apply the standard by recording a cumulative effect adjustment to retained earnings upon adoption. In November 2019, FASB issued ASU No. 2019-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of this standard is not expected to result in a material impact to the Company’s financial statements.

In November 2021, the FASB issued ASU 2021-08, Business Combinations (Topic 805): Accounting for Contracts Assets and Contract Liabilities from Contracts with Customers, which requires companies to apply Accounting Standard Codification (“ASC”) 606 to recognize and measure contract assets and contract liabilities from contracts with customers acquired in a business combination on the acquisition date. This new guidance creates an exception to the general recognition and measurement principle noted in ASC 805, Business Combinations, which requires the acquirer in a business combination to recognize and measure the assets acquired at fair value at the acquisition date. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022 and interim periods, for all public business entities. Early adoption is permitted, including adoption in an interim period. ASU 2021-08 should be applied prospectively; however, an entity that elects to early adopt in an interim period should apply the amendments to all business combinations that occurred during the fiscal year that includes that interim period. The Company believes that the adoption of this new accounting guidance will not have a material impact on its financial statements.

Management has evaluated other recently issued accounting pronouncements and does not believe that any of these pronouncements will have a significant impact on the Company’s consolidated financial statements and related disclosures.

F-60

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 2 – ACCRUED EXPENSES

The Company has recorded accrued expenses that consisted of the following:

	April 30, 2022	April 30, 2021
Penalties and interest - unpaid state income tax	$283,983	$261,087
Unpaid federal income tax	1,764	1,764
Legal settlement (See Note 8 – Commitments and Contingencies)	70,000	70,000
Accrued payroll tax	839	-
Accrued penalties for failure to file federal tax returns	4,020	-
Late charges on unpaid promissory note	7,150	5,400
Total Accrued Expenses	$367,756	$338,251

NOTE 3 – DEBT

	April 30, 2022	April 30, 2021
Notes Payable:
Aug 28, 2015. No stated interest and principal payable on demand.	$2,300	$2,300
Nov.18, 2015. Interest at 8% and principal payable on demand. In Default	100,000	100,000
Jun. 6, 2016. Interest at 4% and principal payable on demand.	10,000	10,000
Aug. 4, 2016. Interest at 8% and principal payable on demand. In Default	35,000	35,000
Sep. 27, 2016. Interest at 4% and principal payable on demand.	30,000	30,000
Sep. 29, 2016. Interest at 4% and principal payable on demand.	5,000	5,000
Sep. 29, 2016. Interest at 4% and principal payable on demand.	30,000	30,000
Oct. 3, 2016. Interest at 4% and principal payable on demand.	20,000	20,000
Sep. 25, 2019. Interest at 8% and principal and interest due Mar. 25, 2020 In Default with interest recorded at 22% default rate	70,000	70,000
Apr. 9, 2020.Interest at 8% and principal due Oct. 9, 2020 In Default with interest recorded at 24% default rate	5,000	30,000
Jul. 31, 2021. Interest at 10% and principal and interest due Sep. 30, 2022	50,000	-
Total Notes Payable	$357,300	$332,300

At April 30, 2022 and April 30, 2021, the Company has recorded $357,300 and $332,300 of Notes Payable, respectively. The $357,300 of Notes Payable at April 30, 2022 includes $232,300 from eight third parties and the principal and interest are payable on demand with an interest rate ranging from no interest to 8% annually.

F-61

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Included in the $232,300 balance are the following in default at April 30, 2022 (1) a $100,000 Note Payable dated November 18, 2015, for which the lender requested payment, and the Company did not pay and as a result, recorded a $5,400 late fee that is included in accrued expenses in the accompanying Balance Sheets at April 30, 2022 and April 30, 2021 and (2) a $35,000 Note Payable dated August 4, 2016, for which the lender requested payment, and the Company did not pay and as a result, recorded a $1,750 late fee that is included in other income (expense) in the accompanying Statement of Operations for the year ended April 30, 2022 and is included as accrued expenses in the accompanying Balance Sheet at April 30, 2022.

On September 25, 2019, the Company received $55,284 of net proceeds from the issuance of a $70,000 face value note payable with debt issue costs paid to or on behalf of the lender of $5,500 and an original issue discount of $9,216. Additionally, the lender directly paid $11,000 to a third party for the purchase for the Company of office equipment that is recorded as property and equipment at April 30, 2022 and April 30, 2021. The terms include interest accrued at 8% annually and the principal and accrued interest were payable on March 25, 2020. The principal and accrued interest were not paid on the due date of March 25, 2020 and as a result, the note payable is in default and default interest at 22% is being utilized as of the due date. At April 30, 2022, the Company had not received an extension of the due date. See Note 8 – Commitments and Contingencies.

On April 9, 2020, the Company received $30,000 of proceeds from the issuance of a note payable with terms including interest accrued at 8% annually and the principal and interest were payable in six months on October 9, 2020. The principal and accrued interest were not paid on the due date of October 9, 2020 and as a result, the note payable is in default and default interest at 24% is being utilized as of the due date and no extension has been received. The lender provided the Company with an option to purchase football equipment that was stored at a warehouse in Texas and the Company paid the rent for the warehouse.  On April 21, 2022, the Company and the lender executed a settlement agreement for the Company to pay the lender $475,000 which represented (1) the purchase of the football equipment in Texas for $450,000 and (2) to repay $25,000 of the note payable principal resulting in an outstanding balance of $5,000 at April 30, 2022.  The Company owed the lender for other convertible debt besides this note payable and offered the Company to pay all off all of the debt and accrued interest with a $215,260 payment within thirty days of the settlement date or the lender would retain all rights to convert the outstanding amounts into Company common stock.  The Company did not make this payment and the lender retains all rights under the original terms.

On July 31, 2021, the Company recorded a $55,000 note payable with terms that include interest accrued at 10% annually and the principal and accrued interest are payable on July 31, 2022. The lender loaned the Company’s former CEO money which was then loaned to the Company for general corporate expenses in prior years. Certain of these amounts due to the former CEO were settled in a prior year and recorded as a settlement gain. The lender has since requested repayment of the $55,000 by the Company in the period ended July 31, 2021. In an effort to settle the matter, the Company issued the lender a $55,000 note. The Company recorded the note payable to settlement expense in the accompanying Statement of Operations for the year ended April 30, 2022. On April 11, 2022, the Company repaid $5,000 of the principal balance resulting in an outstanding balance of $50,000 at April 30, 2022.

For the years ended April 30, 2022 and 2021, the Company recorded $39,178 and $35,069 of interest expense for Notes Payable in the accompanying Statements of Operations and at April 30, 2022 and April 30, 2021, the Company has recorded $139,995 and $100,817, respectively related to Notes Payable as accrued interest in the accompanying Balance Sheets.

F-62

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (Continued)

	April 30, 2022	April 30, 2021
Notes Payable, Related Party:
Mar. 5, 2020. Interest at 10% and principal due September 30, 2022	$25,000	$25,000
Aug. 12, 2020. Interest at 10% and principal due September 30, 2022	30,000	30,000
Total Notes Payable – Related Party	$55,000	$55,000

On March 5, 2020, the Company received $25,000 of proceeds from the issuance of a note payable with a director of the Company. The terms including interest accrued at 10% annually and the principal and interest are payable on September 30, 2022, by virtue of an extension. See Note 8 – Related Parties.

On August 12, 2020, the Company received $30,000 of proceeds from the issuance of a note payable with a director of the Company. The terms including interest accrued at 10% annually and the principal and interest are payable on September 30, 2022, by virtue of an extension. See Note 8 – Related Parties.

For the years ended April 30, 2022 and 2021, the Company recorded $5,500 and $4,645 of interest expense in the accompanying Statements of Operations and at April 30, 2022 and April 30, 2021, the Company has recorded $10,529 and $5,029 of accrued interest, related party in the accompanying Balance Sheets.

	April 30, 2022	April 30, 2021
Convertible Unsecured Promissory Notes:
April 14, 2016 - Interest at 5% - principal and interest due 12 months from issuance date. In Default	$37,500	$50,000

May 2, 2019 - Interest at 10% - principal and interest due August 2, 2020.	6,000	12,170

May 8, 2019 - Interest at 12% - principal and interest due February 8, 2020. In Default with interest recorded at default rate of 24%	138,483	138,483

February 3, 2021, Interest at 10% - principal and interest due February 3, 2022	-	55,000

March 17, 2021, Interest at 10% - principal and interest due March 17, 2022	-	41,000

January 4, 2022, Interest at 8% - principal and interest due January 4, 2023	55,000	-

Plus: put premium	34,175	60,942

Less: debt discount	(2,046)	(6,000)

Total Convertible Unsecured Notes Payable, net of debt discount and put premium	$269,112	$351,595

F-63

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (Continued)

In April 2016, the Company recorded a $50,000 convertible unsecured promissory note. The terms include interest at 5% annually and the principal and interest were payable in one year on April 14, 2017. From March 4, 2022 to April 8, 2022, the Company repaid $12,500 of principal resulting in an outstanding principal balance of $37,500 at April 30, 2022.  The unsecured convertible promissory note is in default at April 30, 2022 and the note holder has several remedies including calling the principal amount and accrued interest due and payable immediately. The note holder, at its sole discretion, has the right to convert the principal amount, along with all accrued interest, into shares of the Company’s common stock at the conversion price of $0.30 per share, or 175,127 shares of common stock at April 30, 2022.

Interest expense recorded in the accompanying Statements of Operations by the Company for the years ended April 30, 2022 and 2021 was $2,415 and $2,500, respectively. At April 30, 2022 and 2021, the Company has recorded $15,038 and $12,263 of accrued interest, respectively in the accompanying Balance Sheets.

Convertible Unsecured Promissory Note – May 2, 2019

On May 2, 2019 (the Original Issue Date (OID), the Company received $85,450 of net proceeds for working capital purposes from the issuance of a $100,000 face value convertible redeemable promissory note (First Note”) with debt issue costs paid to or on behalf of the lender of $12,400 and an original issue discount of $2,150. The terms include interest accrued at 10% annually and the principal and interest payable are payable in one year on May 2, 2020. All interest will be paid in common stock of the Company. Any amount of the principal or interest on this First Note which is not paid when due shall bear Interest at the rate of the lower of Twenty-four Percent (24%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The First Note is exchangeable for an equal principal amount of notes of different denominations, as requested by the lender surrounding the same. The First Note was due and payable on August 2, 2020, by virtue of a signed extension. At April 30, 2022, the First Note is in default. However, the lender has not notified the Company of the default in writing but, the lender has several remedies including calling the principal amount and accrued interest due and payable immediately. The promissory note includes customary affirmative and negative covenants of the Company.

The lender has the right at any time after the effective date, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Percent (60%) of the of the average of the two lowest trades of the Common Stock during the fifteen (15) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the First Note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the First Note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $166,667 ($100,000 principal divided by the Conversion Price). In accordance with ASC 480, the First Note was classified as stock settled debt and on the note issue date of May 2, 2019, the Company recorded a $66,667 put premium liability with an offset to interest expense.

F-64

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (Continued)

Previously, the lender converted $87,830 of the principal balance of the First Note resulting in a balance of $12,170 at April 30, 2021.  As a result of the partial conversions, the Company previously reclassified $57,417 of the put premium liability as an offset to Additional Paid in Capital and the put premium liability balance was $9,250 at April 30, 2021.  On January 13, 2022, the lender elected to convert $6,170 of principal and $2,648 of accrued interest into 1,348,348 shares of the Company’s $0.001 par value common stock. As a result, the principal balance of the First Note is $6,000 at April 30, 2022.  As a result of the conversion, the Company reclassified $4,690 of the put premium liability as an offset to additional paid in capital and the put premium balance is $4,560 at April 30, 2022.

On January 25, 2021, the lender requested a $6,000 conversion of the principal and $1,183 of accrued interest into 4,057,954 shares of the Company’s common stock. However, at that time, the Company did not have sufficient shares to be issued for the conversion. In accordance with the First Note, because the shares could not be issued, an event of default occurred, and the Company would pay the lender a penalty of $250 per day the shares are not issued beginning on the 4th day after the conversion notice was delivered to the Company. This penalty shall increase to $500 per day beginning on the 10th day. The lender provided a waiver, and no penalty was recorded by the Company. The lender has several available remedies including calling the principal amount and accrued interest due and payable immediately.  However, the Company and the lender reached a settlement in May 2022 related to the matter - see Note 9 – Subsequent Events.

Interest expense recorded in the accompanying Statements of Operations by the Company for the years ended April 30, 2022 and 2021 was $1,079 and $1,709, respectively. At April 30, 2022 and 2021, the Company has recorded $1,221 (net of $2,648 converted) and $2,790 (net of $4,248 converted) of accrued interest, respectively in the accompanying Balance Sheets.

Convertible Unsecured Promissory Note – May 8, 2019

On May 8, 2019, the Company signed a Securities Purchase Agreement (“SPA”) with an Investor that provides for the issuance of a 12% convertible promissory note in the principal amount of $150,000. In connection with the issuance of the promissory note, the Company issued a common stock purchase warrant to purchase 1,500,000 shares of the Company common stock as a commitment fee to the Investor. The warrant has an exercise price of $0.10 per share and a term of three years through May 8, 2022.

On May 8, 2019, the Company received $121,750 of net proceeds for working capital purposes from the issuance of a $150,000 face value convertible promissory note with debt issue costs paid to or on behalf of the lender of $28,250. The terms include interest accrued at 12% annually and the principal and any amount of the principal or interest on the promissory note which is not paid when due shall bear interest at the rate of the lower of twenty-four percent (24%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The promissory note was due and payable on February 8, 2020 and is currently in default.

The lender has the right at any time after the effective date, to convert all or part of the outstanding principal, accrued interest and $750 of conversion fees into shares of common stock of the Company, subject to certain conversion limitations set forth in the promissory note and certain price protection described below, as per the conversion formula:

F-65

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to the lower of (1) the lowest trade during the previous twenty-five (25) trading days or (2) Sixty-One Percent (61%) of the of the lowest trade during the twenty-five (25) trading days immediately preceding a conversion date. The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections. The promissory note contains customary affirmative and negative covenants of the Company. Additionally, the Company issued the lender a common stock purchase warrant with a three (3) year term to acquire 1,500,000 shares of common stock at an exercise price of $0.10 per share.

The Company evaluated the promissory note in accordance with ASC 815 “Derivatives and Hedging” and determined that there was a conversion option feature that should be bifurcated and accounted for as a conversion option liability in the balance sheet at fair value. The initial valuation and recording of the conversion option liability was $446,862, using the Binomial Lattice Option Pricing Model with the following assumptions: stock price $0.02, conversion price $0.0067, expected term of 9 months, expected volatility of 383% and discount rate of 2.38%. The initial $446,862 conversion option liability assumed that 22,354,694 shares would be issued upon conversion of the promissory note.

The Company evaluated the warrant and determined that there was no embedded conversion feature as the warrant contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro-rata distributions. The Company calculated the relative fair value between the note and the warrant on the issue date utilizing the Black Scholes Pricing Model for the warrant. As a result, the Company allocated $24,960 to the warrant and recorded as debt discount with an offset to additional paid in capital. The warrant calculation used the following assumptions: stock price $0.02, warrant exercise price $0.10, expected term of 3 years, expected volatility of 383% and discount rate of 2.38%. As a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022, this triggered down round protection of the warrant exercise price along with the quantity of warrants.  The Company evaluated the change in the warrant values in accordance with ASU 2017-11 and determined that the impact was immaterial. The warrants expired in May 2022 unexercised.

As a result of the Company not paying the promissory note and accrued interest on the due date of February 8, 2020, the promissory note is in default at April 30, 2022 and 2021 with interest accrued at the default rate of 24%.However, the lender has not notified the Company of the default in writing but, the lender has several remedies including calling the principal amount and accrued interest due and payable immediately.

Through April 30, 2021, the lender had previously converted $11,517 of the principal balance of the promissory note resulting in a balance of $138,483.

The Company has performed a periodic revaluation of the conversion option liability using the Binomial Lattice Pricing Model at each of the previous conversion dates and performed a revaluation of the conversion option liability using the Binomial Lattice Pricing Model at April 30, 2022, that resulted in an estimated conversion option liability of $197,508 and $208,503 at April 30, 2021. The Company has recorded a total gain of $10,995 and $405,757 for the change in the fair value of conversion option liability, recorded to other income (expense) in the accompanying Statements of Operations for the years ended April 30, 2022 and 2021, respectively.

For the revaluation at April 30, 2022, it was estimated with the following assumptions: stock price $0.023, conversion price $0.0125, expected term of 0.25 years, expected volatility of 180% and discount rate of 0.83%.

For the revaluation April 30, 2021, it was estimated with the following assumptions: stock price $0.023, conversion price $0.0131, expected term of 0.25 years, expected volatility of 247% and discount rate of 1%.

F-66

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Interest expense recorded in the accompanying Statements of Operations by the Company for the years ended April 30, 2022 and 2021 was $33,698 and $33,975, respectively. At April 30, 2022 and 2021, the Company has recorded $62,474 and $28,776 of accrued interest, respectively in the accompanying Balance Sheets.

Convertible Unsecured Promissory Note – February 3, 2021

On February 3, 2021, the Company signed an SPA with an investor that provides for the issuance of a 10% convertible promissory note in the aggregate principal amount of $55,000, convertible into shares of common stock of the Company. The Company received $52,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The promissory note is due in one year from the date of issuance or February 3, 2022.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the First Note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $84,615. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of January 21, 2020, and the Company recorded a $29,615 put premium liability with an offset to interest expense.

On February 3, 2021, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term and the debt discount balance was $3,000 at April 30, 2021.

From August 4, 2021, through August 10, 2021, the lender elected to convert the entire $55,000 of principal and $2,750 of accrued interest into 11,105,164 shares of the Company’s $0.001 par value common stock. See Note 5 – Stock. As a result of the conversion of the entire principal balance, the remaining debt discount balance of $1,537 was amortized to interest expense in the accompanying Statement of Operations for the year ended April 30, 2022. Additionally, the put premium liability of $29,615 was reclassified as an offset to additional paid in capital in the balance sheet effective August 10, 2021, the date of the final conversion.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $1,454.

F-67

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Convertible Unsecured Promissory Note – March 17, 2021

On March 17, 2021, the Company signed an SPA with an investor that provides for the issuance of a 10% convertible promissory note in the aggregate principal amount of $41,000, convertible into shares of common stock of the Company. The Company received $38,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note was due in one (1) year from the date of issuance or March 17, 2022.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the First Note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $63,077. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of March 17, 2021, and the Company recorded a $22,077 put premium liability with an offset to interest expense.

On March 17, 2021, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term and the debt discount balance was $3,000 at April 30, 2021.

From September 17, 2021, through September 27, 2021, the lender elected to convert the entire $41,000 of principal and $2,050 of accrued interest into 4,659,872 shares of the Company’s $0.001 par value common stock. See Note 5 – Stock. As a result of the conversion of the entire principal balance, the remaining debt discount balance of $1,882 was amortized to interest expense in the accompanying Statement of Operations for the year ended April 30, 2022. Additionally, the put premium liability of $22,077 was reclassified as an offset to additional paid in capital in the balance sheet effective September 27, 2021, with the final conversion.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $1,549.

F-68

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Convertible Unsecured Promissory Note – May 3, 2021

On May 3, 2021, the Company signed an SPA with an investor that provides for the issuance of a 10% convertible promissory note in the aggregate principal amount of $48,000, convertible into shares of common stock of the Company. The Company received $45,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or May 3, 2022.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Percent (60%) of the of the average of the two lowest trades of the Common Stock during the fifteen (15) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely  on a fixed monetary amount known at inception as the lender will receive $80,000. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of May 3, 2021, recorded as a 32,000 put premium liability with an offset to interest expense.

On May 3, 2021, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term.

On November 4, 2021, the lender elected to convert the entire $48,000 of principal and $2,400 of accrued interest into 7,098,592 shares of the Company’s $0.001 par value common stock. See Note 5 – Stock. As a result of the conversion of the entire principal balance, the remaining debt discount balance of $1,513 was amortized to interest expense in the accompanying Statement of Operations for the year ended April 30, 2022. Additionally, the put premium liability of $32,000 was reclassified as an offset to additional paid in capital in the balance sheet effective November 4, 2021, with the conversion.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $2,400.

F-69

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Convertible Unsecured Promissory Note – June 7, 2021

On June 7, 2021, the Company signed an SPA with an investor that provides for the issuance of a 10% convertible promissory note in the aggregate principal amount of $53,000, convertible into shares of common stock of the Company. The Company received $50,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent( 22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or June 7, 2022.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Percent (60%) of the of the average of the two lowest trades of the Common Stock during the fifteen (15) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $88,333. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of June 7, 2021, recorded as a $35,333 put premium liability with an offset to interest expense.

On June 7, 2021, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term.

On December 9, 2021, the lender elected to convert the entire $53,000 of principal and $2,650 of accrued interest into 9,594,828 shares of the Company’s $0.001 par value common stock. See Note 5 – Stock. As a result of the conversion of the entire principal balance, the remaining debt discount balance of $1,800 was amortized to interest expense in the accompanying Statement of Operations for the year ended April 30, 2022. Additionally, the put premium liability of $35,333 was reclassified as an offset to additional paid in capital in the balance sheet effective December 9, 2021, with the conversion.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $2,650.

F-70

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

Convertible Unsecured Promissory Note – January 4, 2022

On January 4, 2022, the Company signed an SPA with an investor that provides for the issuance of an 8% convertible promissory note in the aggregate principal amount of $55,000, convertible into shares of common stock of the Company. The Company received $52,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent( 22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or January 4, 2023.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $84,615. In accordance with ASC 480, the convertible promissory note was recorded as stock settled debt on the note issue date of January 4, 2022, recorded as a $29,615 put premium liability with an offset to interest expense.

On January 4, 2022, the Company recorded debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term. During the year ended April 30, 2022, the Company recorded $954 for the amortization of the debt discounts to interest expense and the debt discount balance was $2,046 at April 30, 2022.

Interest expense and accrued interest recorded in the accompanying Financial Statements by the Company for the year ended April 30, 2022, was $1,398. See Note 9 – Subsequent Events.

F-71

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

	April 30, 2022	April 30, 2021
Convertible Secured Note Payable:

May 17, 2018 – Principal and interest at 8% due May 17, 2019. IN DEFAULT with interest recorded at default rate of 18%.	$16,802	$80,000

November 24, 2021 – Principal and interest at 12% due November 24, 2022.	315,000	-

April 18, 2022 – Principal and Interest at 12% due April 18, 2023	560,000	-

Plus: put premium	11,201	53,333

Less: debt discount	(473,618)	-

Total Convertible Secured Notes Payable	$429,385	$133,333

Convertible Secured Note Payable – May 9, 2016

At April 30, 2022 and 2021, the Company has a remaining balance of $0 from an original $550,000 face value convertible secured promissory note dated March 16, 2016. The Company has recorded $76,367 at April 30, 2022 and 2021 of accrued interest on the promissory note in the accompanying Balance Sheets.

Convertible Secured Note Payable – May 17, 2018

At April 30, 2022, the Company has recorded $16,802 owed from the issuance of an original $80,000 convertible secured promissory note dated May 17, 2018, with terms including interest accrued at 10% annually and the principal and interest payable on May 17, 2019. The promissory note balance at April 30, 2021, was $80,000 and is in default at April 30, 2022. However, the lender has not notified the Company of the default in writing but, the lender has several remedies including calling the principal amount and accrued interest due and payable immediately. The promissory note includes customary affirmative and negative covenants of the Company.

On August 5, 2021, the Company repaid $50,000 of principal to the lender and as a result, the principal balance of the promissory note was $30,000.

On August 10, 2021, the lender elected to convert $5,998 of the principal amount of the promissory note into 2,498,971 shares of the Company’s $0.001 par value common stock. As a result, the principal balance of the promissory note was $24,002.

F-72

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

 NOTE 3 – DEBT (CONTINUED)

On January 28, 2022, the lender elected to convert $7,200 of the principal amount of the promissory note into 1,000,000 shares of the Company’s $0.001 par value common stock. As a result, the principal balance of the promissory note is $16,802 at April 30, 2022. See Note 5 – Stock.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the promissory note (1) embodies an unconditional obligation and (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based on a monetary amount known as the lender will receive $133,333 ($80,000 principal divided by the Conversion Price). In accordance with ASC 480, the promissory note has been classified as stock settled debt and the Company recorded a $53,333 put premium liability. Effective May 17, 2019, the Company is accruing interest at the default rate of eighteen percent (18%) per annum from the due date thereof until paid.

As a result of the payment and the two conversions described above, the Company reclassified $42,132 of the put premium liability to additional paid in capital and as a result, the put premium liability balance is $11,201 at April 30, 2022.

During the years ended April 30, 2022, and 2021, the Company recorded $6,687 and $14,400 of interest expense in the accompanying Statements of Operations and at April 30, 2022 and 2021, $44,806 and $38,119 of accrued interest was recorded in the accompanying Balance Sheets.

Convertible Secured Note Payable – initial tranche August 3, 2021, second tranche September 15, 2021, and third tranche November 5, 2021.

On August 3, 2021, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) in the aggregate principal amount of up to $750,000 with an original issue discount of 10% OID.  There was an initial tranche of $130,000 on the date of the Note, a second tranche of $27,500 on September 15, 2021, and a third tranche of $27,500 on November 5, 2021. The $185,000 total of the three tranches are convertible into shares of the Company’s $0.001 par value common stock.

Interest on the Note will be incurred at the rate of 12% per annum guaranteed and has a maturity date one year from the date of each tranche funded under the Note. In the event of an event of default, interest will be at the rate of twenty percent (20%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

The conversion price is a fixed $0.002 per share and conversion is not permitted for a minimum of six (6) months from the closing of each financing draw and pursuant to each draw, the Company will ensure that common stock is reserved for issuance on a one-to-one basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Conversion Price shall be the lesser of (i) $0.001 per share or (ii) seventy percent (70%) of the lowest trading price of the Common Stock during the ten (10) consecutive trading days including and immediately preceding the Conversion Date.

The Company received $150,100 of net proceeds from the issuance of the three tranches of the Note after payment of $18,000 for the OID and $16,900 of debt issuance costs. The Company will have the option to prepay prior to maturity at 105% of the then outstanding Note principal and accrued interest.

F-73

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

 NOTE 3 – DEBT (CONTINUED)

The Company evaluated the three tranches in accordance with ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the dates of each tranche, the Company recorded $185,000 as the liability with offsets of $18,000 for the OID and $16,900 of debt issue costs, both are being amortized to interest expense over the one-year term of the tranches under the Note.

Effective December 2, 2021, the Company prepaid the three tranches principal of $185,000 from the proceeds of a $315,000 convertible secured promissory note dated November 24, 2021 – see discussion below. In total, the Company paid the lender $217,560 representing (1) $185,000 of principal, (2) $22,200 of guaranteed interest and (3) $10,360 representing a 5% prepayment of the outstanding principal and interest.

As a result of the payment, the Company recorded $34,690 ($18,000 of OID and $16,690 of debt issue costs) for the amortization of the debt discount to interest expense and is recorded in the accompanying Statement of Operations for the year ended April 30, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $32,560 representing $22,200 of guaranteed interest and $10,360 for the prepayment penalty.

Convertible Secured Note Payable – November 24, 2021.

On November 24, 2021, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) in the aggregate principal amount of $315,000 with an original issue discount of 10% OID.  The Company received $255,820 of net proceeds from the issuance of the Note after payment of $31,500 for the OID and $27,680 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock.  The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee.

Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or November 24, 2022. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

The conversion price as amended is $0.0058 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 10,000,000 shares of common stock of the Company at an exercise price of $0.035 per share and (2) cancellable five (5) year term to acquire 15,000,000 shares of common stock of the Company at an exercise price of $0.030 per share. The 15,000,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity.  Additionally, the Company issued the lender’s broker representative a warrant with a five (5) year term to acquire 540,000 shares of common stock of the Company at an exercise price of $0.042 per share. See Note 9 – Subsequent Events.

F-74

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of November 24, 2021, the Company recorded $315,000 as the liability for the Note with offsets of $31,500 for the OID and $27,680 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants.  As a result, the Company allocated $144,515 to the warrants which was recorded as a debt discount with an offset to additional paid in capital in the accompanying financial statements.  The warrant calculations used the following assumptions: stock price $0.0116, warrant exercise price $0.03 to $0.042, expected term of 5 years, expected volatility of 316% and discount rate of 0.06%. The debt discount for the warrant will be amortized over the one-year term of the Note. As a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022, this triggered down round protection of the warrant exercise price and number of warrants issued however, the lender granted the Company a written waiver of issuing additional warrants along with forgoing the reduced exercise price as provided in the warrant anti-dilution language. See Note 9 – Subsequent Events.

In total, the Company recorded $203,695 of debt discounts on the date of the Note (OID, debt discount cost and warrants).  During the year ended April 30, 2022, the Company recorded $88,495 for the amortization of the debt discounts to interest expense and the debt discount balance was $115,200 at April 30, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $16,259. At April 30, 2022, the Company has recorded $16,259 of accrued interest, respectively in the accompanying Balance Sheet.

Convertible Secured Note Payable – April 18, 2022.

On April 18, 2022, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) in the aggregate principal amount of $560,000 with an original issue discount of 10% OID.  The Company received $468,760 of net proceeds from the issuance of the Note after payment of $56,000 for the OID and $35,240 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock.  The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee.

Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or April 18, 2023. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

The conversion price is a fixed $0.021 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

F-75

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 3 – DEBT (CONTINUED)

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 13,350,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity. Additionally, the Company issued the lender’s broker representative a warrant with a three (3) year term to acquire 1,080,000 shares of common stock of the Company at an exercise price of $0.025 per share. See Note 9 – Subsequent Events.

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of April 18, 2022, the Company recorded $560,000 as the liability for the Note with offsets of $56,000 for the OID and $35,240 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants.  As a result, the Company allocated $279,362 to the warrants which was recorded as a debt discount with an offset to additional paid in capital in the accompanying financial statements.  The warrant calculations used the following assumptions: (1) 3- year term warrants - stock price $0.0227, warrant exercise price $0.025, expected term of 3 years, expected volatility of 314% and discount rate of 0.82% and (2) 5- year term warrants - stock price $0.0227, warrant exercise price $0.035, expected term of 5 years, expected volatility of 317% and discount rate of 0.82%. The debt discount for the warrants will be amortized over the one-year term of the Note. As a result of the Company’s Regulation A pricing of $0.021 per share on February 8, 2022, this triggered down round protection of the warrant exercise price and number of warrants issued however, the lender granted the Company a written waiver of issuing additional warrants along with forgoing the reduced exercise price as provided in the warrant anti-dilution language. See Note 9 – Subsequent Events.

In total, the Company recorded $370,602 of debt discounts on the date of the Note (OID, debt discount cost and warrants).  During the year ended April 30, 2022, the Company recorded $12,184 for the amortization of the debt discounts to interest expense and the debt discount balance was $358,418 at April 30, 2022.

Interest expense recorded in the accompanying Statement of Operations by the Company for the year ended April 30, 2022, was $1,841. At April 30, 2022, the Company has recorded $1,841 of accrued interest, respectively in the accompanying Balance Sheet.

NOTE 4 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at April 30, 2022 and 2021 consist of net operating loss carryforwards and differences in the book and tax basis assets.

F-76

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 4 – INCOME TAXES (Continued)

The Company’s income tax benefit differs from the “expected” income tax benefit for federal income tax purposes as follows:

	For the Year Ended April 30,
	2022	2021
Income tax benefit at U.S. Federal Income Tax rate	$(284,000)	$(39,000)
State income taxes, net of federal benefit	(78,000)	(11,000)
Change in valuation allowance	362,000	50,000

Net Income tax benefit	$-	$-

The Company’s approximate net deferred tax assets are as follows:

	April 30,
	2022	2021
Deferred tax assets:
Net operating loss carry forward	$5,549,000	$5,187,000

Total deferred tax assets	$5,549,000	$5,187,000
Less: deferred tax asset valuation allowance	(5,549,000)	(5,187,000)
Total Net deferred tax assets	$-	$-

The net operating loss carryforward was approximately $20,739,000 and $19,386,000 at April 30, 2022 and 2021, respectively. The Company provided a valuation allowance equal to the deferred income tax assets for the years ended April 30, 2022 and 2021 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward and other deferred tax assets. The increase in the valuation allowance was $362,000 in 2022.

The potential tax benefit arising from the net operating loss carryforward of $16,656,000 from the period prior to Tax Cuts and Jobs Act’s (“Act”) effective date will expire in 2039. The potential tax benefit arising from the net operating loss carryforward of $4,083,000 from the period following the Act’s effective date can be carried forward indefinitely within the annual usage limitations.

Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to an annual limitation as a result of ownership or business changes that may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards. If necessary, the deferred tax assets will be reduced by any carryforward that may not be utilized or expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s Corporate Income tax returns for tax years from 2005 (initial tax year) through 2020 remain subject to Internal Revenue Service (“IRS”) examination because the Company has not filed tax returns for these years. Because the Company has not had taxable income for the unfiled tax returns, the IRS charges a non-filing penalty of $210 for each return at 60 days after the date due. The Company has calculated that the estimated penalty for the unfiled returns would be approximately $4,020 at April 30, 2022.

F-77

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 4 – INCOME TAXES (Continued)

At April 30, 2022 and 2021, the Company owed the State of Delaware $110,154 for unpaid state income taxes from the tax year ended April 30, 2007. The unpaid state income taxes are included as state income taxes payable in the accompanying Balance Sheets. Additionally, at April 30, 2022 and 2021, the Company owes the State of Delaware for assessed penalties and interest from the tax year ending April 30, 2007 of $283,983 and $261,087, which is included as accrued expenses in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The Company has an agreement with the State of Delaware to pay a minimum per month. However, due to cash flow constraints, the Company has been unable to pay the minimum monthly amounts and is in default of the agreement that may cause additional interest and penalties and lead to other collection efforts by the State of Delaware.

NOTE 5 – STOCK

Common Stock

The Company is authorized to issue up to 950,000,000 shares of common stock at $0.001 par value per share. Effective January 5, 2022, the Company amended its Articles of Incorporation to increase authorized shares from 600,000,000 to 950,000,000.  See Note 8 – Commitments and Contingencies for discussion related to authorized securities. At April 30, 2022, there were 527,327,424 shares issued and 525,827,424 shares outstanding. There are 1,500,000 shares issued to former officers that were terminated prior to their vesting period and excluded from the shares issued at April 30, 2022. Per the employment agreements, any unvested shares not yet released to employee shall be returned to Company treasury, and employee shall be entitled to no compensation for such shares. The Company plans to pursue the return of the unvested shares.

Common Stock Issued

From May 7, 2020 to August 17, 2020, a lender of an original $100,000 face value convertible unsecured promissory note, elected to convert $39,180 of the principal amount and $4,248 of accrued interest into 43,748,599 shares of common stock resulting in a note balance of $12,170 after the conversion. See Note 3 – Debt.

Effective May 20, 2020, the Company sold 100,000 shares of common stock to an investor for $400 at a purchase price of $0.004 per share.

Effective May 25, 2020, the Company sold 1,000,000 shares of common stock to an investor for $40,000 between May 14, 2020 and May 20, 2020, at a purchase price of $0.04 per share.

From June 8, 2020 to June 18, 2020, a lender of an original $63,000 face value convertible unsecured promissory note, elected to convert the entire principal amount of $63,000 and $3,150 of accrued interest into 65,492,425 shares of common stock. See Note 3 – Debt.

From June 15, 2020 to June 29, 2020, a lender of an original $150,000 face value unsecured promissory note, elected to convert $7,433 of principal, $10,416 of accrued interest and $3,750 of conversion fees into 59,995,579 shares of common stock resulting in a note balance of $138,483 after the conversions. See Note 3 – Debt.

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MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 5 – STOCK (Continued)

From June 18, 2020 to August 5, 2020, a lender of an original $550,000 face value convertible secured promissory note elected to convert the remaining $30,000 of the principal amount of the promissory note into 21,820,000 shares of common stock resulting in a note balance of $0 after the conversion. See Note 3 – Debt.

Effective  July 20, 2020, the Company sold 400,000 shares of common stock to an investor for $800 at a purchase price of $0.002 per share.

From July 23, 2020 to July 27, 2020, a lender of an original $38,000 face value unsecured promissory note, elected to convert the entire principal amount of $38,000 and $1,900 of accrued interest into 30,692,309 shares of common stock. See Note 3 – Debt.

Effective September 15, 2020, the Company sold 5,000,000 shares of common stock to an investor for $10,000 at a purchase price of $0.002 per share.

Effective October 2, 2020, the Company sold 7,500,000 shares of common stock to an investor for $15,000 at a purchase price of $0.002 per share.

Effective November 1, 2020, the Company sold 2,500,000 shares of common stock to an investor for $5,000 at a purchase price of $0.002 per share.

Effective November 9, 2020, the Company sold 3,500,000 shares of common stock to an investor for $7,000 at a purchase price of $0.002 per share.

Effective November 11, 2020, the Company sold 1,000,000 shares of common stock to an investor for $2,000 at a purchase price of $0.002 per share.

Effective November 11, 2020, the Company sold 500,000 shares of common stock to an investor for $1,000 at a purchase price of $0.002 per share.

Effective December 14, 2020, the Company sold 7,500,000 shares of common stock to an investor for $15,000 at a purchase price of $0.002 per share.

On January 21, 2021, a lender of an original $550,000 face value convertible secured promissory note elected to convert $28,500 of the accrued and unpaid interest into 15,000,000 shares of common stock at a conversion price of $0.0019 per share.

Effective January 29, 2021, the Company sold 80,000 shares of common stock to an investor for $2,000 at a purchase price of $0.025 per share.

Effective February 2, 2021, the Company sold 20,000 shares of common stock to an investor for $500 at a purchase price of $0.025 per share.

Effective February 4, 2021, the Company sold 80,000 shares of common stock to an investor for $2,000 at a purchase price of $0.025 per share.

F-79

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 5 – STOCK (Continued)

Effective February 4, 2021, the Company sold 26,666 shares of common stock to an investor for $800 at a purchase price of $0.03 per share.

Effective February 7, 2021, the Company sold 166,666 shares of common stock to an investor for $5,000 at a purchase price of $0.03 per share.

Effective March 11, 2021, the Company sold 80,000 shares of common stock to an investor for $2,000 at a purchase price of $0.025 per share.

Effective May 19, 2021, the Company granted 16,800,000 restricted $0.001 par value common shares to 14 key consultants, all of whom had made significant contributions to the Company over an extended period of time. All of the common shares were vested fully on the grant date. Of the 16,800,000 shares, 15,300,000 were issued between June 22, 2021, and July 2, 2021. The remaining 1,500,000 shares were not issued because the consultant had not been onboarded and signed the agreement. The 15,300,000 vested shares of common stock were valued at $0.0125 per share, the quoted market price on the date of grant and the Company recorded $191,250 of stock compensation expense in the accompanying Statement of Operations on the grant date of May 19, 2021.

Effective June 22, 2021, the Company issued 40,000 shares of common stock that were issuable at April 30, 2021 and related to a February 2021 sale of common stock at $0.025 per share.

From August 4, 2021, through August 10, 2021, the lender of a $55,000 convertible unsecured promissory note elected to convert the entire principal amount and $2,750 of accrued interest into 11,105,664 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

On August 10, 2021, the lender of an original $80,000 convertible secured promissory note elected to convert $5,998 of the principal amount into 2,498,971 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

From September 17, 2021, through September 27, 2021, the lender of a $41,000 convertible unsecured promissory note elected to convert the entire principal amount and $2,050 of accrued interest into 4,659,872 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

On November 4, 2021, the lender of a $48,000 convertible unsecured promissory note elected to convert the entire principal amount and $2,400 of accrued interest into 7,098,592 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

On December 9, 2021, the lender of a $53,000 convertible unsecured promissory note elected to convert the entire principal amount and $2,650 of accrued interest into 9,594,828 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

On January 13, 2022, the lender of an original $100,000 convertible unsecured promissory note elected to convert $6,170 of the principal and $2,648 of accrued interest into 1,348,348 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

On January 28, 2022, the lender of an original $80,000 convertible secured promissory note elected to convert $7,200 of the principal amount into 1,000,000 shares of the Company’s $0.001 par value common stock. See Note 3 – Debt.

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MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 5 – STOCK (Continued)

From February 17, 2022 through April 26, 2022, the Company received $1,151,326 of proceeds, net of offering costs, from the sale of 55,119,047 shares of stock at $0.021 per share in relation to the Company’s Form 1-A Regulation A Offering Statement with the SEC for the sale of 125,000,000 shares of $0.001 par value common stock. Additionally, the Company received subscriptions for 9,200,000 shares of stock at $0.21 per share or $193,200. However, the subscription had not been funded as of the date of this filing. See Note 1 – Nature of Operations, Basis of Presentation, Going Concern, and Summary of Significant Accounting Policies and Note 9 – Subsequent Events.

NOTE 6 – STOCK BASED COMPENSATION

The following table summarizes stock option activity of the Company for the year ended April 30, 2022:

	Stock Options Outstanding
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Life (Years)	Value

Outstanding, April 30, 2021	1,200,000	$0.05	3.21	$-
Outstanding, April 30, 2022	1,200,000	$0.05	2.21	$-
Exercisable, April 30, 2022	1,200,000	$0.05	2.21	$-

Stock Warrants

Effective October 26, 2020, 300,000 stock warrants at an exercise price of $0.30 per share expired.

Effective May 19, 2021, the Company granted 8,150,000 warrants to 13 key consultants, all of whom had made significant contributions to the Company over an extended period of time. All of the warrants to purchase shares, were vested fully on the grant date. The terms of the warrants are an exercise price of $0.07 per share and an expiration date of January 31, 2024.

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MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 6 – STOCK BASED COMPENSATION (Continued)

The Company evaluated the issuance of the issued warrants in accordance with ASC 505-50, Equity Based Payments to Non-Employees, using the Black Scholes Pricing Model to determine the fair value. The fair value for the stock warrants was $98,781, which was recorded to stock compensation expense on the grant date of May 19, 2021.

The Company used the following assumptions in estimating fair value:

Stock Price	$0.0125
Exercise Price	$0.070
Expected Remaining Term	2.68 years
Volatility	302%
Annual Rate of Quarterly Dividends	0.00%
Risk Free Interest Rate	0.01%

On November 24, 2021, in relation to a $315,000 Convertible Secured Promissory Note (See Note 3 Debt), the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 10,000,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 15,000,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 15,000,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity.  Additionally, the Company issued the lender’s broker representative a warrant with a three (3) year term to acquire 540,000 shares of common stock of the Company at an exercise price of $0.042 per share.  the Company issued the lender two warrants, (1) non-cancellable five (5) year term to acquire 10,000,000 shares of common stock of the Company at an exercise price of $0.035 per share and (2) cancellable five (5) year term to acquire 15,000,000 shares of common stock of the Company at an exercise price of $0.035 per share.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants.  As a result, the Company allocated $145,947 to the warrants which was recorded as a debt discount with an offset to additional paid in capital in the accompanying financial statements.  The warrant calculations used the following assumptions: The warrant calculations used the following assumptions: stock price $0.0116, warrant exercise price $0.03 to $0.042, expected term of 5 years, expected volatility of 317% and discount rate of 0.82%. The debt discount for the warrant will be amortized over the one-year term of the Note.

On April 18, 2022, in relation to a $560,000 Convertible Secured Promissory Note (See Note 3 Debt), the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 13,350,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity.  Additionally, the Company issued the lender’s broker representative a warrant with a five (5) year term to acquire 1,080,000 shares of common stock of the Company at an exercise price of $0.03 per share.

F-82

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 6 – STOCK BASED COMPENSATION (Continued)

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants.  As a result, the Company allocated $279,362 to the warrants which was recorded as a debt discount with an offset to additional paid in capital in the accompanying financial statements.  The warrant calculations used the following assumptions: (1) 3- year term warrants - stock price $0.0227, warrant exercise price $0.025, expected term of 3 years, expected volatility of 314% and discount rate of 0.82% and (2) 5- year term warrants - stock price $0.0227, warrant exercise price $0.035, expected term of 5 years, expected volatility of 317% and discount rate of 0.82%.

The following table summarizes stock warrant activity of the Company for the year ended April 30, 2022:

	Stock Warrants Outstanding
			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Life (Years)	Value

Outstanding, April 30, 2021	1,500,000	$0.021	1.02	$-
Granted May 19, 2021	8,150,000	$0.07	2.72	$-
Granted November 24, 2021	25,540,000	$0.021	4.48	$-
Granted April 18, 2022	27,780,000	$0.021	3.82	$-
Outstanding, April 30, 2022	62,970,000	$0.027	3.85	$-
Exercisable, April 30, 2022	62,970,000	$0.027	3.85	$-

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has previously accrued $777,111 comprised of $740,000 for unpaid former officer compensation and $37,111 for the employer’s share of payroll taxes related to the unpaid former officer compensation in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The accrued compensation is related to two former officers and the Company believes that because of the termination of all officers, there is no employment agreement or compensation due to the former officers.

Effective November 16, 2018, the Company entered into a Master Business Agreement (“Master Agreement”) with BDB Entertainment, Inc. to provide the following services related to the Company’s planned 2019 football season: (1) marketing and communications, (2) sponsorship development and sales, (3) distribution and broadcasts and (4) production and show creation. The consulting firm is owned by the William Lyons, the Chief Marketing Officer of the Company.

F-83

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 7 – RELATED PARTY TRANSACTIONS (Continued)

Effective December 31, 2020, the Master Agreement was changed to reflect a different entity controlled by Chief Marketing Officer, William Lyons Associates, Inc., and has a term through July 31, 2022 by virtue of an extension.  The Master Agree provides for both cash and common stock payments for each of the above four service areas. The services to be provided are contingent on the Company obtaining a minimum $3,000,000 of investor funding by July 31, 2022, by virtue of an extension.

At April 30, 2022 and 2021, the Company has recorded $210,868 and $177,868, respectively of accounts payable – related parties for Company related expenses. The April 30, 2022, balance of $210,868 is comprised of (1) $199,500 owed to the President, CEO, and member of the Board of Directors for payments made on behalf of the Company, (2) $10,962 owed to the Chief Financial Officer of the Company, (3) $336 owed to the Senior Vice President of Football Operations and $70 owed to the Vice President of Team Interface.

The $199,450 owed to the President, CEO and member of the Board of Directors includes $161,200 of expenses related to a consulting agreement with the Company, $36,800 of expenses related to an office in home and $1,500 of advances made to the Company. The $10,961 owed to the Chief Financial Officer of the Company is for the accrual of unpaid payroll from February 1, 2022 to February 25, 2022.  The $336 owed to the Senior Vice President of Football Operations and $70 owed to the Vice President of Team Interface are for accrued and unpaid expenses paid on behalf of the Company.

On March 5, 2020 and August 12, 2020, a member of the Board of Directors, provided $55,000 of proceeds to the Company through the issuance of two Note Payables, one for $25,000 and another for $30,000.  The Note Payable terms include an annual interest rate of 10% and are both payable on September 30, 2022, by virtue of an extension. At April 30, 2022, the Company has recorded the proceeds as note payable, related party. For the years ended April 30, 2022 and 2021, the Company recorded $5,500 and $4,645 of interest expense in the accompanying Statements of Operations and at April 30, 2022 and April 30, 2021, the Company has recorded $10,529 and $5,029 of accrued interest, related party in the accompanying Balance Sheets.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Lawsuit for Legal Fees

On May 9, 2009, a previous legal firm representing the Company filed a lawsuit against the Company in the U.S. District Court for the District of Delaware for failure to pay legal fees owed in the amount of $166,129. The Company negotiated with the legal firm and in July 2014, issued the legal firm 100,000 shares of common stock valued at $0.05 per share, the quoted market price on the date of grant, as a sign of good faith towards a resolution. On April 2, 2009, to avoid the cost of litigation, the Company agreed to a Consent of Judgment against it in the amount of $166,129.  The Company previously recorded $173,821 related to the dispute and is classified as accounts payable  in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The judgment amount remains unpaid, and the Company has had no further contact related to the judgment.

F-84

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 8 – COMMITMENTS AND CONTINGENCIES (Continued)

Attorney Lien

On August 2, 2017, the Company’s former legal counsel, submitted correspondence reflecting a “charging lien” for non-payment related to $243,034 of legal services provided to the Company, which included $19,453 of interest on unpaid invoices. The retainer agreement specified that interest will be charged at 1% per month for unpaid amounts. The Company recorded $26,880 and $26,880 of interest expense related to the unpaid invoices during the years ended April 30, 2022 and 2021, resulting in a total amount owed of $375,041 and $348,161, classified as accounts payable in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The “charging lien” states that the former legal counsel will retain all Company documents in his possession unless paid the amount outstanding as described above. The Company disputes the claim made by the former legal counsel.

Supplier Dispute:

In 2016, the Company entered an agreement with a Canadian entity to be the Company’s official uniform supplier. The supplier made a claim for a $140,000 payment, which the Company disputes and the Company has recorded $140,000 of accounts payable for the claim in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The Company disputes the charge with the supplier.

Vendor Lawsuits

Bankruptcy Trustee

A chapter 7 trustee (the “Trustee”) made a claim in 2016 against the Company relating to an October 1, 2014 agreement between the Company and debtor in the Chapter 7 bankruptcy (the “Debtor”).

On August 24, 2017, the Company and the Debtor agreed to a $50,000 settlement payment by the Company to the bankruptcy trustee to resolve the matter. On August 13, 2018, the Company and the Trustee executed a Stipulation and Consent Order specifying that the Company would pay the Trustee $50,000 by August 31, 2018. If payment were not made timely by the Company and was not cured within three (3) days of the August 31, 2018 date, a consent judgment in the amount of $70,000 would be entered against the Company. The Company did not make the required payment within the timeframe and as a result, a judgment in the amount of $70,000 was entered against the Company. The Company has previously recorded $70,000 for the potential settlement as accrued expenses in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The Company received notice on December 18, 2019 that the judgement had been purchased by a third party, who extended a 10-day offer to compromise and settle the judgment debt for $25,000. The Company rejected the offer, and the judgment remains unpaid. See Note 2 – Accrued Expenses and Note 9 – Subsequent Events.

Logo Design and Website development Vendor:

On August 4, 2017, a vendor of the Company, filed a lawsuit in the amount of $153,016 related to unpaid invoices for logo design and website development services provided. On December 18, 2017, the Company received a settlement demand for payment of consideration with a total value of $153,016, consisting of stock valued at $26,016 and periodic cash payments to be completed on or before June 1, 2018 totaling $127,000. Further negotiations ensued and ultimately the case was settled on or about March 5, 2018.

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MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 8 – COMMITMENTS AND CONTINGENCIES (Continued)

The settlement called for the Company to make a payment to the vendor in the sum of $10,000 immediately upon receipt of an initial tranche of funding. The Company was then required to make an additional payment of $30,000 on or before June 1, 2018. The Company’s failure to make the payments as outlined would result in the entry of a judgment in favor of the vendor against the Company in the sum of $153,016, said sum representing the full amount of the vendor’s claimed damages. The Company failed to make the required payment due to lack of funding and as such, on June 4, 2018, the vendor filed the stipulated judgment. The Company has recorded accounts payable to the vendor of $153,016 in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively as the judgment remains unpaid.

Investor Relations Vendor:

The Company previously entered into a contract with a vendor for investor relations services. On December 7, 2017, the Company received a demand for payment of $153,000. Per the demand letter, the sum was to be paid on or before December 15, 2017 and if not paid, collections and or legal actions could be instituted. The Company has recorded $124,968 of accounts payable to the vendor in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The difference in amounts is that the Company terminated the agreement in writing whereas the vendor continued to charge for services after the date of termination for which the Company disagrees.

Unpaid Taxes and Penalties

At April 30, 2022 and 2021, the Company owed the State of Delaware $110,154 for unpaid state income taxes from the tax year ended April 30, 2007. The Company does not owe income taxes for any other year than 2007. The unpaid state income taxes are included as state income taxes payable in accompanying Balance Sheets at April 30, 2022 and 2021, respectively. Additionally, the Company owes the State of Delaware for penalties and interest from the tax year ending April 30, 2007 of $283,983 and $261,087, which is included as accrued expenses in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively. The Company has an agreement with the State of Delaware to pay a minimum per month. However, due to cash flow constraints, the Company has been unable to pay the minimum monthly amounts and is in default of the agreement that may cause additional interest and penalties and lead to other collection efforts by the State of Delaware.

In September 2015, the Company reached an offer in compromise (“OIC”) settlement with the IRS for unpaid penalties and interest from the tax year ended April 30, 2007. The settlement was in the amount of $13,785, to be paid with a $1,000 payment upon the execution of settlement, then the balance of $1,757 paid in November 2015 and making up the 20% down payment of $2,757, a second installment payment of $2,208, and then four monthly payments of $2,205. The Company made all required payments in accordance with the settlement except for the final payment of $2,205.

The Company received correspondence from the IRS that because of an application fee not being paid with the original OIC, the Company was required to submit a new OIC and the required application fee. In October 2016, the Company had a telephone call with an IRS representative and were informed to offer the last payment that was due on the original OIC of $2,205 as discussed above and pay 20% of that balance. On October 5, 2016, the Company sent to the IRS by certified mail two checks in the amount of $186 (application fee for the new OIC) and $449 (20% or $441 of the $2,205 remaining original OIC payment and an $8 processing fee).

F-86

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 8 – COMMITMENTS AND CONTINGENCIES (Continued)

The Company applied $441 against the remaining payment owed and the balance of $1,764 is included in accrued expenses in the accompanying Balance Sheets at April 30, 2022 and 2021, respectively.  (See Note 2 – Accrued Expenses). As of the date of these financial statements, the Company has not received any further correspondence form the IRS and the Company is considered in default of the settlement agreement and the IRS could void or restructure the agreement.

Master Services Agreement

Effective February 5, 2019, the Company entered into a Master Services Agreement (“Master Services”) with a third-party consulting firm to provide social and digital consulting services. The Master Services included an initial Statement of Work (“SOW”) in the amount of $167,500 for services through October 31, 2019. The SOW provided for an initial signing payment of $25,000 and $15,000 payments to be made through October 31, 2019 for services provided. The Company made the $25,000 signing payment on February 21, 2019.

The parties disputed the services provided and terminated the agreement in July 2019. A legal firm representing the consulting firm contacted the Company and claimed that the Company owes $90,000 for services, which the Company disputes. The Company completed an analysis of services provided and believes that the $90,000 claim is significantly overstated. Based upon invoices that were provided by the consulting firm later, the Company has recorded $60,000 of accounts payable in the accompanying Balance Sheets at April 30, 2022 and 2021, which the Company disputes.

Property Under Lease

The Company leases a 9,000 sq. ft. warehouse facility in San Antonio, TX to store approximately 30,000 items of football equipment for which the Company purchased on April 21, 2022. The lease has a one-year term through March 2023, payable at $7,412 monthly, including $2,012 for common area maintenance and expenses.

NOTE 9 – SUBSEQUENT EVENTS

Effective May 6, 2022, the Company signed an Equity Line Purchase Agreement whereby subject to the terms and conditions set forth, the Company will sell to the Investor up to Ten Million Dollars ($10,000,000) or Four Hundred Million (400,000,000) shares of registered common stock, $0.001 par value per share.

Subject to the satisfaction of all of the conditions set forth in the Agreement, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase a minimum of twenty thousand dollars ($20,000) and up to a maximum of; (i) two hundred fifty thousand dollars ($250,000), or (ii) one hundred and fifty percent (150%) of the average daily volume traded for the Company’s common stock during the relevant Valuation Period (subject to adjustments for stock splits, dividends, and similar occurrences), subject to the Available Amount. The Valuation Period is the ten (10) consecutive Business Days immediately preceding, but not including the date a Purchase Notice is delivered.  The maturity date of the Agreement is November 6, 2022.

F-87

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

The Purchase Price is 75% of the lowest traded price of the Common Stock during the Valuation Period. Following an up-list of the Common Stock on The Nasdaq Stock Market or an equivalent national exchange, the Purchase Price shall be set at eighty percent (80%) of the lowest traded price of the Company’s Common Stock during the Valuation Period, subject to a floor of $0.01, per share (subject to adjustments for stock splits, dividends, and similar occurrences).   The right of the Company to commence sales of the common stock is subject to the satisfaction that a Registration Statement shall have been declared and remain effective by and with the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC.

Through the date of this Form 10-K, the Registration Statement had not been declared effective and as such, no sales of stock have occurred.

Effective May 26, 2022, the Company executed a settlement agreement with an unsecured convertible note payable lender related to the Company not having sufficient shares of stock reserved for a conversion requested in January 2022.  The settlement was a release by the lender of any and all rights that the lender could have requested in exchange for the issuance of 2,600,000 shares of the Company’s $0.001 par value common stock.  In exchange for the issuance of the shares, the remaining $6,000 outstanding principal balance of the note payable and accrued interest of $1,221 or $7,221 in total were cancelled. The difference between the $7,221 and $2,600 par value of the shares issued or $4,621 will be recorded as an offset to additional paid in capital.   See Note 3 – Debt.

On May 23, 2022, a lender of a $315,000 convertible unsecured promissory note dated November 24, 2021 elected to convert $135,670 of the principal amount, $18,020 of accrued interest and a $1,750 note conversion fee into 26,800,000 shares of the Company’s $0.001 par value common stock and the principal balance of the promissory note is $179,330 after the conversion. As a result of the conversion, the Company adjusted previously recorded debt issue costs to interest expense in the amount of $44,033 and the debt issue costs balance is $58,202 after the conversion.  See Note 3 – Debt.

On July 5, 2022, the same lender of the $315,000 convertible unsecured promissory note dated November 24, 2021 discussed above, elected to convert $42,587 of the principal amount, $2,063 of accrued interest and a $1,750 note conversion fee into 8,000,000 shares of the Company’s $0.001 par value common stock and the principal balance of the promissory note is $136,743 after the conversion. As a result of the conversion, the Company adjusted previously recorded debt issue costs to interest expense in the amount of $34,458 and the debt issue costs balance is $23,744 after the conversion.  See Note 3 – Debt.

On May 23, 2022, the Company signed an SPA and a Senior Secured Convertible Note (the “Note”) in the aggregate principal amount of $560,000 with an original issue discount of 10% OID.  The Company received $468,760 of net proceeds from the issuance of the Note after payment of $56,000 for the OID and $35,240 of debt issuance costs. The Note is convertible into shares of the Company’s $0.001 par value common stock.  The Company will have the option to prepay prior to maturity by paying the outstanding principal, accrued and unpaid interest and a $1,750 administrative fee.

Interest on the Note will be incurred at the rate of 12% per annum and the Note has a maturity date one year from the date of the Note or May 23, 2023. In the event of an event of default, interest will be at the rate of sixteen percent (16%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

F-88

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

The conversion price is a fixed $0.021 per share and conversion is not permitted for a minimum of six (6) months from the closing date of the Note and the Company will ensure that common stock is reserved for issuance on a 1.5 to 1 basis. If an Event of Default exists at any time after the Issue Date hereof, but prior to the Conversion Date has existed, the Company shall pay to the lender an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) multiplied by 125%.

In relation to the Note, the Company issued the lender two warrants, (1) non-cancellable three (3) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.025 per share and (2) cancellable five (5) year term to acquire 13,350,000 shares of common stock of the Company at an exercise price of $0.035 per share. The 13,350,000 five (5) year warrant is cancellable if the Company repays the Note prior to maturity.  Additionally, the Company issued the lender’s broker representative a warrant with a three (3) year term to acquire 1,080,000 shares of common stock of the Company at an exercise price of $0.025 per share.

The Company evaluated the Note in accordance with ASU 2020-06 ASU 2020-06 “Debt—Debt with Conversion and Other Options” and determined that the conversion price is at a fixed rate. Further, due to the adoption of ASU 2020-06, no beneficial conversion feature was recorded. As a result, on the Note date of May 23, 2022, the Company will record $560,000 as the liability for the Note with offsets of $56,000 for the OID and $35,240 of debt issue costs, both are being amortized to interest expense over the one-year term of the Note.

The Company evaluated the warrants and determined that there was no embedded conversion feature as the warrants contained a set exercise price with an adjustment only based upon customary items including stock dividends and splits, subsequent rights offerings, and pro rate distributions. The Company calculated the relative fair value between the note and the warrants on the issue date utilizing the Black Scholes Pricing Model for the warrants.  As a result, the Company will allocate $274,962 to the warrants which will be recorded as a debt discount with an offset to additional paid in capital.  The warrant calculations used the following assumptions: (1) 3- year term warrants - stock price $0.022, warrant exercise price $0.025, expected term of 3 years, expected volatility of 283% and discount rate of 1.07% and (2) 5- year term warrants - stock price $0.022, warrant exercise price ($0.03 to $0.035), expected term of 5 years, expected volatility of 317% and discount rate of 1.07%. The debt discount for the warrants will be amortized over the one-year term of the Note. In total, the Company will record $370,602 of debt discounts on the date of the Note (OID, debt discount cost and warrants). As a result of the Company’s Regulation A amended pricing of $0.0168 per share on July 18, 2022, this triggered down round protection of the warrant exercise price and number of warrants issued (including the Nov. 2021 and April 2022 funding) however, the lender granted the Company a written waiver of issuing additional warrants along with forgoing the reduced exercise price as provided in the warrant anti-dilution language.  See Note 3 – Debt.

From May 11, 2022 through July 20, 2022, the Company received $549,800 of proceeds from the sale of 29,157,141 shares of stock at $0.021 per share in relation to the Company’s Form 1-A Regulation A Offering Statement with the SEC for the sale of 125,000,000 shares of $0.001 par value common stock. Additionally, the Company received $40,000 of proceeds from three Reg A investors but have not been processed into 1,904,761 shares because of technical paperwork items with the subscription documents. The Company anticipates that the technical items will be corrected in the near future and the shares will be issued to the investors.

F-89

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

A chapter 7 trustee (the “Trustee”) made a claim in 2016 against the Company relating to an October 1, 2014 agreement between the Company and debtor in the Chapter 7 bankruptcy (the “Debtor”). In relation to the claim, the Company had previously recorded a $70,000 payable for a bankruptcy vendor judgment from August 2018.  Effective June 10, 2022, the Company settled the bankruptcy vendor judgment for a cash payment of $12,500. The judgment had been purchased by a third party in December 2019 and the cash payment is full and final settlement including an executed general waiver and release in favor of the judgment debtor. As a result of the settlement, the Company will record a $57,500 gain on settlement.  See Note 8 – Commitments and Contingencies.

On June 29, 2022, a lender of a $55,000 convertible unsecured promissory note dated January 4, 2022 elected to convert $25,000 of the principal amount into 1,811,594 shares of the Company’s $0.001 par value common stock and the principal balance of the promissory note is $30,000 after the conversion. As a result of the conversion, the Company adjusted previously recorded debt issue costs to interest expense in the amount of $1,199 and the debt issue costs balance is $847 after the conversion.  See Note 3 – Debt.

On July 11, 2022, the same lender of the $55,000 convertible unsecured promissory note dated January 4, 2022 discussed above, elected to convert the remaining $30,000 balance of the principal amount and $2,200 of accrued interest into 2,333,333 shares of the Company’s $0.001 par value common stock and the principal balance of the promissory note is $0 after the conversion. As a result of the conversion, the Company adjusted the remaining balance of the previously recorded debt issue costs to interest expense in the amount of $847.  See Note 3 – Debt.

From May 20, 2022 through June 24, 2022, the Company executed lease deposits for 4 stadiums in Alabama, Arkansas, Ohio and Virginia related to game locations for the 2022 football season to commence August 9, 2022.  In total, the Company paid $115,000 for the lease deposits.

On June 13, 2022, the Company signed an SPA with an investor that provides for the issuance of a 10% convertible promissory note in the aggregate principal amount of $100,000, convertible into shares of common stock of the Company. Additionally, the SPA provided for the issuance of five million (5,000,000) shares of the Company’s $0.001 par value common stock.  The Company received $100,000 of proceeds for working capital purposes from the issuance of the convertible promissory note. Any amount of the principal or interest which is not paid when due shall bear interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in six (6) months from the date of issuance or January 13, 2023.

F-90

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

The principal amount of the promissory note may be prepaid in full solely during the dates set forth below, which shall be subject to the following upward adjustments, subject to the payment period upon which the date all amounts hereunder are paid in full by the Borrower occurs, as follows:

Date of Note Satisfaction	Payment Amount
0 to 45 days after the Issue Date	125% of principal amount plus accrued interest

Subsequent to 45 days after the Issue Date, the Company has no right or option to prepay the principal amount.

The lender from time to time, and at any time during the period beginning on the date which is forty five (45) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Percent (50%) of the of the lowest trading price of the Common Stock during the twenty (20) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $200,000. In accordance with ASC 480, the convertible promissory note will be recorded as stock settled debt on the note issue date of July 13, 2022, recorded as a $100,000 put premium liability with an offset to interest expense.

The Company evaluated the 5,000,000 shares of stock issued and calculated the relative fair value between the note and the stock on the issue date utilizing the $0.0215 trading price of the stock on July 13, 2022, the date of issuance.  As a result, the Company will allocate $51,807 to the stock which will be recorded as a debt discount with an offset to additional paid in capital.  The debt discount for the stock will be amortized over the sic month term of the Note.

On June 29, 2022, the Company signed an SPA with an investor that provides for the issuance of an 8% convertible promissory note in the aggregate principal amount of $55,000, convertible into shares of common stock of the Company. The Company received $52,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent( 22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or June 29, 2023.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $84,615. In accordance with ASC 480, the convertible promissory note will be recorded as stock settled debt on the note issue date of June 29, 2022, recorded as a $29,615 put premium liability with an offset to interest expense.

On June 29, 2022, the Company will record debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term.

F-91

MAJOR LEAGUE FOOTBALL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED APRIL 30, 2022 AND 2021

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

On July 15, 2022, the Company received $160,000 of net proceeds from the issuance of a $200,000 face value note payable with an original issue discount of $40,000. Interest is accrued at ten percent (10%) annually and the principal amount and interest shall be due and payable in seven equal monthly payments of thirty-one thousand, four hundred twenty-eight dollars and fifty-seven cents ($31,428.57), commencing on December 15, 2022 and continuing on the 15th day of each month thereafter until paid in full not later than July 15, 2023 (the "Maturity Date".

Any amount of the principal or interest which is not paid when due shall bear interest at the rate of the lower of twenty-two percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

On July 22, 2022, the Company signed an SPA with an investor that provides for the issuance of an 8% convertible promissory note in the aggregate principal amount of $53,000, convertible into shares of common stock of the Company. The Company received $50,000 of net proceeds for working capital purposes from the issuance of the convertible promissory note with debt issue costs paid to or on behalf of the lender of $3,000. Any amount of the principal or interest which is not paid when due shall bear Interest at the rate of the lower of twenty-two percent( 22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid. The convertible promissory note is due in one (1) year from the date of issuance or July 22, 2023.

The lender from time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of this convertible promissory note and ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, has the right, at its election, to convert all or part of the outstanding and unpaid principal sum and accrued interest into shares of common stock of the Company, subject to certain conversion limitations set forth in the convertible promissory note and certain price protection described below, as per the conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is equal to Sixty Five Percent (65%) of the of the average of the three lowest trades of the Common Stock during the ten (10) trading Days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.

The Company evaluated the promissory note in accordance with ASC 480 “Distinguishing Liabilities From Equity” because the convertible promissory note (1) embodies an unconditional obligation, (2) requires the Company to settle the unconditional obligation by issuing a variable number of its common shares, and (3) is based solely on a fixed monetary amount known at inception as the lender will receive $81,538. In accordance with ASC 480, the convertible promissory note will be recorded as stock settled debt on the note issue date of June 29, 2022, recorded as a $28,538 put premium liability with an offset to interest expense.

On July 22, 2022, the Company will record debt issue costs of $3,000 as an offset to the promissory note to be amortized over the 1-year term.

F-92

512,703,970 Shares of Common Stock

Major League Football, Inc.

_________________________

PROSPECTUS

_________________________

_______________, 2023

37

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholder. All of the amounts shown are estimates, except for the SEC registration fee.

Type	Amount
SEC registration fee	$99.20
Accounting fees and expenses*	10,000
Legal fees and expenses*	17,500
Printing expenses*	1,500
Miscellaneous fees and expenses*	1,000
Total expenses*	30,099.20
* Estimated

Item 14. Indemnification of Directors and Officers

Articles Sixth and Seventh of the Company’s Certificate of Incorporation, as amended, provides, as follows:

“Sixth: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation at the time of such repeal or modification.

“Seventh: A. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article SEVENTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

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“B. If a claim under Paragraph A of this Article SEVENTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

“C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

“D. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

The following is a summary of transactions by us within the past three years involving sales or our securities that were not registered under the Securities Act.

During 2023, the company has issued securities that were not registered under the Securities Act, as follows:

Common Stock

During 2023, a total of 127,269,303 shares of Company Common Stock have been issued in payment of indebtedness under convertible promissory notes in the total amount of $85,300. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2023, a total of 125,000,000 shares of Company Common Stock have been sold for $61,875 in cash under the Alumni Equity Line. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, the Company issued securities that were not registered under the Securities Act, as follows:

Convertible Promissory Notes

On January 4, 2022, the Company issued a convertible promissory note in the principal amount of $55,000 to Sixth Street Partners LLC. The note is due January 4, 2023, had an interest rate of 12% per annum and were convertible into Company Common Stock at a discount of 35% of the lowest trading price in the last 20 trading days.

On April 18, 2022, the Company issued a senior secured promissory note in the principal amount of $560,000 to Mast Hill Fund LLC. The note is due April 18, 2023, had an interest rate of 16% per annum and were convertible into Company Common Stock at $0.021 per share.

39

On May 23, 2022, the Company issued a senior secured promissory note in the principal amount of $560,000 to Mast Hill Fund LLC. The note is due May 23, 2023, had an interest rate of 16% per annum and were convertible into Company Common Stock at $0.021 per share.

On June 29, 2022, the Company issued a convertible promissory note in the principal amount of $80,000. The note is due June 29, 2023, and is convertible at 65% of the three lowest trades of Company common stock during the 10 trading days immediately preceding a conversion date.

On July 13, 2022, the Company issued a convertible promissory note in the principal amount of $80,000  bearing interest at 10% per annum. The note is due January 13, 2023, and is convertible at 60% of the lowest trade of Company common stock during the 20 trading days immediately preceding a conversion date.

On July 15, 2022, the Company issued a convertible promissory note in the principal amount of $53,000, bearing interest at 8% per annum. The note is due July 15, 2023, and is convertible at 65% of the three lowest trades of our common stock during the 10 trading days immediately preceding a conversion date.

On September 1, 2022, the Company issued a convertible promissory note in the principal amount of $55,000, with OID of $5,500 and bearing interest at 12% per annum. The note is due September 1, 2023, and is convertible at $.0007 per share after six months.

Common Stock

During 2022, a total of 29,148,348 shares of Company Common Stock have been issued in payment of indebtedness under convertible promissory notes in the total amount of $171,404. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, a total of 66,776,189 shares of Company Common Stock have been sold for cash in the total amount of $1,402,300. These shares of Company Common Stock were issued in reliance on the exemption provided by Regulation A under the Securities Act.

31,250,000 shares of our common stock were issued to Alumni Capital, LP under the Alumni Agreement as a commitment fee. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

31,250,000 shares of our common stock were issued to JanBella Group, LLC under the JanBella Agreement as a commitment fee. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, we issued 1,720,000 shares of Common Stock to two consultants for services. The shares were valued at $0.00130 per share. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, we issued 167,730,445 share of Common Stock on the exercise of cashless warrants. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, we issued 34,588,085 shares of Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $24,212. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

Warrants

During 2022, the Company has issued 1,008,000 warrants to J.H. Darbie & Co., pursuant to a finder’s fee agreement, which warrants have an exercise period of five years at an exercise price of $0.03 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, the Company issued 83,333,333 warrants to Alumni Capital, LP, pursuant to the Alumni Agreement, which warrants have an exercise period of five years at an exercise price of $0.03 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, the Company issued 83,333,333 warrants to JanBella Group, LLC, pursuant to the JanBella Agreement, which warrants have an exercise period of five years at an exercise price of $0.03 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2022, we issued two warrants to a lender: (1) a non-cancellable warrant with a three-year term to acquire 30,000,000 shares of Common Stock at an exercise price of $0.0007 per share; and (2) a cancellable five-year term to acquire 47,000,000 shares of Common Stock at an exercise price of $0.035. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2021, the Company issued securities that were not registered under the Securities Act, as follows:

Convertible Promissory Notes

On February 3, 2021, the Company issued a convertible promissory note in the principal amount of $55,000. The note was due February 3, 2022, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 35% of the lowest trading price in the last 20 trading days.

On March 17, 2021, the Company issued a convertible promissory note in the principal amount of $41,000. The note was due March 17, 2022, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 35% of the lowest trading price in the last 20 trading days.

On May 3, 2021, the Company issued a convertible promissory note in the principal amount of $48,000. The note was due May 3, 2022, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 40% of the lowest trading price in the last 20 trading days.

On June 7, 2021, the Company issued a convertible promissory note in the principal amount of $53,000. The note was due June 7, 2022, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 40% of the lowest trading price in the last 20 trading days.

On August 3, 2021, the Company issued a convertible secured promissory note in the principal amount of up to $750,000. The note was due August 3, 2023, had an interest rate of 12% per annum and were convertible into Company Common Stock at a discount of 30% of the lowest trading price in the last 20 trading days, but only after an event of default.

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On November 24, 2021, the Company issued a senior secured promissory note in the principal amount of $315,000 to Mast Hill Fund LLC. The note is due November 24, 2022, had an interest rate of 16% per annum and were convertible into Company Common Stock at $0.008 per share.

The issuances of the foregoing convertible promissory notes were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act, as the transactions did not involve a public offering, there was no general solicitation and the investor was accredited.

Warrants

During the three months ended June 30, 2021, the Company issued 8,150,000 warrants, which warrants have an exercise period of five years at an exercise price of $0.07 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended December 31, 2021, the Company issued 540,000 warrants to J.H. Darbie & Co., pursuant to a finder’s fee agreement, which warrants have an exercise period of five years at an exercise price of $0.042 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended December 31, 2021, the Company issued 25,000,000 warrants, which warrants have an exercise period of five years at an exercise price of $0.04 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

Common Stock

During the three months ended March 31, 2021, a total of 15,000,000 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $28,500. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended March 31, 2021, a total of 1,453,332 shares of Company Common Stock were sold for cash in the total amount of $14,300. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended June 30, 2021, a total of 440,000 shares of Company Common Stock were sold for cash in the total amount of $1,800. These shares of Company Common Stock were issued in reliance on the exemption provided by Regulation A under the Securities Act.

During the three months ended June 30, 2021, a total of 14,700,000 shares of Company Common Stock were issued to eleven persons associated with the Company pursuant to the Company’s stock plan. These shares of Company Common Stock were issued in reliance on the exemption provided by Regulation A under the Securities Act.

During the three months ended September 30, 2021, a total of 18,264,507 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $106,798. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended September 30, 2021, a total of 600,000 shares of Company Common Stock were issued to two persons associated with the Company pursuant to the Company’s stock plan. These shares of Company Common Stock were issued in reliance on the exemption provided by Regulation A under the Securities Act.

During the three months ended December 31, 2021, a total of 16,693,420 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $106,050. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2020, the Company issued securities that were not registered under the Securities Act, as follows:

Convertible Promissory Notes

On January 21, 2020, the Company issued a convertible promissory note in the principal amount of $38,000. The note was due January 21, 2021, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 40% of the lowest trading price in the last 20 trading days.

The issuance of the foregoing convertible promissory notes were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

Common Stock

During the three months ended March 31, 2020, a total of 28,194,463 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $74,626. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended June 30, 2020, a total of 190,903,669 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $148,702. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

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During the three months ended June 30, 2020, a total of 600,000 shares of Company Common Stock were sold for cash in the total amount of $20,400. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended September 30, 2020, a total of 45,538,729 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $61,744. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended September 30, 2020, a total of 5,000,000 shares of Company Common Stock were sold for cash in the total amount of $10,000. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended December 31, 2020, a total of 21,500,000 shares of Company Common Stock were sold for cash in the total amount of $385,000. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During 2019, the Company issued securities that were not registered under the Securities Act, as follows:

Convertible Promissory Notes

On May 2, 2019, the Company issued two convertible promissory notes in the aggregate principal amount of $200,000. The notes were due May 2, 2020, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 40% of the lowest trading price in the last 20 trading days.

On May 8, 2019, the Company issued a convertible promissory note in the principal amount of $150,000. The note was due May 8, 2020, had an interest rate of 12% per annum and were convertible into Company Common Stock at a discount of 39% of the lowest trading price in the last 20 trading days.

On December 5, 2019, the Company issued a convertible promissory note in the principal amount of $63,000. The note was due December 5, 2020, had an interest rate of 10% per annum and were convertible into Company Common Stock at a discount of 40% of the lowest trading price in the last 20 trading days.

The issuances of the foregoing convertible promissory notes were exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act.

Warrants

One May 8, 2019, the Company issued 1,500,000 warrants as a commitment fee to an investor, which warrants have an exercise period of three years at an exercise price of $0.10 per share. These warrants were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

Common Stock

During the three months ended March 31, 2019, a total of 2,173,913 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $5,000. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended June 30, 2019, a total of 900,901 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $10,000. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended September 30, 2019, a total of 2,500,000 shares of Company Common Stock have been sold for cash in the total amount of $50,000. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended December 31, 2019, a total of 8,077,935 shares of Company Common Stock were issued in payment of indebtedness under convertible promissory notes in the total amount of $39,210. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

During the three months ended December 31, 2019, a total of 5,000,000 shares of Company Common Stock have been sold for cash in the total amount of $50,000. These shares of Company Common Stock were issued in reliance on the exemption provided by Section 4(a)(2) under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
3.1	Certificate of Incorporation	Exhibit 3.1 to Form 10 filed on January 25, 2005
3.2	Articles of Amendment to Certificate of Incorporation	Exhibit 3.2 to Form 8-K filed on May 7, 2013
3.3	Articles of Amendment to Certificate of Incorporation	Exhibit 3.1 to Form 8-K filed on June 6, 2014
3.4	Articles of Amendment to Certificate of Incorporation	Exhibit 99.1 to Form 8-K filed on November 12, 2014
3.5	Certificate of Designation	Exhibit 3.1 to Form 8-K filed on October 6, 2015
3.6	Articles of Amendment to Certificate of Incorporation	Exhibit 99.5 to Form 8-K filed on August 24, 2018
3.7	Articles of Amendment to Certificate of Incorporation	Exhibit 99.8 to Form 8-K filed on November 15, 2019
3.8	Articles of Amendment to Certificate of Incorporation	Exhibit 2.9 to Form 1-A filed on January 24, 2022
3.9	Articles of Amendment to Certificate of Incorporation	Exhibit 210 to Form 1-A filed on January 24, 2022
3.9.1	Articles of Amendment to Certificate of Incorporation	Filed herewith.
3.10	Bylaws	Exhibit 3.1 to Form 8-K filed on February 2, 2015
4.1	Specimen Stock Certificate evidencing the shares of common stock	Filed herewith.
4.2	Warrant dated November 30, 2021, issued by Major League Football, Inc. to J.H. Darbie & Co.	Filed previously.
4.3	Warrant dated April 20, 2022, issued by Major League Football, Inc. to J.H. Darbie & Co.	Filed previously.
4.3.1	Warrant dated August 31, 2022, issued by Major League Football, Inc. to JanBella Group, LLC	Exhibit 10.7.1 to Form 8-K filed on September 7, 2022
4.3.2	Warrant dated August 31, 2022, issued by Major League Football, Inc. to Alumni Capital, LP	Exhibit 10.8.1 to Form 8-K filed on September 7, 2022
5.1	Opinion of Newlan Law Firm, PLLC	Filed herewith.
10.1	Consulting Service Agreement between Major League Football, Inc. and Frank Murtha	Exhibit 6.1 to Form 1-A filed on January 24, 2022
10.2	Consulting Service Agreement between Major League Football, Inc. and John JJ Coyne	Exhibit 6.2 to Form 1-A filed on January 24, 2022
10.3	Master Business Agreement between Major League Football, Inc. and William Lyons Associates, Inc.	Exhibit 6.3 to Form 1-A filed on January 24, 2022
10.4	Purchase Agreement dated May 6, 2022, between Major League Football, Inc. and JanBella Group, LLC	Filed previously.
10.5	Finder’s Fee Agreement dated October 19, 2021, between Major League Football, Inc. and J.H. Darbie & Co.	Filed previously.
10.6	Convertible Promissory Note dated May 2, 2019, $100,000 principal amount, in favor of GS Capital Partners, LLC	Filed previously.
10.7	Convertible Promissory Note dated May 8, 2019, $150,000 principal amount, in favor of Auctus Fund, LLC	Filed previously.
10.8	Senior Secure Promissory Note dated November 24, 2021, $315,000 principal amount, in favor of Mast Hill Fund LLC	Filed previously.
10.9	Convertible Promissory Note dated January 4, 2022, $55,000 principal amount, in favor of Sixth Street Funding LLC	Filed previously.
10.10	Senior Secure Promissory Note dated April 18, 2022, $560,000 principal amount, in favor of Mast Hill Fund LLC	Filed previously.
10.11	Senior Secure Promissory Note dated May 23, 2022, $560,000 principal amount, in favor of Mast Hill Fund LLC	Filed previously.
10.12	Common Stock Purchase Agreement dated August 31, 2022, between Major League Football, Inc. and JanBella Group, LLC	Exhibit 10.7 to Form 8-K filed on September 7, 2022
10.13	Common Stock Purchase Agreement dated August 31, 2022, between Major League Football, Inc. and Alumni Capital, LP	Exhibit 10.8 to Form 8-K filed on September 7, 2022
23.1	Consent of Salberg & Company, P.A.	Filed herewith.
23.2	Consent of Newlan Law Firm, PLLC (included in Exhibit 5.1)	Filed herewith.
24.1	Power of Attorney (included on signature page hereof)	Included on Signature Page hereof.
107	File Fee Table	Filed herewith.
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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(b) Financial Statement Schedules.

None.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

(1)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)

That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Clearwater, Florida, on February 27, 2023.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Frank Murtha
Frank Murtha
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Frank Murtha, Chief Executive Officer and President, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Frank Murtha
Frank Murtha	Chief Executive Officer (Principal Executive Officer), President, and Director	February 27, 2023

/s/ Gregory F. Campbell
Gregory F. Campbell	Chief Financial Officer (Principal Financial Officer)	February 27, 2023

/s/ John JJ Coyne
John JJ Coyne	Executive Vice President and Director	February 27, 2023

/s/ Britt Jennings
Britt Jennings	Director	February 27, 2023

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